FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-05

Dated January 24, 2020	BBCMS 2020-C6

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2020-C6
$904,003,147 (Approximate Mortgage Pool Balance)

$792,922,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2020-C6

Barclays Capital Real Estate Inc. Societe Generale Financial Corporation Starwood Mortgage Capital LLC Mortgage Loan Sellers
Barclays		Société Générale

Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC		Drexel Hamilton
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 24, 2020	BBCMS 2020-C6

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, Bancroft Capital, LLC and Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2020-C6 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation 2017/1129/EU (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.  The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this document are made as of the date hereof.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$14,352,000	30.000%	2.87	3/20-12/24	39.6%	16.0%
A-2	AAA(sf) / AAAsf / AAA(sf)	$88,400,000	30.000%	4.84	12/24-1/25	39.6%	16.0%
A-3	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.6%	16.0%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.6%	16.0%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$26,810,000	30.000%	7.41	1/25-11/29	39.6%	16.0%
X-A	AAA(sf) / AAAsf / AAA(sf)	$615,862,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / A(high)(sf)	$177,060,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$105,576,000	18.000%	9.91	1/30-1/30	46.4%	13.7%
B	NR / AA-sf / AA(high)(sf)	$37,392,000	13.750%	9.91	1/30-1/30	48.8%	13.0%
C	NR / A-sf / A(sf)	$34,092,000	9.875%	9.96	1/30-2/30	51.0%	12.4%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB(high)(sf)	$29,693,000(10)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB+sf / A(low)(sf)	$12,097,000	8.500%	9.99	2/30-2/30	51.8%	12.2%
E	NR / BBB-sf / BBB(sf)	$17,596,000	6.500%	9.99	2/30-2/30	52.9%	12.0%
F-RR	NR / BB+sf / BBB(low)(sf)	$8,798,000	5.500%	9.99	2/30-2/30	53.5%	11.9%
G-RR	NR / BB-sf / BB(sf)	$13,198,000	4.000%	9.99	2/30-2/30	54.3%	11.7%
H-RR	NR / B-sf / B(high)(sf)	$8,798,000	3.000%	9.99	2/30-2/30	54.9%	11.5%
J-RR	NR / NR / B(low)(sf)	$9,897,000	1.875%	9.99	2/30-2/30	55.5%	11.4%
NR-RR	NR / NR / NR	$16,497,147	0.000%	9.99	2/30-2/30	56.6%	11.2%

Privately Offered Loan-Specific Certificates(9)

Class	Expected Ratings (DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(11)	Underwritten NOI Debt Yield(12)
F5T-A	A(low)(sf)	$23,085,000	78.419%	9.91	1/30-1/30	44.5%	11.5%
F5T-B	BBB(low)(sf)	$26,410,000	53.730%	9.91	1/30-1/30	50.4%	10.2%
F5T-C	BB(low)(sf)	$28,690,000	26.909%	9.91	1/30-1/30	56.9%	9.0%
F5T-D	B(low)(sf)	$28,785,000	0.000%	9.91	1/30-1/30	63.3%	8.1%

Non-Offered Vertical Risk Retention Interests(9)

Class	Expected Ratings (S&P / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield
VRR Interest(13)	NR / NR / NR	$24,200,000	N/A	9.18	3/20-2/30	N/A	N/A
F5T-VRR Interest(14)	NR / NR / NR	$5,630,000	N/A	9.91	1/30-1/30	N/A	N/A

(1)

In the case of each such Class, subject to a permitted variance of plus or minus 5%. The certificate balance of each of the VRR Interest and the F5T-VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates”, “Privately Offered Certificates“ or “Privately Offered Loan-Specific Certificates” in the table above, and neither the VRR Interest nor the F5T-VRR Interest is offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Pooled Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B and Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)

The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Pooled Principal Balance Certificates do not take into account the VRR Interest.  The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the Pooled Non-VRR Certificates (other than the Class X and Class R Certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement as set forth under “Description of the Certificates” in the Preliminary Prospectus dated January 27, 2020 (the “Preliminary Prospectus”).  The approximate initial credit support percentages show in the table above for the Pooled Principal Balance Certificates do not include the subordination provided by the F5 Tower subordinate companion loan (the “Trust Subordinate Companion Loan”) to the F5 Tower mortgage loan. The Privately Offered Loan-Specific Certificates will not provide credit support to any class of Pooled

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Indicative Capital Structure

Certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Loan-Specific Certificates each represent an interest) to the F5 Tower mortgage loan included in the mortgage pool.

(3)	Assumes 0% CPR / 0% CDR and a February 19, 2020 closing date. Based on modeling assumptions as described in the Preliminary Prospectus.

(4)

The “Certificate Principal to Value Ratio” for any Class of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Pooled Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)

The “Underwritten NOI Debt Yield” for any Class of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)

The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-3 and Class A-4 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial available certificate balance of the Class A-3 and Class A-4 Certificates is expected to be approximately $486,300,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 certificates are issued with an initial certificate balance of $486,300,000, the Class A-3 certificates will not be issued and the Class A-4 will be renamed Class A-3.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$0 – $230,000,000	N/A – 9.80	N/A / 11/29-12/29
Class A-4	$256,300,000 – $486,300,000	9.87 – 9.84	12/29-1/30 / 11/29-1/30

(7)

The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(9)

The Classes of Certificates set forth under “Privately Offered Certificates”, “Privately Offered Loan-Specific Certificates“ and “Non-Offered Vertical Risk Retention     Interests” in the tables above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.

(11)

The “Certificate Principal to Value Ratio” for any Class of Loan-Specific Certificates except for the F5T-VRR Interest is calculated as the product of (a) the Cut-off Date LTV for the F5 Tower Whole Loan, multiplied by (b) a fraction, the numerator of which is the sum of (i) the inital Certificate Balance of such class of the Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class (including any portions of F5T-VRR Interest that is considered to be pari passu or senior to such class) and (ii) the principal balance as of the Cut-off Date of the F5 Tower Mortgage Loan and the F5 Tower Pari Passu Companion Loans, and the denominator of which is the total initial Certificate Balance of all classes of Loan-Specific Certificates and the principal balance as of the Cut-off Date of the F5 Tower Mortgage Loan and F5 Tower Pari Passu Companion Loans.

(12)

The “Underwritten NOI Debt Yield” for any class of Loan-Specific Certificates (other than the F5T-VRR Interest) is calculated as the product of (a) the Underwritten NOI Debt Yield for the F5 Tower Whole Loan, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Loan-Specific Certificates and the principal balance as of the Cut-off Date of the F5 Tower Mortgage Loan and F5 Tower Pari Passu Companion Loans and the denominator of which is the sum of (i) the inital Certificate Balance of such class of the Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class (including any portions of F5T-VRR Interest that is considered to be pari passu or senior to such class) and (ii) the principal balance as of the Cut-off Date of the F5 Tower Mortgage Loan and the F5 Tower Pari Passu Companion Loans.

(13)

Barclays Capital Real Estate Inc., as the retaining sponsor for the securitization transaction constituted by the issuance of the Pooled Certificates, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $24,200,000 (the “VRR Interest”), which is expected to represent approximately 2.7% of all Pooled Principal Balance Certificates. The VRR Interest will be retained by Barclays Capital Real Estate Inc. or its “majority-owned affiliate”, in accordance with the U.S. credit risk retention rules. See “Credit Risk Retention” in the Preliminary Prospectus.

(14)

Barclays Capital Real Estate Inc., as the retaining sponsor with respect to the securitization transaction constituted by the issuance of the Loan-Specific Certificates, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $5,630,000 (the “F5T-VRR Interest”), which is expected to represent 5.0% of all Loan-Specific Certificates (other than the F5T-VRR Interest). A portion of the F5T-VRR Interest will be retained by each of Barclays Capital Real Estate Inc. or its “majority-owned affiliate” and DBR Investments Co. Limited or its “majority-owned affiliate”, in accordance with the U.S. credit risk retention rules.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Summary of Transaction Terms

Securities Offered:	$792,922,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc. and SG Americas Securities, LLC.
Co-Managers:	Bancroft Capital, LLC and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (50.5%), Societe Generale Financial Corporation (“SGFC”) (27.3%) and Starwood Mortgage Capital LLC (“SMC”) (22.2%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate).
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS MSTAR”).
Initial Risk Retention Consultation Parties:

The “pooled risk retention consultation party” will be a party selected by Barclays Capital Real Estate Inc. With respect to the F5 Tower whole loan, the risk retention consultation parties will be (i) a party selected by Barclays Capital Real Estate Inc. and (ii) a party selected by Deutsche Bank AG, New York Branch.

U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:

None of the sponsors, the underwriters, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about February 19, 2020.
Cut-off Date:

With respect to each mortgage loan, the related due date in February 2020, or in the case of any mortgage loan that has its first due date after February 2020, the date that would have been its due date in February 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2020.
Assumed Final Distribution Date:	The Distribution Date in February 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2053.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) and the Class F5T-A, Class F5T-B, Class F5T-C and Class F5T-D Certificates (the “Privately Offered Loan-Specific Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:

On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in January 2030 and the F5 Tower or Advance Auto Parts Portfolio mortgage loan is still an asset of the issuing entity, then such mortgage loans will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans and the Trust Subordinate Companion Loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Summary of Transaction Terms

Minimum Denominations:

The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:

The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	16	46	$456,574,026	50.5%
SGFC	9	46	$246,943,969	27.3%
SMC	20	26	$200,485,152	22.2%
Total:	45	118	$904,003,147	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$904,003,147
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	118
Average Cut-off Date Balance per Mortgage Loan:	$20,088,959
Weighted Average Current Mortgage Rate:	3.61658%
10 Largest Mortgage Loans as % of IPB(1):	53.4%
Weighted Average Remaining Term to Maturity/ARD:	113 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	2.75x
Weighted Average UW NOI Debt Yield(2):	11.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	56.6%
Weighted Average Maturity Date/ARD LTV(2)(4):	53.3%

Other Statistics
% of Mortgage Loans with Additional Debt:	30.8%
% of Mortgaged Loans with Single Tenants(5):	14.7%
% of Mortgaged Loans secured by multiple Properties:	15.3%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	359 months
% of Mortgage Loans with Interest-Only:	61.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	21.4%
% of Mortgage Loans with Amortizing Balloon:	8.8%
% of Mortgage Loans with Interest-Only followed by ARD-Structure	8.5%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	48.8%
% of Mortgage Loans with Springing Lockboxes:	36.0%
% of Mortgage Loans with Soft Lockboxes:	12.7%
% of Mortgage Loans with No Lockbox:	2.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	55.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	28.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(8):	53.2%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	40.1%

(1)	The 10 Largest Mortgage Loans as % of IPB include a cross-collateralized group of loans including Loan Nos. 10, 11, 12, 13, and 14 that are considered as one loan for purposes of this percentage.
(2)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(3)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes mortgage loans that are secured by multiple properties with multiple different tenants.
(6)	Excludes 25 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)

For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 6, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox for calculations shown.

(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	Parkmerced(3)	San Francisco, CA	Barclays	1	$65,000,000	7.2%	3,165	Multifamily	4.00x	11.1%	25.9%	25.9%
2	650 Madison Avenue	New York, NY	Barclays	1	$60,000,000	6.6%	600,415	Mixed Use	2.74x	10.0%	48.5%	48.5%
3	Kings Plaza	Brooklyn, NY	SGFC	1	$60,000,000	6.6%	811,797	Retail	3.07x	10.7%	54.1%	54.1%
4	545 Washington Boulevard	Jersey City, NJ	Barclays	1	$50,321,250	5.6%	866,706	Office	2.50x	8.8%	61.4%	61.4%
5	F5 Tower	Seattle, WA	Barclays	1	$50,000,000	5.5%	515,518	Office	3.33x	13.0%	39.4%	39.4%
6	Exchange on Erwin	Durham, NC	Barclays	1	$50,000,000	5.5%	316,061	Mixed Use	2.24x	7.9%	64.5%	64.5%
7	Bellagio Hotel and Casino	Las Vegas, NV	SGFC	1	$43,750,000	4.8%	3,933	Hotel	8.42x	28.3%	39.3%	39.3%
8	ExchangeRight Net Leased Portfolio #31	Various	Barclays	25	$40,000,000	4.4%	547,761	Various	2.56x	9.4%	62.1%	62.1%
9	CNP Headquarters	Lathrop, CA	SGFC	1	$33,800,000	3.7%	358,107	Industrial	1.66x	9.6%	64.6%	58.4%
10-14	Brooklyn Flats & 482 Seneca Avenue Portfolio(4)	Various, NY	SMC	5	$29,900,000	3.3%	50	Multifamily	1.73x	7.1%	63.7%	63.7%

	Top 3 Total/Weighted Average			3	$185,000,000	20.5%			3.29x	10.6%	42.4%	42.4%
	Top 5 Total/Weighted Average			5	$285,321,250	31.6%			3.16x	10.7%	45.2%	45.2%
	Top 10 Total/Weighted Average			38	$482,771,250	53.4%			3.30x	11.6%	50.6%	50.1%
	Non-Top 10 Total/Weighted Average			80	$421,231,897	46.6%			2.12x	10.8%	63.5%	57.0%

(1)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 5, with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)

In the case of Loan Nos. 1, 2, 4, 6 and 7, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)

In the case of Loan No.1, the mortgage loan and subordinate loan are interest-only for the entire term and accrue interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)

Loan Nos. 10 through 14 represent a pool of five cross-collateralized loans that are being grouped as a portfolio for purposes of the Ten Largest Mortgage Loans. All metrics related to the crossed loans are presented on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Parkmerced	Barclays	$65,000,000	$547,000,000	MRCD 2019-PRKC(2)	KeyBank	KeyBank	MRCD 2019-PARK GSMS 2020-GC45 Future Securitization(s)	$247,000,000 $37,500,000 $197,500,000
2	650 Madison Avenue	Barclays	$60,000,000	$586,800,000	MAD 2019-650M(2)	KeyBank	LNR	MAD 2019-650M CGCMT 2019-C7 GSMS 2020-GC45 BMARK 2020-C16 Future Securitization(s)	$1,000,000 $50,000,000 $50,000,000 $45,000,000 $380,800,000
3	Kings Plaza	SGFC	$60,000,000	$487,000,000	(3)	Wells	KeyBank	BANK 2020-BNK25 BMARK 2020-B16 Future Securitization(s)	$75,000,000 $50,000,000 $302,000,000
4	545 Washington Boulevard	Barclays	$50,321,250	$251,606,250	BANK 2020-BNK25	Wells	KeyBank	BNK 2020-BNK25 Future Securitization(s)	$81,285,000 $120,000,000
5	F5 Tower(4)	Barclays	$50,000,000	$185,000,000	BBCMS 2020-C6(2)	Midland	Midland	Future Securitization(s)	$135,000,000
6	Exchange on Erwin	Barclays	$50,000,000	$75,450,000	BBCMS 2020-C6	Midland	Midland	Future Securitization(s)	$25,450,000
7	Bellagio Hotel and Casino	SGFC	$43,750,000	$1,676,200,000	BX 2019-OC11	KeyBank	Situs	BX 2019-OC11 Third Party Purchaser GSMS 2020-GC45 BANK 2020-BNK25 BMARK 2020-B16 Future Securitization(s)	$716,000,000 $360,200,000 $60,000,000 $100,000,000 $60,000,000 $336,250,000
8	ExchangeRight Net Leased Portfolio #31	Barclays	$40,000,000	$73,875,000	BBCMS 2020-C6	Midland	Midland	Future Securitization(s)	$33,875,000

(1)	In the case of Loan Nos. 1, 2, 5, and 7, the Aggregate Pari Passu Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

(2)

In the case of Loan Nos. 1, 2, and 5, control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” in the Preliminary Prospectus.

(3)	In the case of Loan No. 3, the Whole Loan will be serviced in a securitization other than BBCMS 2020-C6 until the control note is securitized in a future securitization transaction.

(4)

In the case of Loan No. 5, the Trust Cut-off Date Balance excludes the $112.6 million trust subordinate companion loan which is included in the BBCMS 2020-C6 securitization trust but does not provide credit support for the pooled certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Parkmerced(4)	$65,000,000	$482,000,000	$1,228,000,000	$1,775,000,000	4.00x	0.78x	25.9%	84.1%	11.1%	3.4%
2	650 Madison Avenue	$60,000,000	$526,800,000	$213,200,000	$800,000,000	2.74x	2.01x	48.5%	66.1%	10.0%	7.3%
3	Kings Plaza	$60,000,000	$427,000,000	$53,000,000	$540,000,000	3.07x	1.73x	54.1%	60.0%	10.7%	9.6%
5	F5 Tower(5)	$50,000,000	$135,000,000	$161,100,000	$346,100,000	3.33x	1.63x	39.4%	73.6%	13.0%	6.9%
7	Bellagio Hotel and Casino	$43,750,000	$1,632,450,000	$1,333,800,000	$3,010,000,000	8.42x	4.06x	39.3%	70.7%	28.3%	15.7%

(1)

In the case of Loan Nos. 2 and 7, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan Nos. 1 and 5, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan No. 3, subordinate debt represents a mezzanine loan.

(2)

Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude any related Subordinate Companion Loans and mezzanine loan(s).

(3)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)

In the case of Loan No.1, the mortgage loan and subordinate debt are interest-only for the entire term and accrue interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360. The mezzanine loan is interest-only for the entire term and accrues interest on an Actual/360 basis and the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(5)

In the case of Loan No. 5, the Trust Cut-off Date Balance excludes the $112.6 million trust subordinate companion loan which is included in the BBCMS 2020-C6 securitization trust but does not provide credit support for the pooled certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Office	CBD	2	$100,321,250	11.1%	2.91x	10.9%	50.4%	50.4%
	Suburban	4	80,737,957	8.9	2.00x	11.5%	68.0%	58.9%
	Medical	1	2,988,832	0.3	2.56x	9.4%	62.1%	62.1%
	Subtotal:	7	$184,048,039	20.4%	2.51x	11.2%	58.3%	54.4%
Retail	Freestanding	62	$75,171,168	8.3%	2.55x	9.4%	63.6%	63.6%
	Super Regional Mall	1	60,000,000	6.6%	3.07x	10.7%	54.1%	54.1%
	Anchored	4	41,700,568	4.6%	2.89x	12.7%	52.9%	46.8%
	Shadow Anchored	1	5,362,500	0.6%	2.17x	13.0%	71.5%	57.5%
	Subtotal:	68	$182,234,236	20.2%	2.79x	10.7%	58.2%	56.4%
Mixed Use	Office/Retail	1	$60,000,000	6.6%	2.74x	10.0%	48.5%	48.5%
	Multifamily/Office/Retail	2	57,300,000	6.3%	2.18x	7.8%	63.1%	63.1%
	Office/Industrial	1	28,000,000	3.1%	2.05x	12.0%	64.4%	54.8%
	Retail/Office	1	15,100,000	1.7%	1.75x	7.4%	56.7%	56.7%
	Multifamily/Retail	1	11,270,000	1.2%	1.52x	6.5%	62.6%	62.6%
	Subtotal:	6	$171,670,000	19.0%	2.27x	9.1%	57.6%	56.0%
Multifamily	High Rise/Townhome	1	$65,000,000	7.2%	4.00x	11.1%	25.9%	25.9%
	Mid Rise	7	47,400,000	5.2%	1.71x	7.0%	62.9%	62.9%
	Garden	8	41,910,000	4.6%	2.07x	10.1%	66.2%	59.3%
	Subtotal:	16	$154,310,000	17.1%	2.77x	9.6%	48.2%	46.3%
Hotel	Full Service	1	$43,750,000	4.8%	8.42x	28.3%	39.3%	39.3%
	Limited Service	4	37,532,458	4.2%	2.03x	13.3%	65.6%	52.5%
	Select Service	1	20,000,000	2.2%	2.13x	13.5%	60.6%	49.7%
	Extended Stay	1	7,916,227	0.9%	2.40x	14.9%	68.2%	54.1%
	Subtotal:	7	$109,198,686	12.1%	4.64x	19.5%	54.3%	46.8%
Industrial	Manufacturing	1	$33,800,000	3.7%	1.66x	9.6%	64.6%	58.4%
	Warehouse	4	22,675,000	2.5%	2.03x	10.1%	66.5%	66.5%
	Flex	1	15,550,000	1.7%	2.59x	10.3%	55.5%	55.5%
	Subtotal:	6	$72,025,000	8.0%	1.98x	9.9%	63.2%	60.3%
Self Storage		4	$25,273,533	2.8%	1.57x	9.2%	64.9%	55.3%
Manufactured Housing		4	$5,243,653	0.6%	1.56x	9.7%	70.8%	57.2%
Total / Weighted Average:		118	$904,003,147	100.0%	2.75x	11.2%	56.6%	53.3%
(1)

Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(3)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	11	$193,770,000	21.4%	2.44x	9.1%	55.2%	55.2%
California	4	129,100,000	14.3%	3.22x	11.0%	39.9%	38.2%
Georgia	19	54,845,768	6.1%	1.81x	9.7%	69.8%	59.9%
New Jersey	2	54,288,250	6.0%	2.48x	8.8%	61.7%	61.7%
North Carolina	2	52,131,731	5.8%	2.22x	8.0%	64.6%	64.1%
Washington	1	50,000,000	5.5%	3.33x	13.0%	39.4%	39.4%
Pennsylvania	4	45,144,923	5.0%	2.02x	12.2%	67.9%	58.2%
Nevada	1	43,750,000	4.8%	8.42x	28.3%	39.3%	39.3%
Illinois	10	38,892,217	4.3%	2.30x	10.0%	63.2%	59.1%
Tennessee	4	28,689,625	3.2%	1.71x	10.0%	65.0%	56.7%
Florida	8	28,226,451	3.1%	2.28x	12.4%	61.7%	54.0%
Oregon	1	28,000,000	3.1%	2.05x	12.0%	64.4%	54.8%
Minnesota	2	19,154,518	2.1%	2.10x	10.3%	68.1%	59.9%
Arizona	2	18,950,000	2.1%	2.42x	10.2%	58.7%	56.7%
Missouri	4	15,915,618	1.8%	2.13x	10.0%	65.9%	65.9%
Indiana	3	15,419,607	1.7%	2.21x	13.2%	67.2%	55.0%
Maryland	1	14,500,000	1.6%	2.96x	13.1%	59.4%	59.4%
Virginia	4	10,725,766	1.2%	1.96x	10.4%	66.5%	59.9%
Michigan	2	10,372,796	1.1%	1.93x	12.4%	66.1%	54.9%
Ohio	5	9,729,279	1.1%	2.57x	9.4%	62.3%	62.3%
Oklahoma	1	8,519,344	0.9%	1.97x	13.6%	64.1%	52.3%
Louisiana	3	8,367,692	0.9%	2.42x	14.6%	68.0%	54.7%
Mississippi	6	4,530,886	0.5%	2.69x	9.7%	65.0%	65.0%
South Dakota	3	4,337,867	0.5%	1.56x	9.7%	70.8%	57.2%
Idaho	1	4,051,000	0.4%	2.22x	8.5%	65.0%	65.0%
Massachusetts	1	3,642,000	0.4%	2.22x	8.5%	65.0%	65.0%
Alabama	5	3,270,087	0.4%	2.61x	9.5%	63.2%	63.2%
South Carolina	3	2,176,125	0.2%	2.69x	9.7%	65.0%	65.0%
Kansas	2	1,153,021	0.1%	2.69x	9.7%	65.0%	65.0%
Nebraska	1	905,786	0.1%	1.56x	9.7%	70.8%	57.2%
New Hampshire	1	779,507	0.1%	2.69x	9.7%	65.0%	65.0%
Texas	1	663,283	0.1%	2.56x	9.4%	62.1%	62.1%
Total / Weighted Average:	118	$904,003,147	100.0%	2.75x	11.2%	56.6%	53.3%
(1)

Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(3)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(4)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,992,602	-	$9,999,999	18	$117,365,644	13.0%	4.06692%	117	1.79x	9.9%	64.3%	56.6%
$10,000,000	-	$19,999,999	10	134,071,253	14.8%	3.86717%	118	2.18x	10.1%	62.4%	58.5%
$20,000,000	-	$29,999,999	8	199,695,000	22.1%	3.76880%	112	2.21x	11.3%	63.8%	57.2%
$30,000,000	-	$39,999,999	1	33,800,000	3.7%	3.77000%	120	1.66x	9.6%	64.6%	58.4%
$40,000,000	-	$49,999,999	2	83,750,000	9.3%	3.32483%	118	5.62x	19.3%	50.2%	50.2%
$50,000,000	-	$65,000,000	6	335,321,250	37.1%	3.32551%	107	3.02x	10.3%	48.1%	48.1%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.72457	-	3.24999	2	108,750,000	12.0%	2.90383%	82	5.78x	18.0%	31.3%	31.3%
3.25000	-	3.74999	14	464,271,707	51.4%	3.48793%	119	2.68x	10.5%	56.3%	54.7%
3.75000	-	3.99999	14	176,681,216	19.5%	3.88187%	118	1.88x	10.3%	66.1%	57.8%
4.00000	-	4.24999	10	109,769,625	12.1%	4.10569%	119	1.77x	9.3%	64.3%	58.8%
4.25000	-	4.49999	4	36,011,255	4.0%	4.38573%	76	1.84x	9.5%	65.7%	63.2%
4.50000	-	4.67000	1	8,519,344	0.9%	4.67000%	117	1.97x	13.6%	64.1%	52.3%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	3	$90,667,602	10.0%	3.19242%	58	3.43x	10.8%	37.4%	37.2%
120	42	813,335,545	90.0%	3.66386%	119	2.67x	11.3%	58.7%	55.1%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
58	-	59	3	$90,667,602	10.0%	3.19242%	58	3.43x	10.8%	37.4%	37.2%
117	-	120	42	813,335,545	90.0%	3.66386%	119	2.67x	11.3%	58.7%	55.1%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%
(1)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	25	$630,626,250	69.8%	3.51304%	110	3.14x	11.2%	52.0%	52.0%
360	20	273,376,897	30.2%	3.85541%	118	1.84x	11.3%	67.3%	56.5%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Remaining Amortization Term in Months

							Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			25	$630,626,250	69.8%	3.51304%	110	3.14x	11.2%	52.0%	52.0%
357	-	360	20	273,376,897	30.2%	3.85541%	118	1.84x	11.3%	67.3%	56.5%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	23	$554,126,250	61.3%	3.49405%	109	3.14x	11.1%	52.5%	52.5%
IO-Balloon	10	193,502,500	21.4%	3.77803%	118	1.80x	10.9%	67.3%	57.5%
Balloon	10	79,874,397	8.8%	4.04285%	116	1.94x	12.4%	67.3%	54.0%
ARD-Interest Only	2	$76,500,000	8.5%	3.65064%	119	3.11x	11.9%	48.3%	48.3%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.48x	-	1.59x	7	67,206,255	7.4%	4.07346%	116	1.52x	8.8%	67.9%	59.1%
1.60x	-	1.69x	3	66,090,931	7.3%	3.93256%	119	1.65x	9.7%	67.8%	59.0%
1.70x	-	1.79x	9	71,880,568	8.0%	4.00615%	119	1.74x	7.5%	61.6%	60.2%
1.80x	-	1.89x	3	31,737,582	3.5%	3.86807%	118	1.84x	11.7%	70.1%	56.1%
1.90x	-	1.99x	1	8,519,344	0.9%	4.67000%	117	1.97x	13.6%	64.1%	52.3%
2.00x	-	2.49x	10	193,347,217	21.4%	3.69153%	111	2.14x	11.0%	65.0%	59.2%
2.50x	-	2.99x	7	223,471,250	24.7%	3.53967%	119	2.65x	9.8%	57.5%	57.5%
3.00x	-	8.42x	5	241,750,000	26.7%	3.22835%	102	4.41x	14.8%	39.3%	39.3%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%
(1)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	5	$241,750,000	26.7%	3.25992%	102	4.33x	14.6%	37.9%	37.9%
50.0%	-	59.9%	7	134,150,000	14.8%	3.65617%	119	2.68x	10.1%	55.3%	55.3%
60.0%	-	64.9%	16	299,381,150	33.1%	3.68532%	119	2.11x	9.4%	63.1%	59.8%
65.0%	-	69.9%	11	141,957,887	15.7%	3.84042%	108	2.13x	11.0%	65.9%	60.1%
70.0%	-	73.5%	6	86,764,110	9.6%	3.94567%	118	1.68x	10.5%	72.9%	59.7%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
25.9%	-	49.9%	7	$268,730,931	29.7%	3.33596%	104	4.10x	14.4%	40.3%	39.1%
50.0%	-	59.9%	23	352,243,364	39.0%	3.74099%	118	2.17x	10.9%	62.7%	56.1%
60.0%	-	64.9%	12	222,193,852	24.6%	3.67873%	118	2.15x	8.4%	64.2%	62.8%
65.0%	-	66.5%	3	60,835,000	6.7%	3.90876%	97	2.35x	9.6%	65.6%	65.6%
Total / Weighted Average:			45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	34	$528,786,198	58.5%	3.77928%	116	2.24x	10.1%	61.3%	57.2%
Defeasance or Yield Maintenance	3	$127,550,000	14.1%	3.53629%	119	4.63x	17.3%	46.0%	44.4%
Yield Maintenance	8	247,666,948	27.4%	3.31054%	102	2.86x	10.5%	52.0%	49.6%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	26	$473,433,389	52.4%	3.59668%	110	2.59x	10.5%	54.1%	50.8%
Acquisition	18	425,326,105	47.0%	3.62862%	115	2.93x	12.0%	59.2%	56.1%
Recapitalization	1	5,243,653	0.6%	4.43600%	119	1.56x	9.7%	70.8%	57.2%
Total / Weighted Average:	45	$904,003,147	100.0%	3.61658%	113	2.75x	11.2%	56.6%	53.3%
(1)

In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2, 3, 5 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan Nos. 5 and 18, each with an anticipated repayment date, Remaining Loan Term and Maturity Date/ARD LTV are calculated as of the related anticipated repayment date. In the case of Loan Nos. 10, 11, 12, 13 and 14 and Loan Nos. 25 and 26, the mortgaged loans represent groups of loans that are cross-collateralized and cross-defaulted with one another and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF, and Debt Service for the mortgaged loans.

(2)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

(3)

In the case of Loan Nos. 1, 2, 4, 6, 7, 31, 37 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition“ and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	Barclays	Parkmerced	San Francisco, CA	Multifamily	$65,000,000	7.2%	LCCM 2014-PKMD
2	Barclays	650 Madison Avenue	New York, NY	Mixed Use	$60,000,000	6.6%	MAD 2013-650M
15	Barclays	Millikan Business Center	Beaverton, OR	Mixed Use	$28,000,000	3.1%	UBSBB 2012-C4
16	Barclays	Satellite Flex Office Portfolio	Duluth, GA	Office	$27,300,000	3.0%	COMM 2014-LC17 WFCM 2016-NXS5
17	SGFC	2000 Park Lane	Pittsburgh, PA	Office	$26,910,000	3.0%	UBSBB 2013-C5
21.01	SGFC	BlueLinx Bridgeton	Bridgeton, MO	Industrial	$7,140,000	0.8%	BACM 2006-4
21.02	SGFC	BlueLinx Kansas City	North Kansas City, MO	Industrial	$6,120,000	0.7%	WBCMT 2006-C27
21.04	SGFC	BlueLinx Richmond	Richmond, VA	Industrial	4,215,000	0.5%	WBCMT 2006-C27
31	Barclays	41 University Drive	Newtown, PA	Office	$12,027,957	1.3%	WFRBS 2014-C20
41	SMC	Storage Xxtra Highway 92	Hiram, GA	Self Storage	$6,980,931	0.8%	GSMS 2015-GC30
(1)

The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date/ARD LTV(3)
1	Parkmerced(4)	San Francisco, CA	$65,000,000	7.2%	$65,000,000	73.5%	60	58	4.00x	11.1%	25.9%	25.9%
21	BlueLinx Portfolio III	Various	$22,675,000	2.5%	$22,675,000	25.7%	60	59	2.03x	10.1%	66.5%	66.5%
45	ABC Self Storage	Various, MI	$2,992,602	0.3%	$2,739,208	3.1%	60	58	1.56x	9.9%	67.9%	62.1%
Total / Weighted Average:			$90,667,602	10.0%	$90,414,208	102.3%	60	58	3.43x	10.8%	37.4%	37.2%
(1)

The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.
(3)

The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans for Loan No. 1.

(4)

In the case of Loan No.1, the mortgage loan is interest-only for the entire term and accrues interest on a 30/360 basis and the Monthly Debt Service Amount ($) was calculated as the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 30/360.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

■ Assets:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class NR-RR and Class S Certificates and the VRR Interest (collectively, the “Pooled Certificates”) will be entitled to distributions solely with respect to the mortgage loans. The term “mortgage loan” herein will exclude the Trust Subordinate Companion Loan.

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Allocation between VRR Interest and the Pooled Non-VRR Certificates:

Amounts available for distributions to the holders of the Pooled Certificates (including the VRR Interest) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to all other Pooled Certificates, referred to herein as the “Pooled Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Pooled Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the Initial Certificate Balance of the VRR Interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Pooled Non-VRR Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Pooled Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR Certificates (collectively, the “Pooled Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

No class of Pooled Certificates will be entitled to distribution paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advances on and allocated to the Trust Subordinate Companion Loan in accordance with the intercreditor agreement relating to the F5 Tower Whole Loan.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Pooled Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Pooled Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above and (y) to the VRR Interest, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

No Yield Maintenance Charges will be distributed to the Class F-RR Class G-RR, Class H-RR, Class J-RR, Class NR-RR Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class NR-RR, Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their prinicpal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:

A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class NR-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class NR-RR Certificates; second, to the Class J-RR Certificates; third, to the Class H-RR Certificates; fourth, to the Class G-RR Certificates, fifth to the Class F-RR Certificates, sixth to the Class E Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates, tenth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority.

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

With respect to each serviced AB Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and, second, pro rata, between the related mortgage loan and the related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:

The Master Servicer will be required to advance certain delinquent scheduled mortgage loan or Trust Subordinate Companion Loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.

■ Whole Loans:

8 mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “Parkmerced Whole Loan”, the “650 Madison Avenue Whole Loan”, the “Kings Plaza Whole Loan”, the “545 Washington Boulevard Whole Loan”, the “F5 Tower Whole Loan”, the “Exchange on Erwin Whole Loan”, the “Bellagio Hotel and Casino Whole Loan” and the “ExchangeRight Net Leased Portfolio #31 Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”).  In the case of the Parkmerced Whole Loan, the 650 Madison Avenue Whole Loan, the F5 Tower Whole Loan and the Bellagio Hotel and Casino Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The F5 Tower Pari Passu Companion Loans, the Exchange on Erwin Pari Passu Companion Loan and the ExchangeRight Net Leased Portfolio #31 Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

The F5 Tower Whole Loan, the Exchange on Erwin Whole Loan and the ExchangeRight Net Leased Portfolio #31 Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2020-C6 transaction (the “Pooling and Servicing Agreement”).

The Parkmerced Whole Loan is being serviced pursuant to the MRCD 2019-PARK trust and servicing agreement.

The 650 Madison Avenue Whole Loan is being serviced pursuant to the MAD 2020-650M trust pooling and servicing agreement.

The Kings Plaza Whole Loan will initially be serviced pursuant to the Benchmark 2020-B16 pooling and servicing agreement prior to the date of securitization of the related controlling Pari Passu Companion Loan.

The 545 Washington Boulevard Whole Loan is expected to be serviced pursuant to the BANK 2020-BNK25 pooling and servicing agreement.

The Bellagio Hotel and Casino Whole Loan is being serviced and administered pursuant to the terms of the BX 2019-OC11 trust and servicing agreement.

The Parkmerced Whole Loan, the 650 Madison Avenue Whole Loan, the Kings Plaza Whole Loan, the 545 Washington Boulevard Whole Loan and the Bellagio Hotel and Casino Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans”.

■ Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such Serviced Companion Loans), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan or Trust Subordinate Companion Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by such Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) each Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2020-C6 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F-RR, G-RR, H-RR, J-RR and NR-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to each mortgage loan (other than the F5 Tower Whole Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided however, that (1) absent such selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (ii) with respect to the F5 Tower Whole Loan, (x) for so long as no F5 Tower Control Appraisal Period exists, the F5 Tower controlling class representative and (y) for so long as an F5 Tower Control Appraisal Period exists, (1) the holder of Note A-1-B (the “F5 Tower Controlling A Note”) so long as such note is not included in a securitization and (2) if such note is included in a securitization, the entity identified as “directing certificateholder” or the analogous entity in the servicing agreement governing such securitization.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan).  With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which (a) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class (or, with respect to the F5 Tower whole loan prior to the continuation of a F5 Tower control appraisal period, the F5 Tower controlling class certificateholder (or its representative) selected by a majority of the F5 Tower controlling class certificateholders) is a Borrower Party or (b) with respect to a Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party or the applicable VRR Interest owner (or with respect to the F5 Tower Whole Loan prior to the continuation of an F5 Tower Control Appraisal Period, the F5 Tower controlling class representative) is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:

KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and the F5 Tower Mortgage Loan).

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR-RR Certificates; provided that if at any time the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has an aggregate certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur (a) with respect to any mortgage loan (other than any Serviced AB Whole Loan), when the Class F-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans and (b) with respect to the F5 Tower Whole Loan, when both (i) a F5 Tower Control Appraisal Period has occurred and is continuing and (ii) when a “control termination event” or analogous event has occurred and is continuing under the servicing agreement governing the F5 Tower Controlling A Note Securitization; provided, that no Control Termination Event may occur with respect to the F5 Tower Whole Loan if the F5 Tower Controlling A Note is not held in a securitization.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan“ means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan or Trust Subordinate Companion Loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

■ Consultation Termination Event:

A “Consultation Termination Event” will occur (a) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event that the Certificate Balances of all classes of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans and (b) with respect to the F5 Tower Whole Loan, when both (i) an F5 Tower Control Appraisal Period has occurred and is continuing and (ii) a “consultation termination event” or analogous event has occurred and is continuing under the servicing agreement governing the F5 Tower Controlling A Note Securitization; provided, that no Consultation Termination Event may occur with respect to the F5 Tower Whole Loan if the F5 Tower Controlling A Note is note held in a securitization.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Parties:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The holder of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), will be entitled to appoint a risk retention consultation party. Barclays Bank PLC is expected to be appointed as the initial risk retention consultation party.

Each of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and DBNY are expected to be the risk retention consultation parties with respect to the Privately Offered Loan-Specific Certificates.

■ Operating Advisor Consultation Event:

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the class of Class F-RR, Class G-RR and Class H-RR, Class J-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

■ Appraised-Out Class:

A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC.  The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Final Asset Status Report;

●    recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to Major Decisions processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Third Party Purchaser, the Directing Certificateholder, a Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.  Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Pooled Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”).  If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Pooled Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election.  If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Pooled Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights of the Pooled Certificates (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan (other than the F5 Tower Mortgage Loan) and upon (a) the written direction of holders of the Pooled Principal Balance Certificates and the VRR Interest evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Pooled Principal Balance Certificates and the VRR Interest requesting a vote to replace the Special Servicer (other than with respect to the F5 Tower Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates and VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer (other than with respect to the F5 Tower Whole Loan) with a qualified replacement special servicer designated by such holders of Certificates.

With respect to the F5 Tower Whole Loan, the special servicer may only be removed in accordance with the related Intercreditor Agreement.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer (other than with respect to the F5 Tower Whole Loan) or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Pooled Principal Balance Certificates and the VRR Interest on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2020-C6 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan or Trust Subordinate Companion Loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan or the Trust Subordinate Companion Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request.  If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the VRR Interest) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods.  If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration.  Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2020-C6

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, the Trust Subordinate Companion Loan any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan and the Trust Subordinate Companion Loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) non-specially serviced loan with respect to which the special servicer acts at the Enforcing Servicer, (ii) specially serviced loan or (iii) REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan (including the Trust Subordinate Companion Loan) will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Structural Overview

any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(S&P/Fitch / DBRS):	BBB+/BBB+sf/AA(high)	Property Type – Subtype:	Multifamily – High Rise/Townhome
Original Principal Balance(1):	$65,000,000	Net Rentable Area (Units):	3,165
Cut-off Date Principal Balance(1):	$65,000,000	Location:	San Francisco, CA
% of IPB:	7.2%	Year Built / Renovated:	1944, 1951 / 2009
Loan Purpose:	Refinance	Occupancy:	94.2%
Borrower:	Parkmerced Owner LLC	Occupancy Date:	9/10/2019
Borrower Sponsor:	Robert A. Rosania	4th Most Recent NOI:	$44,204,195 (12/31/2016)
Interest Rate:	2.72457%	3rd Most Recent NOI:	$49,642,357 (12/31/2017)
Note Date:	11/26/2019	2nd Most Recent NOI:	$53,685,525 (12/31/2018)
Maturity Date:	12/9/2024	Most Recent NOI:	$55,758,363 (TTM 8/31/2019)
Interest-only Period:	60 months	UW Economic Occupancy:	91.9%
Original Term:	60 months	UW Revenues:	$102,983,881
Original Amortization Term:	None	UW Expenses:	$42,514,116
Amortization Type:	Interest Only	UW NOI:	$60,469,764
Call Protection(2):	YM(57),O(3)	UW NCF:	$59,678,514
Lockbox / Cash Management:	Soft / Springing	Appraised Value / Per Unit(4):	$2,110,000,000 / $666,667
Additional Debt(1):	Yes	Appraisal Date(4):	9/3/2019
Additional Debt Balance(1):	$482,000,000; $708,000,000; $245,000,000; $275,000,000
Additional Debt Type(1):	Pari Passu; B-Notes; C-Notes; Mezzanine Loan

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Unit:	$172,828	$473,934
Taxes:	$795,083	$795,083	N/A	Maturity Date Loan / Unit:	$172,828	$473,934
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	25.9%	71.1%
Replacement Reserve:	$0	$65,938	N/A	Maturity Date LTV(4):	25.9%	71.1%
Other:	$108,207	$0	N/A	UW NCF DSCR:	4.00x	1.22x
				UW NOI Debt Yield:	11.1%	4.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$1,500,000,000		83.6%	Payoff Existing Debt(5)	$1,581,601,056	88.1%
Mezzanine Loan(1)	275,000,000		15.3	Rate Buy-Down Fee	117,525,000	6.5
Borrower Sponsor Equity(6)	19,684,403		1.1	Preferred Equity Repayment	45,145,267	2.5
				Closing Costs	33,769,790	1.9
				Swaption Purchase(7)	15,740,000	0.9
				Reserves	903,290	0.1
Total Sources	$1,794,684,403		100.0%	Total Uses	$1,794,684,403	100.0%

(1)

The Parkmerced Mortgage Loan (as defined below) is part of a whole loan, evidenced by 10 senior pari passu notes with an aggregate original principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate original principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate original principal balance of $245.0 million (the “C Notes”, collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”, together with the Parkmerced Whole Loan, the “Parkmerced Total Debt”).

(2)

Prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the Parkmerced Total Debt may be prepaid in whole or in part with the payment of a yield maintenance premium. Prepayments of the Parkmerced Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined below) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)

The Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV and Maturity Date LTV for the A Notes based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.

(5)

Payoff Existing Debt consists of (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(6)

Borrower Sponsor Equity was sourced through a bridge loan secured by the borrower sponsor’s fee simple interest in the non-collateral initial Phase I Property (as described in the “Planned Redevelopment” section below).

(7)

To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date of December 9, 2029.

The Loan. The Parkmerced Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a portion of a 152-acre multifamily development located in San Francisco, California (the “Parkmerced Property”). The whole loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an outstanding principal balance as of the Cut-off Date of $1.5 billion. The Parkmerced Whole Loan is comprised of 10 senior pari passu notes with an aggregate principal balance of $547.0 million, two senior subordinate notes with an aggregate principal balance of $708.0 million and two junior subordinate notes with an aggregate principal balance of $245.0 million. The Parkmerced Whole Loan has a five-year term, is interest-only for the full term of the loan and amortizes on a 30/360 basis. Note A-3, with an outstanding principal balance as of the Cut-off Date of $65.0 million, is being contributed to the BBCMS 2020-C6 securitization trust (the “Parkmerced Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-1	$123,500,000	MRCD 2019-PARK	No	(1)
A-2	$123,500,000	MRCD 2019-PARK	No	No
A-3	$65,000,000	BBCMS 2020-C6	No	No
A-4	$50,000,000	Citi Real Estate Funding Inc.	No	No
A-5	$50,000,000	An affiliate of Barclays	No	No
A-6	$12,500,000	Citi Real Estate Funding Inc.	No	No
A-7	$35,000,000	An affiliate of Barclays	No	No
A-8	$10,000,000	Citi Real Estate Funding Inc.	No	No
A-9	$40,000,000	Cantor Commercial Real Estate Lending, L.P.	No	No
A-10	$37,500,000	GSMS 2020-GC45(2)	No	No
B-1	$354,000,000	MRCD 2019-PARK	Yes	No
B-2	$354,000,000	MRCD 2019-PARK	Yes	No
C-1	$122,500,000	MRCD 2019-PRKC	No	Yes(1)
C-2	$122,500,000	MRCD 2019-PRKC	No	No
Total	$1,500,000,000

(1)

When a control appraisal period is in effect, Note A-1 will be the controlling note, and the directing certificateholder will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan” in the Preliminary Prospectus.

(2)	The GSMS 2020-GC45 trust is expected to close on January 30, 2020.

The Property. Parkmerced is one of the largest multifamily communities in San Francisco, California, spread across 152 acres and containing 3,221 units (of which 3,165 units are collateral for the Parkmerced Whole Loan). Collateral units include 1,482 townhouse units and 1,683 traditional multifamily units. The majority of the Parkmerced Property was constructed from 1944 to 1951 across 11 high-rise towers and 154 garden style townhome buildings. Amenities at the Parkmerced Property include 2,502 parking spaces, on-site fitness centers, business centers, a community clubhouse, electronic car charging stations, access to Lake Merced and high speed Internet services. Select units provide views of the Pacific Ocean, Lake Merced and various golf courses. From January 2015 to September 2019, approximately $40.3 million was spent on capital expenditures at the Parkmerced Property. With approximately 10,000 residents, the Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

Property is designated the third largest neighborhood in San Francisco by acreage, the largest multifamily development in California and the largest privately-owned urban neighborhood in North America by acreage.

As of September 10, 2019, the Parkmerced Property was 94.2% occupied. Approximately 62.9% of the units are fair market value units, 17.1% of the units are leased to students, and 12.2% of the units are Section 8 units with the remaining 7.8% as a mix of corporate and special circumstance, Good Samaritan, employee leases or unclassified units. All units are governed by the San Francisco Rent Control Ordinance, as are all apartments in San Francisco built before 1979. Under the terms of the ordinance, annual allowable rent increases cannot exceed 60.0% of the percentage increase in the CPI for all urban customers in the San Francisco-Oakland-San Jose region. However, upon a tenant vacating, the ordinance allows for the unit’s rent to be raised to market level. Due to the San Francisco rent controls, the average rents at the Parkmerced Property are approximately 24.4% below estimated market rents. Net operating income has nearly tripled from 2006 to TTM August 2019, with an average net cash flow growth of 9.2% year-over-year, with the net operating income only decreasing twice year-over-year in the past 13 years.

Planned Redevelopment: Pursuant to an agreement (the “Development Agreement”) by and among the City and County of San Francisco, a political subdivision and municipal corporation of the State of California (the “City”), and the borrower as successor in interest to Parkmerced Investors Properties LLC, the Parkmerced Property is currently entitled to develop 5,679 net new additional units, which would expand the total project to 8,900 units. The Development Agreement expires on July 9, 2041. The entitlement is among the largest private entitlements in California history. The Development Agreement had an original term of 30 years and provides a vested right to construct the project (prohibiting the City from applying new laws or regulations to the project that would adversely affect the development rights granted by the Development Agreement) during that 30-year term. Under the terms of the Development Agreement, all 1,538 garden units may be demolished and replaced with newly constructed units, and the replacement units must be completed prior to the demolition or construction of other buildings. In addition to the multifamily units, other planned developments include 6,508 parking stalls, a 64,000 square foot amenity building, 80,000 square feet of office space, 224,000 square feet of retail space, a 25,000 square foot school and 68 acres of open spaces and parks. The Development Plan also includes new San Francisco Municipal Railway (“MUNI”) stations, a property-owned shuttle to the Daly City Bay Area Rapid Transit (“BART”) station and multiple car/bike share hubs. In 2013, the Parkmerced Property received the American Institute of Architecture Urban Design award for its long-term design to create the largest carbon net-neutral neighborhood. Infrastructure improvements under the Development Agreement may include the installation of cogeneration and renewable energy sources, such as wind turbines and photovoltaic cells.

Construction under the Development Agreement is expected to be completed over a 20 to 30 year period but does not require the borrower to commence construction within a certain timeframe. The first phase of redevelopment is scheduled to commence during the Parkmerced Whole Loan term. The first phase, Phase 1 A+B (non-collateral), consists of 1,013 units over approximately three years, inclusive of five buildings containing 56 replacement units and 957 net new units. Phase 1 A+B also includes new utilities and streets, 15 acres of new landscaping, three new play areas, three new parks, community gardens and a dog park. The second phase, Phase 1 C+D, was included in the collateral for the Parkmerced Whole Loan because separate tax parcels have not yet been recorded. The Phase 1 C+D units are expected to be freely released from the collateral within the first 12 months of the Parkmerced Whole Loan term and were not included in the appraised value of the Parkmerced Property (see “Partial Release” section below) and includes demolishing 56 units, building 166 replacement units and 629 net new units. Future phases (included in the collateral for the Parkmerced Whole Loan) include the remaining buildout of 5,409 units (4,093 net new units and 1,316 replacement units to replace the existing garden style units). While only Phase 1 A+B is expected to be contemplated during the Parkmerced Whole Loan term, the borrower sponsor anticipates continuing a long-term redevelopment phased over the next 20 to 30 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

Multifamily Unit Mix
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit(1)
Studio (Tower)	11	0.3%	11	100.0%	5,731	521	$2,358
One Bed, One Bath (Tower)	571	18.0%	532	93.2%	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	16.9%	503	94.2%	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	24.8%	745	94.8%	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	33.4%	1,004	94.9%	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	3.8%	106	88.3%	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	1.3%	36	85.7%	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	1.4%	43	100.0%	60,857	1,415	$4,207
Collateral Total	3,165	100.0%	2,980	94.2%	3,022,441	955	$2,690

(1)	Average Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and Occupied Collateral Units.

Environmental. According to a Phase I environmental assessment dated September 11, 2019, there is no evidence of any recognized environmental conditions at the Parkmerced Property.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
91.0%	87.9%	89.7%	90.5%	94.2%

(1)	Historical Occupancy is provided by the borrower. Occupancies are the annualized occupancies for each respective year.

(2)	Current Occupancy is as of September 10, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)(2)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent(4)	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227	100.0%
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)	(23.8)
Scheduled Rent	$92,621,472	$96,288,650	$99,364,660	$101,199,148	$104,205,538	$32,924	76.2%
Total Reimbursements	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207	2.8
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131	79.0%
(Vacancy/Credit Loss)	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)	(6.2)
Other Income	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087	2.5
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538	75.3%

Total Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433	41.3%

Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106	58.7%

Total TI/LC, Capex/RR	0	0	0	0	791,250	250	0.8

Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856	57.9%

(1)	Based on August 2019 trailing twelve months’ cash flow.

(2)	The increase in Net Operating Income from TTM to Underwritten is due to the market rent resets for vacant units as described in “The Property” section above.

(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Gross Potential Rent is based on the September 10, 2019 rent roll’s annualized rents including Section 8.

The Market. The Parkmerced Property is located in San Francisco, California in the southwest sector of the city, just east of Lake Merced in the Ingleside District. The Parkmerced Property is bounded by 19th Avenue and Junipero Serra Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west and Holloway Avenue to the north. The Parkmerced Property is located across the street from San Francisco State University, which currently enrolls nearly 30,000 students, and is also adjacent to Lake Merced, Harding Park Golf Club, San Francisco Golf Club and across the lake from the Olympic Golf Course. The Parkmerced Property is centrally located with access to two of the largest employment centers in the Bay Area, downtown San Francisco and Silicon Valley. Transportation is provided via highways I-280 and SR 1 or public transportation, such as MUNI buses, the BART and Caltrain. Google and Apple also provide private company shuttle services to Parkmerced residents via the 19th Avenue and Winston Drive shuttle stop. The overall San Francisco Bay area continues to record employment growth higher than the region and the nation, with an unemployment rate of only 2.5% in 2019. More than 30 Fortune 500 companies are based in San Francisco (second to only New York City), and the Bay Area is home to three of the five most valuable companies in the world by market cap (Apple, Alphabet and Facebook).

The Parkmerced Property is located within the West San Francisco submarket within the San Francisco-Redwood City-South San Francisco market. The submarket contains 19,525 units with a vacancy rate of 1.5%, lower than the overall market vacancy rate of 4.0%. Average rent per unit for the submarket is $2,943 with effective rents per unit of $2,798. Over the past five years, the submarket has experienced no multifamily construction, resulting in greater demand than supply.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

See below for a chart of comparable rentals and comparable sales for the Parkmerced Property:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Average Asking Rent (Studio)(2)	Average Asking Rent (1 Bed)(2)	Average Asking Rent (2 Beds)(2)	Average Asking Rent (3 Beds)(2)
Parkmerced	3,165	955	1944-1951 / 2009	94.2%	$2,405	$2,880	$3,896	$4,929
Westlake Village Apartments	2,910	622	1968	100.0%	$1,883	$2,213	$2,800	$4,233
Lakewood Apartments	722	820	1973	97.0%	$2,203	$2,514	$3,612	NAP
Avalon Sunset Towers	243	847	1961	97.0%	$3,156	$3,638	$4,777	NAP
The Fillmore Center	1,114	1,346	1983	94.0%	$2,471	$2,944	$3,509	$5,355
South City Station Apartments	360	1,111	2007	95.0%	$2,440	$3,250	$3,772	NAP
Pacific Place Apartments	71	1,985	2010	96.0%	NAP	$3,128	$3,545	$4,148
Avalon Ocean Avenue	173	931	2012	97.0%	$3,191	$3,503	$4,519	NAP
Average(3)	799	1,095	1988	96.6%	$2,557	$3,027	$3,791	$4,579

(1)	Source: Appraisal, with the exception of Average Asking Rent and Occupancy figures for Parkmerced which are based on the underwritten rent roll dated September 10, 2019.

(2)

Average Asking Rent figures for the Parkmerced Property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.

(3)	Calculated excluding the Parkmerced Property.

	Comparable Sales(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Sale Date	Sale Price	$/Unit	Adjusted $/Unit	Cap Rate
Blu Harbor Apartments	402	989	2017 / NAP	97.0%	July 2019	$326,000,000	$810,945	$648,756	3.95%
Lex Apartments	387	876	2017 / NAP	98.0%	June 2019	$180,500,000	$466,408	$447,519	4.50%
Jasper	320	1,077	2015 / NAP	97.0%	May 2019	$306,500,000	$957,813	$435,326	3.75%
Domain Apartments	444	1,032	2013 / NAP	97.0%	May 2019	$255,500,000	$575,450	$523,084	4.70%
Sofi Riverview Park	271	811	2015 / NAP	100.0%	April 2019	$132,250,000	$488,007	$492,887	N/A
888 San Mateo	160	850	2014 / NAP	96.0%	November 2018	$104,850,000	$655,313	$668,419	4.39%
Average	331	939		97.5%		$217,600,000	$658,989	$535,999	4.26%

(1)	Source: Appraisal

The Borrower. The borrowing entity for the loan is Parkmerced Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors. Legal counsel for the Parkmerced Whole Loan delivered a non-consolidation opinion in connection with the Parkmerced Whole Loan. The non-recourse carveout guarantor for the Parkmerced Whole Loan is Robert A. Rosania. The guarantor is required to maintain a minimum net worth of $175.0 million and minimum liquidity of $25.0 million throughout the term of the Parkmerced Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Parkmerced Whole Loan is Robert A. Rosania. In 2012, Robert A. Rosania founded Maximus Real Estate Partners (“Maximus”), a privately-held real estate firm based in San Francisco with over 130 employees. Maximus concentrates on the acquisition, development and management of multifamily assets throughout the San Francisco Bay area. Over the past seven years, Maximus has acquired ownership interests in over 5,000 multifamily units with an estimated value of approximately $5.0 billion and has an additional 9,000 units in the development pipeline. Maximus principals Robert A. Rosania and Seth Mallen have been involved with the Parkmerced Property since 2005 when it was first acquired by Steller Management Inc. and Rockpoint Group, L.L.C. Prior to forming Maximus, Robert A. Rosania was the chief executive officer of Steller Management Inc., with Seth Mallen overseeing the company’s properties outside of New York (including the Parkmerced Property). A third principal at Maximus, Matthew Myzak, is responsible for spearheading investments and acquisitions and has been involved in approximately $3.0 billion of acquisitions and recapitalizations since he joined the firm in 2014. Upon the death or mental incapacity of Robert A. Rosania, Seth Mallen will become the non-recourse guarantor of the Parkmerced Whole Loan and upon the death or mental incapacity of both Robert A. Rosania and Seth Mallen, Matthew Myzak will become the non-recourse guarantor of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

Parkmerced Whole Loan, in each case subject to the satisfaction of certain conditions set forth in the Parkmerced Whole Loan documents.

Property Management. The Parkmerced Property is managed by Maximus Real Estate Partners Ltd, a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited in escrow (i) $795,083 for real estate taxes and (ii) $108,207 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $795,083.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $65,938 for replacement reserves.

Lockbox / Cash Management. The Parkmerced Whole Loan is structured with a soft lockbox and springing cash management. The borrower is required to direct each non-residential tenant at the Parkmerced Property to transmit its rents directly into the lockbox account. All rents and other amounts received by the borrower or property manager attributable to the Parkmerced Property (except any rents attributable to the Release Property (as defined below)) will be required to be deposited into the lockbox account within two business days of receipt. Absent a Cash Trap Period, funds deposited into the lockbox account will be swept on a daily basis to an account designated by the borrower and to the extent a Cash Trap Period exists, into the cash management account. During a Cash Trap Period, funds will be swept to the payment of, among other things, taxes and insurance, fees due under the cash management agreement, the monthly debt service payment, capital expenditure reserves, operating expenses and other conditions set forth in the Parkmerced Whole Loan documents.

During the continuance of a Cash Trap Period, all excess cash amounts remaining after taking into account all required reserve deposits will be swept and held by the lender in a reserve as additional collateral for the Parkmerced Whole Loan. So long as no event of default has occurred and is continuing, amounts on deposit in the excess cash amounts may be disbursed for shortfalls in reserve deposits for approved capital expenses and for payment of other approved capital expenses and approved operating expenses at the Parkmerced Property as set forth in the Parkmerced Whole Loan documents.

A “Cash Trap Period” will commence following the occurrence of (i) an event of default, (ii) the failure by the borrower to maintain a DSCR of at least 1.05x for two consecutive calendar quarters or (iii) an event of default under the Parkmerced Mezzanine Loan, and will end when (A) the debt under the Parkmerced Whole Loan has been repaid in full or (B) in the case of a Cash Trap Period triggered by an event described in subclause (i) above only, (a) the applicable event of default has been cured and (b) no event that would trigger another Cash Trap Period has occurred, (C) in the case of a Cash Trap Period triggered by an event described in subclause (ii) above only, (x) for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the DSCR is at least equal to 1.05x, (y) no event of default has occurred and (z) no event that would trigger another Cash Trap Period has occurred, or (D) in the case of a Cash Trap Period triggered by an event described in subclause (iii) above only, (x) the lender has received a notice from the mezzanine lender that the event of default under the Parkmerced Mezzanine Loan has been cured or waived and (y) no event that would trigger another Cash Trap Period has occurred.

Subordinate and Mezzanine Debt. The Parkmerced Whole Loan includes 10 senior pari passu notes with an aggregate original principal balance of $547.0 million, two senior subordinate notes with an aggregate original principal balance of $708.0 million and two junior subordinate notes with an aggregate original principal balance of $245.0 million. The Parkmerced Whole Loan accrues interest at a rate of (i) 2.72457% for the A Notes, (ii) approximately 3.187777232% for the B Notes and (iii) approximately 4.602892857% for the C Notes and accrues on a 30/360 basis. The underwritten debt service coverage ratio and underwritten debt yield on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million interest-only mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan”). The mezzanine loan interest rate is 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% and accrues on an Actual/360 basis. The underwritten net cash flow debt service coverage ratio and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 1 – Parkmerced

underwritten net operating income debt yield of the Parkmerced Mezzanine Loan collectively with the Parkmerced Whole Loan are 0.78x and 3.4%, respectively. However, all excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced Mezzanine Loan, and the mezzanine borrower will not be in default under the Parkmerced Mezzanine Loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually.  If the mezzanine borrower extends the Parkmerced Mezzanine Loan for an additional five-year term, any modifications to or refinancing of the Parkmerced Whole Loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness“ in the Preliminary Prospectus. The relative rights and obligations of the holders of the A Notes, the B Notes and the C Notes are governed by the terms of a co-lender agreement. The lender and the mezzanine lender are also governed by an intercreditor agreement that provides for the subordination of the Parkmerced Mezzanine Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Partial Release. In conjunction with the origination of the Parkmerced Whole Loan, the borrower transferred fee title to the legally subdivided non-collateral Phase 1A, Phase 1B and a portion of Phase 1C development parcels of the Parkmerced Property to affiliates of the borrower. The remaining Phase 1 development parcels, comprising the remaining portion of Phase 1C and Phase 1D (collectively, the “Release Property”), will be included in the collateral for the Parkmerced Whole Loan until such time that certain conditions set forth in the Parkmerced Whole Loan documents are satisfied, including, among other things, that the Release Property is legally subdivided from the other collateral and the borrower is permitted to transfer the Release Property to affiliates of the borrower. There is no release price payable in connection with the release of the Release Property from the collateral, and the Release Property was not included in the appraised value for the Parkmerced Property.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(S&P/Fitch / DBRS):	BB-/BBB-sf/BBB(low)	Property Type – Subtype:	Mixed Use – Office/Retail
Original Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	600,415
Cut-off Date Principal Balance(1):	$60,000,000	Location:	New York, NY
% of IPB:	6.6%	Year Built / Renovated:	1957, 1987 / 2015
Loan Purpose:	Refinance	Occupancy:	97.4%
Borrower:	650 Madison Owner LLC	Occupancy Date:	10/1/2019
Borrower Sponsors:	Vornado Realty L.P. and OPG Investment Holdings (US), LLC	4th Most Recent NOI (As of):	$42,701,194 (12/31/2016)
Interest Rate:	3.48600%	3rd Most Recent NOI (As of):	$46,541,346 (12/31/2017)
Note Date:	11/26/2019	2nd Most Recent NOI (As of):	$48,557,496 (12/31/2018)
Maturity Date:	12/8/2029	Most Recent NOI (As of):	$50,961,537 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Economic Occupancy:	96.3%
Original Term:	120 months	UW Revenues:	$87,327,989
Original Amortization Term:	None	UW Expenses:	$28,901,495
Amortization Type:	Interest Only	UW NOI:	$58,426,495
Call Protection(2):	L(26),Def(87),O(7)	UW NCF:	$56,776,391
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(4):	$1,210,000,000 / $2,015
Additional Debt(1):	Yes	Appraisal Date:	10/31/2019
Additional Debt Balance(1):	$526,800,000 / $213,200,000
Additional Debt Type(1):	Pari Passu / B-Notes

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$977	$1,332
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$977	$1,332
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(4):	48.5%	66.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(4):	48.5%	66.1%
Outstanding TI/LC:	$3,197,699	$0	N/A	UW NCF DSCR:	2.74x	2.01x
Free Rent:	$6,378,315	$0	N/A	UW NOI Debt Yield:	10.0%	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$586,800,000	70.7%	Payoff Existing Debt	$800,000,000	96.4%
Junior Loan(1)	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Debt Reserve Accounts	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Borrower Sponsor Equity	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%

(1)

The 650 Madison Avenue mortgage loan is part of a whole loan evidenced by (i) 21 senior pari passu notes with an aggregate original principal balance of $586.8 million and (ii) four subordinate B-notes with an aggregate original principal balance of $213.2 million. The financial information presented in the chart above reflects the Cut-off Date balance of the 650 Madison Avenue Senior Loan (as defined below) unless otherwise specified.

(2)

Defeasance of the 650 Madison Avenue Whole Loan (as defined below) is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 650 Madison Avenue Whole Loan to be securitized or (ii) November 26, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)

The appraised value is based on the hypothetical “as-is” appraised value of $1,210,000,000 ($2,015 per square foot), which assumes all outstanding free rent and tenant improvements are funded in upfront reserve accounts by the borrower on the origination date. The “as-is” appraised value is $1,200,000,000 ($1,999 per square foot) and results in Cut-off Date LTV and Maturity Date LTV of 48.9% on the 650 Madison Avenue Senior Loan and a Cut-off Date LTV and Maturity Date LTV of 66.7% on the 650 Madison Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

The Loan. The 650 Madison Avenue mortgage loan is part of a whole loan evidenced by (i) 21 senior pari passu promissory notes with an aggregate original principal balance of $586,800,000 (the “650 Madison Avenue Senior Loan”) and (ii) four B-notes with an aggregate original principal balance of $213,200,000, which are subordinate to the 650 Madison Avenue Senior Loan (the “650 Madison Avenue B-Notes,” and together with the 650 Madison Avenue Senior Loan, the “650 Madison Avenue Whole Loan”). The 650 Madison Avenue Whole Loan was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. The 650 Madison Avenue Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 600,415 square-foot Class A office and retail property located at 650 Madison Avenue in New York City (the “650 Madison Avenue Property”). Promissory Note A-3-1, with an original principal balance of $60,000,000 will be included in the BBCMS 2020-C6 securitization trust. The 650 Madison Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MAD 2019-650M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The 650 Madison Avenue Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	CGCMT 2019-C7	No(1)
Notes A-2-1, A-1-3	$50,000,000	GSMS 2020-GC45(2)	No
Notes A-1-4, A-1-6	$137,900,000	Citi Real Estate Funding Inc.	No
Note A-1-5	$45,000,000	Benchmark 2020-B16(3)	No
Note A-1-2-1	$40,000,000	Cantor Commercial Real Estate Lending L.P.	No
Note A-2-2	$50,000,000	Goldman Sachs Mortgage Company	No
Note A-2-3	$20,000,000	Goldman Sachs Mortgage Company	No
Note A-2-4	$20,000,000	Goldman Sachs Mortgage Company	No
Note A-2-5	$10,000,000	Goldman Sachs Mortgage Company	No
Note A-2-6	$6,450,000	Goldman Sachs Mortgage Company	No
Note A-2-7	$5,000,000	Goldman Sachs Mortgage Company	No
Note A-2-8	$5,000,000	Goldman Sachs Mortgage Company	No
Note A-3-1	$60,000,000	BBCMS 2020-C6	No
Note A-3-2	$46,450,000	An affiliate of Barclays	No
Note A-3-3	$40,000,000	An affiliate of Barclays	No
Notes A-4, A-5, A-6, A-7	$1,000,000	MAD 2019-650M	No
Notes B-1, B-2, B-3, B-4	$213,200,000	MAD 2019-650M	Yes(1)
Total	$800,000,000

(1)

The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

(2)	The GSMS 2020-GC45 trust is expected to close on January 30, 2020.

(3)	The Benchmark 2020-B16 trust is expected to close on February 12, 2020.

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square feet Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 564,255 square feet of Class A office space and 36,160 square feet of ground floor retail space, which is inclusive of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area (“NRA”)) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). Each of the top three tenants by UW rent (see “Top Tenant Summary” below) are investment grade rated and account for 64.6% of NRA and 56.1% of UW rent.

Office (94.5% of Occupied NRA; 72.0% of UW Rent)

The 564,255 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

grade-rated office tenants (Ralph Lauren and MSKCC). The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 32.5% of UW rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets and distributes apparel, accessories, fragrances and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 12.3% of UW rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square feet medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street side of the 650 Madison Avenue Property and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City and was founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (5.5% of Occupied NRA; 28.0% of UW Rent)

The 36,160 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 88.4% occupied by five tenants that collectively contribute 28.0% of UW rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW gross rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 11.3% of UW rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. Celine owns approximately 140 stores worldwide and is distributed through a network including department stores such as Saks Fifth Avenue (New York), Harrods (London) and Galeries Lafayette (Paris).The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

Environmental. According to a Phase I environmental assessment dated October 29, 2019, there was no evidence of any recognized environmental conditions at the 650 Madison Avenue Property.

Historical and Current Occupancy
2015(1)	2016	2017	2018	Current(2)
89.8%	94.3%	92.6%	92.2%	97.4%

(1)

2015 occupancy was mainly attributable to Crate & Barrel vacating 61,351 square feet of ground level retail and second floor office space. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s, in the second floor office space.

(2)	Current Occupancy reflects in-place leases as of October 1, 2019 based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Rent PSF(3)	UW Rent(3)	% of Total UW Rent	Lease Expiration Date
Ralph Lauren	A2/NR/A-	277,016	46.1%	$89.41	$24,767,403	32.5%	12/31/2024
MSKCC(4)	Aa3/AA-/AA	100,700	16.8	$92.97	9,362,079	12.3	7/31/2023
Willett Advisors LLC	NR/NR/NR	25,732	4.3	$155.00	3,988,460	5.2	12/31/2024
Sotheby’s	B3/NR/B+	37,772	6.3	$91.60	3,459,915	4.5	11/30/2035
BC Partners Inc.	NR/NR/NR	19,380	3.2	$118.58	2,298,086	3.0	1/31/2027
Top Five Office Tenants / Wtd. Avg.		460,600	76.7%	$95.26	$43,875,943	57.6%

Other Office Tenants / Wtd. Avg.(5)		92,080	15.3%	$119.00	$10,957,911	14.4%

Office Tenants Subtotal / Wtd. Avg.(5)		552,680	92.0%	$99.21	$54,833,855	72.0%
Celine	A1/NR/A+	10,223	1.7%	$841.24	$8,600,017	11.3%	2/28/2029
Moncler	NR/NR/NR	8,985	1.5	667.78	6,000,000	7.9	8/31/2026
Tod’s	NR/NR/NR	7,867	1.3	680.90	5,356,615	7.0	10/13/2023
B.A.P.E.(6)	NR/NR/NR	3,705	0.6	298.52	1,106,000	1.5	7/31/2030
Domenico Vacca(6)	NR/NR/NR	1,202	0.2	239.60	288,000	0.4	3/30/2030
Retail Subtotal		31,982	5.3%	$667.58	$21,350,632	28.0%

Vacant(7)		15,753	2.6%

Grand Total / Wtd. Avg.		600,415	100.0%	$130.31	$76,184,487	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019. Certain office tenants and retail tenants have storage/miscellaneous square feet included in their respective space.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)

UW Rent includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term. UW Rent excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 square feet).

(4)

MSKCC has a one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020 or not later than June 30, 2022, (b) the termination date is at least 18 months after the termination notice is received by the landlord, and (c) MSKCC has paid to the landlord the termination payment simultaneously with the giving of such termination notice.

(5)	Net Rentable Area (SF) includes a 1,196 square-foot property management office with no attributable UW Rent.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their respective spaces and are expected to take occupancy in early 2020.

(7)	Vacant Net Rentable Area (SF) includes 11,575 square feet of office space and 4,178 square feet of retail space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant(3)	NAP	16,949	2.8%	NAP	NAP	16,949	2.8%	NAP	NAP
2020	2	20,317	3.4	$2,479,060	3.3%	37,266	6.2%	$2,479,060	3.3%
2021	2	12,888	2.1	1,538,559	2.0	50,154	8.4%	$4,017,619	5.3%
2022	1	3,218	0.5	353,980	0.5	53,372	8.9%	$4,371,599	5.7%
2023	4	114,905	19.1	15,320,804	20.1	168,277	28.0%	$19,692,403	25.8%
2024	10	313,250	52.2	30,121,123	39.5	481,527	80.2%	$49,813,526	65.4%
2025	1	6,341	1.1	729,215	1.0	487,868	81.3%	$50,542,741	66.3%
2026	2	16,755	2.8	6,971,250	9.1	504,623	84.0%	$57,513,991	75.5%
2027	4	30,029	5.0	3,866,158	5.1	534,652	89.0%	$61,380,150	80.6%
2028	1	0	0.0	10,080	0.0	534,652	89.0%	$61,390,230	80.6%
2029	1	10,223	1.7	8,600,017	11.3	544,875	90.7%	$69,990,246	91.9%
2030	4	17,768	3.0	2,744,405	3.6	562,643	93.7%	$72,734,652	95.5%
2031 & Beyond	1	37,772	6.3	3,459,915	4.5	600,415	100.0%	$76,194,567	100.0%
Total	33	600,415	100.0%	$76,194,567	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	UW Rent Expiring includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

(3)	Vacant includes 1,196 square foot property management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM 9/30/2019(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56	82.8%
Rent Steps(3)	0	0	0	0	1,406,588	2.34	1.6
Vacant Income	0	0	0	0	3,327,410	5.54	3.7
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$79,521,977	$132.45	88.1%
Total Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92	11.9
Net Rental Income	$67,042,484	$73,052,166	$74,720,440	$77,851,117	$90,283,992	$150.37	100.0%
Other Income	222,390	265,643	319,055	362,098	371,407	0.62	0.4
(Vacancy/Credit Loss)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)	(3.7)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45	96.7%

Total Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14	33.1%

Net Operating Income	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31	66.9%

Total TI/LC, Capex/RR	0	0	0	0	1,650,104	2.75	1.9

Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56	65.0%

(1)	The increase in Rents in Place from TTM 9/30/2019 to Underwritten is primarily attributable to the signing of six new leases since December 2018.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

The Market. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by square feet in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million square feet of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s weighted average office UW rent per square foot equals $99.21.

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraisal’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

The following table presents office rental data with respect to comparable office properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Office Rental Summary(1)
New York City Address	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	1957, 1987	552,680(3)	Various	Various	$99.21(3)	Various	Various	Gross
12 East 49th Street	1967	899,000	Echo Street Capital	16,200	$128.15	Sep-2019	10	Gross
535 Madison Avenue	1981	444,293	AGL Credit Management	9,493	$123.12	Sep-2019	5	Gross
320 Park Avenue	1994	656,436	Windrose Health Investors	8,714	$92.72	Aug-2019	10	Gross
65 East 55th Street	1986	528,552	Addition Financial	14,901	$177.11	Aug-2019	12	Gross
660 Madison Avenue	1958	475,893	Trevi Health Capital	8,320	$119.92	Jul-2019	8	Gross
450 Park Avenue	1972	247,242	Nitorum Capital	10,338	$93.58	May-2019	10	Gross
65 East 55th Street	1986	528,552	Clear	10,185	$115.00	May-2019	11	Gross
499 Park Avenue	1980	265,000	Cornell Capital	11,606	$109.50	Apr-2019	6	Gross
510 Madison Avenue	2009	350,000	Stone Ridge Asset Management	5,575	$148.75	Apr-2019	5	Gross
450 Park Avenue	1972	247,242	Jones Day	10,338	$107.20	Mar-2019	10	Gross

(1)	Source: Appraisal.

(2)	Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for occupied office tenants.

The following table presents retail rental data with respect to comparable retail properties of the 650 Madison Avenue Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
New York City Address	Tenant	Lease Size (SF)	Grade Floor Rent PSF(2)	Average Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
650 Madison Avenue	Various	Various	$923.11	$667.58(3)	Various	Various	Gross
645 Madison Avenue	Byredo	1,192	$1,154.39	NAP	Sep-2019	10	Gross
680 Madison Avenue	Missoni	4,125	$1,052.62	$890.07	Apr-2019	15	Gross
432 Park Avenue	Amaffi	4,000	$429,96	NAP	Mar-2019	10	Gross
680 Madison Avenue	Sergio Rossi	1,200	$1,150.49	$874.50	Jan-2019	10	Gross
706 Madison Avenue	Hermes	34,688	$1,409.78	$375.44	Jan-2019	20	Gross
57 East 57th Street	Zilli	2,500	$550.80	NAP	Nov-2018	10	Gross
620 Madison Avenue	Balenciaga	7,600	$852.53	$655.34	Jul-2018	15	Gross
655 Madison Avenue	Schutz	1,656	$1,309.16	$945.03	Jul-2018	10	Gross
611 Madison Avenue	Deciem	400	$1,160.44	NAP	Jan-2018	10	Gross
680 Madison Avenue	Ralph & Russo	5,950	$1,136.27	$545.97	Jan-2018	15	Gross

(1)	Source: Appraisal.

(2)	Grade Floor Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll for retail tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

The Borrower. The borrowing entity for the 650 Madison Avenue Whole Loan is 650 Madison Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford”). Vornado and Oxford are liable on a several basis, 50% to Vornado and 50% to Oxford, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations.

The Borrower Sponsors. The borrower sponsors of the 650 Madison Avenue Whole Loan are Vornado and Oxford. Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 37.1 million square feet. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System, one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square-foot office tower with retail space, which includes the Cartier Mansion, Versace townhouse, Furla and Armani Exchange), and with the related companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors, such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

Property Management. The 650 Madison Avenue Whole Loan is managed by 650 Madison Office Manager LLC with respect to the office space and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of Vornado, pursuant to separate management agreements.

Escrows and Reserves. At origination, the borrower was required to escrow $6,378,315 for free rent and $3,197,699 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below) or Specified Tenant Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months.

Insurance Escrows – On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance premiums. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the 650 Madison Avenue Property is insured under a blanket insurance policy in accordance with the 650 Madison Avenue Whole Loan documents.

TI/LC Reserves – On a monthly basis during a Trigger Period, the borrower is required to escrow $125,000 for ongoing TI/LC reserves.

Replacement Reserves – On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of $0.25 multiplied by the aggregate number of rentable square feet then contained in the 650 Madison Avenue Property (excluding rentable square footage contained in any Condominium Unit (as defined below) that was previously released from the collateral for the 650 Madison Avenue Whole Loan).

Operating Expense Reserve – On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

Lockbox / Cash Management. The 650 Madison Avenue Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. During the continuance of a Trigger Period or a Specified Tenant Trigger Period, funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, and other accounts as required by the 650 Madison Avenue Whole Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 650 Madison Avenue Whole Loan documents. If a Trigger Period is continuing, excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the 650 Madison Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 2 – 650 Madison Avenue

A “Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters or (ii) an event of default , and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield or (y) with respect to clause (ii) above, the event of default has been cured.

A “Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing Ralph Lauren and paying no less than 30% of the total gross rent payable at the 650 Madison Avenue Property (a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable Specified Tenant Trigger Period Cure.

For the avoidance of doubt, the existence of a Specified Tenant Trigger Period will not, by itself, cause a Trigger Period.

Upon a Specified Tenant Trigger Period and prior to a Specified Tenant Trigger Period Cure (as defined below), a Specified Tenant reserve will be funded monthly until lender has swept up to $80.00 per square foot for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable Specified Tenant Trigger Period Cure.

A “Specified Tenant Trigger Period Cure“ means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect and/or (e) the lender receives reasonably satisfactory evidence that (i) that Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of the 650 Madison Avenue Whole Loan documents).

Subordinate and Mezzanine Debt. The 650 Madison Avenue B-Notes, which have an aggregate original principal balance of $213,200,000, are subordinate to the 650 Madison Avenue Senior Loan and accrue interest at a rate of 3.48600% per annum. The 650 Madison Avenue B-Notes are coterminous with the 650 Madison Avenue Senior Loan. The holders of the 650 Madison Avenue B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the 650 Madison Avenue Whole Loan. Based on the 650 Madison Avenue Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 66.1%, 2.01x and 7.3%, respectively.

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, and each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively, the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – 650 Madison Avenue

not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, (v) the borrower delivers a REMIC opinion and (vi) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers must be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the 650 Madison Avenue Whole Loan assumption and the related legal opinions.

Partial Release. Provided no event of default is continuing and a Condominium Conversion has occurred, the borrower has the right at any time after the earlier of (a) November 26, 2022 and (b) the date that is two years after the closing date of the securitization that includes the last note comprising the 650 Madison Avenue Whole Loan to be securitized, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) the defeasance of a portion of the 650 Madison Avenue Whole Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Whole Loan among the various condominium units pro rata according to their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must, in the aggregate, be equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67.0%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the 650 Madison Avenue Whole Loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, being no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee/Leasehold
(S&P/Fitch / DBRS):	BB/BBBsf/BBB(low)	Property Type - Subtype:	Retail – Super Regional Mall
Original Principal Balance(2):	$60,000,000	Net Rentable Area (SF):	811,797
Cut-off Date Principal Balance(2):	$60,000,000	Location:	Brooklyn, NY
% of IPB:	6.6%	Year Built / Renovated:	1969 / 2018
Loan Purpose:	Refinance	Occupancy(6):	96.7%
Borrowers:	Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC	Occupancy Date:	10/31/2019
Borrower Sponsor:	The Macerich Partnership, L.P.	4th Most Recent NOI (As of):	$42,598,711 (12/31/2016)
Interest Rate:	3.35880%	3rd Most Recent NOI (As of):	$39,436,748 (12/31/2017)
Note Date:	12/3/2019	2nd Most Recent NOI (As of):	$42,088,187 (12/31/2018)
Maturity Date:	1/1/2030	Most Recent NOI (As of)(7):	$47,457,344 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$81,045,187
Original Amortization Term:	None	UW Expenses:	$29,004,262
Amortization Type:	Interest Only	UW NOI(7):	$52,040,925
Call Protection(3):	L(25),Grtr1%orYM(90),O(5)	UW NCF:	$50,905,970
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$900,000,000 / $1,109
Additional Debt(2)(4):	Yes	Appraisal Date:	10/17/2019
Additional Debt Balance(2)(4):	$427,000,000; $53,000,000
Additional Debt Type(2)(4):	Pari Passu; Mezzanine

Escrows and Reserves(5)				Financial Information(1)(2)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$600	$600
Replacement Reserves:	$0	Springing	$348,899	Cut-off Date LTV:	54.1%	60.0%
TI/LC:	$0	Springing	$2,435,391	Maturity Date LTV:	54.1%	54.1%
Other:	$0	Springing	N/A	UW NCF DSCR(8):	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A Notes(2)	$487,000,000		90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan	53,000,000		9.8	Return of Equity	105,237,541	19.5
				Closing Costs	6,113,399	1.1
Total Sources	$540,000,000		100.0%	Total Uses	$540,000,000	100.0%

(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association (“WFB”) and SGFC. The financial information in the chart above reflects the Cut-off Date balance of the Kings Plaza Whole Loan (as defined below).

(2)	The Kings Plaza Loan (as defined below) consists of the non-controlling Note A-2-1 and is part of a whole loan evidenced by 12 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. For additional information, see “The Loan” below.

(3)	The lockout period will be at least 25 payments beginning with February 1, 2020. The borrowers have the option to prepay the Kings Plaza Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance of the Kings Plaza Whole Loan from and after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu Kings Plaza Whole Loan note to be securitized and (ii) February 1, 2023. The actual lockout period may be longer.

(4)	For a full description see “Subordinate and Mezzanine Debt” below.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Forever 21 Retail, Inc. (“Forever 21”) occupies 22,802 square feet of space at the Kings Plaza Property and currently pays rent but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. The retailer filed for Chapter 11 bankruptcy in September 2019. The borrower is currently negotiating a three-year renewal with the tenant, which is pending court approval.

(7)	The increase in UW NOI from Most Recent NOI is primarily attributable to (i) increases in rent prior to February 1, 2021, (ii) straight-lined rents for investment grade-rated tenants and (iii) projected increases in power plant revenue as this component of the Kings Plaza Property stabilizes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

(8)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term and then is fully amortizing based on a five-year schedule. Total Debt UW NCF DSCR is based on the first 12 amortizing payments on the amortization schedule for the Kings Plaza Mezzanine Loan.

The Loan. The Kings Plaza loan (the “Kings Plaza Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in a 811,797 square-foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 12 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. Note A-2-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the BBCMS 2020-C6 securitization trust and constitutes the Kings Plaza Loan. Note A-1-2, with an original principal balance of $50.0 million, is expected to be contributed to the Benchmark 2020-B16 securitization trust. Notes A-3-1 and A-3-4, with an aggregate original principal balance of $75.0 million, are expected to be contributed to the BANK 2020-BNK25 securitization trust. The remaining notes are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	JPMCB	Yes
A-1-2	$50,000,000	Benchmark 2020-B16(1)	No
A-1-3	$30,000,000	JPMCB	No
A-1-4	$21,108,108	JPMCB	No
A-2-1	$60,000,000	BBCMS 2020-C6	No
A-2-2	$50,000,000	SGFC	No
A-2-3	$35,000,000	SGFC	No
A-2-4	$12,945,946	SGFC	No
A-3-1	$50,000,000	BANK 2020-BNK25(2)	No
A-3-2	$50,000,000	WFB	No
A-3-3	$32,945,946	WFB	No
A-3-4	$25,000,000	BANK 2020-BNK25(2)	No
Total Senior Notes	$487,000,000
(1)	The Benchmark 2020-B16 trust is expected to close on February 12, 2020.

(2)	The BANK 2020-BNK25 trust is expected to close on February 13, 2020.

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the Marina Building (as defined below) and a portion of the ground under the parking garage is subject to a ground lease as further described under “Ground Lease” below.

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn. The collateral is anchored by Macy’s, Lowe’s Home Centers, Primark, JCPenney, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. Although sales are not reported, per the appraisal, Primark has indicated that it expects its Kings Plaza Property location to generate the highest revenue in the United States, including in excess of its Boston flagship store within the next 12-24 months. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark sales to be approximately $45-$50 million annually. Macy’s owns 339,000 square feet at the Kings Plaza Property (the “Macy’s Parcel”) but the Macy’s Parcel is not collateral for the Kings Plaza Whole Loan. The Macy’s at the Kings Plaza Property was selected as one of the Macy’s “Growth 100” locations for 2020. As part of the “Growth 100” program, the Macy’s at the Kings Plaza Property will receive an estimated $4 to $5 million to remodel the store in the upcoming years, with anticipated renovations including technology upgrades, dressing room upgrades, new flooring, lighting, painting and even improvements to the exterior of the space leased at the Kings Plaza Property. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property, has been in occupancy since 2010 and has a lease expiration of January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

September 2019 and is currently negotiating a three-year renewal at the Kings Plaza Property for $900,000 in annual base rent that is currently pending court approval. Forever 21 reported TTM September 2019 sales of approximately $237 per square foot. Forever 21 currently pays rent but was underwritten as vacant.

The Kings Plaza Property was 96.7% leased as of October 31, 2019. For the tenants reporting sales, the Kings Plaza Property generated approximately $351.98 million in gross sales as of the TTM period ending September 2019. The Kings Plaza Property generates approximately 46.8% of its top line revenue from department stores and in-line tenants over 10,000 square feet. Total in-line sales excluding temporary tenants, account for approximately 85.7% of total revenue generated at the Kings Plaza Property. Since the borrower sponsor renovated the Kings Plaza Property, in-line sales have increased from $665 per square foot in 2014 to $753 per square foot as of September 2019. Additionally, in-line occupancy costs have decreased from year end 2014 to September 2019 from 20.6% to 19.0%.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 per square foot) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property include the $144.7 million redevelopment of the 290,000 square-foot, former four-level Sears box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. At the center of the $144.7 million redevelopment was a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington Coat Factory. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the Kings Plaza Property underwent approximately $22.0 million in renovations throughout 2014 and 2015. These renovations included a refreshed interior, energy efficient LED lighting, new flooring (including both carpet and tile), a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof, which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allows the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019 and is expected to generate approximately $1.3 million in participation revenue and generated $1.3 million in operating cost savings through year end 2019. In 2020, expected revenue is approximately $1.8 million and the income stream is expected to reach stabilization in 2021 at approximately $2.1 million in participation revenue.

Environmental. According to a Phase I environmental assessment dated November 22, 2019, there was no evidence of any recognized environmental conditions at the Kings Plaza Property. Nova recommended providing secondary containment for drums containing petroleum products or hazardous substances at the Kings Plaza Property and continued compliance with an existing operations and maintenance plan for asbestos-containing materials. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA (square feet)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Primary Competition
Gateway Center I & II	2001 / NAP	1,200,000	$450	97.0%	6.4	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	1973 / 2004	1,172,180	$1,430	99.0%	16.4	JCPenney, Macy’s
Green Acres Mall	1956 / 2016	2,075,000	$615	96.0%	14.3	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	1972 / 2018	1,700,000	NAV	92.0%	19.0	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	1956 / 2014	2,330,000	$1,200	97.0%	28.7	Bloomingdale’s, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
95.2%	96.6%	97.9%	96.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the October 31, 2019 rent roll and includes temporary tenants, which account for 9,065 square feet at the Kings Plaza Property.

(3)	Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Forever 21 and the Kings Plaza Borrowers are currently negotiating a three-year renewal, which is pending court approval.

The following table presents certain information relating to the historical sales at the Kings Plaza Property.

	Historical Sales(1)
	2015	2016	2017	2018	TTM September 2019 Sales	TTM September 2019 Sales PSF	TTM Occupancy Cost %
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria Secret’s	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(2)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(3)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(4)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%
Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	JCPenney’s lease commenced in July 2018.

(3)	ULTA Beauty’s lease commenced in October 2017.

(4)	Zara’s lease commenced in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent(3)	Sales PSF	Occ. Costs	Lease Exp. Date
Lowe’s Home Center	Baa1/BBB+/NR	114,000	14.0%	$19.30	$2,200,000	5.6%	$391	6.3%	5/31/2028
Primark(4)	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	NAP	NAP	7/31/2038
JCPenney(5)	Caa3/CCC/CCC+	94,895	11.7%	$7.57	$718,054	1.8%	$159	9.8%	7/31/2038
Burlington	NR/BB+/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	NAP	NAP	7/31/2028
Best Buy	Baa1/BBB/NR	53,371	6.6%	$52.80	$2,817,989	7.2%	NAP	NAP	1/31/2032
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	$512	7.3%	7/31/2028
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	$441	19.2%	1/31/2024
Old Navy	Baa2/BB/NR	18,256	2.2%	$68.94	$1,258,638	3.2%	$403	19.6%	1/31/2025
Victoria’s Secret	NR/NR/NR	12,034	1.5%	$69.60	$837,566	2.1%	$705	20.5%	1/31/2023
ULTA Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	$637	19.3%	10/31/2027
Top Ten Tenants		520,285	64.1%	$32.59	$16,954,448	43.3%

Non Top Ten Tenants		255,766	31.5%	$86.95	$22,239,665	56.7%

Occupied Collateral Total(6)		776,051	95.6%	$50.50	$39,194,113	100.0%

Vacant Space(7)(8)		35,746	4.4%

Collateral Total		811,797	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF, Base Rent and % of Total U/W Base Rent reflect the following: (a) in-place leases based on the October 2019 rent roll; (b) contractual rent steps of $1,139,421 through February 1, 2021; and (c) straight-lined rental income of $735,235 for investment grade related tenants including (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans, (f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(4)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp. or a Primark successor and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within an approximately 10 mile radius of the Kings Plaza Property or (ii) the tenant or any of its affiliates owns, operates or otherwise becomes financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

(5)	JCPenney is underwritten to percentage rent in lieu per the tenant’s lease. JCPenney percentage rent in lieu of 5.0% is based on T12 September 2019 sales.

(6)	Occupied Collateral Total Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

(7)	Vacant Space includes Forever 21, which occupies space at the Kings Plaza Property but was underwritten as vacant and has no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

(8)	Vacant space includes 9,065 square feet of space associated with temporary or kiosk tenants with no underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
2020 & MTM(7)	12	42,601	5.2	$3,051,598	7.8%	78,347	9.7%	$3,051,598	7.8%
2021	7	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	14	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Beyond	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total	108	811,797	100.0%	$39,194,113	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the Kings Plaza Property.

(4)	UW Base Rent Expiring and % of UW Base Rent Expiring reflect the following: (a) in-place leases based on the October 2019 rent roll; (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,235 for investment grade related tenants including: (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans, (f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(5)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the Kings Plaza Property.

(6)	Vacant space includes Forever 21, which occupies 22,802 square feet at the Kings Plaza Property but has no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. The retailer filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

(7)	Includes All Seasons Marine Corp, which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	$46.82	48.5%
Straight-Line Rent(4)	0	0	0	0	735,253	0.91	0.9
Vacant Income	0	0	0	0	2,227,628	2.74	2.8
Gross Potential Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$40,967,919	$50.47	52.3%
Total Reimbursements(5)	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.14	39.5
% in Lieu/Percentage Rent(6)	293,672	201,320	735,279	1,476,667	2,195,355	2.70	2.8
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	2.97	3.1
Power Plant Income	0	0	0	960,000	1,804,680	2.22	2.3
Net Rental Income	$66,006,002	$60,098,925	$64,509,633	$71,586,146	$78,340,482	$96.50	100.0%
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(3,678,863)	(4.53)	(4.7)
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.86	8.1
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	$99.83	103.5%

Total Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	$35.73	35.8%

Net Operating Income(8)	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	$64.11	64.2%

Total TI/LC, Capex/RR	0	0	0	0	1,134,955	1.40	1.4

Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	$62.71	62.8%
(1)	TTM reflects the trailing twelve month period ending September 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place reflects the following: (a) in-place leases based on the October 2019 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(4)	Underwritten straight-line rental income of $735,253 for investment grade rated tenants includes: (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans,
(f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(5)	Total Reimbursements includes reimbursements from the Macy’s Parcel, which is not part of the collateral.

(6)	% in Lieu/Percentage Rents includes % in lieu for JCPenney, Charlotte Russe and Parfois.

(7)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.

(8)	The increase in Underwritten Net Operating Income and TTM Net Operating Income is primarily attributable to (i) increases in rent prior to February 1, 2021, (ii) straight-lined rents for investment grade-rated tenants and (iii) projected increases in power plant revenue as this component of the Kings Plaza Property stabilizes.

The Market. The Kings Plaza Property is located in Brooklyn, New York at the intersection of Flatbush Avenue and Avenue U. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively, with an estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 per square foot. The concluded market rents for the South Brooklyn retail submarket and the New York retail market are $42.90 per square foot and $42.33 per square foot, respectively. As of October 2019, the Kings Plaza Property has a weighted average in-place asking rent of $50.50 per square foot, which is slightly above the market rent for the South Brooklyn retail submarket and the New York retail market.

The Borrowers. The borrowing entities for the Kings Plaza Whole Loan are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC, (collectively, the “Kings Plaza Borrowers”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Kings Plaza Borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”). The Kings Plaza Guarantor is part of the parent organization The Macerich Company (NYST: MAC) (“Macerich”), an S&P 500 Company that ranks among the largest owners, operators and developers of retail real estate. Founded in 1964, Macerich has 47 properties in 15 different states with a large concentration in California, Arizona and New York. Additionally, Macerich reported total revenues of $960 million and $9.03 billion in total assets under management as of December 31, 2018.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers.

Escrows and Reserves. At origination, the Kings Plaza Borrowers were not required to fund any initial reserves.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual property taxes. The monthly tax reserve requirement is waived if (i) no Trigger Period is continuing and (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual insurance premiums. The monthly insurance reserve requirement is waived if (i) no Trigger Period is continuing, (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been timely paid, and (iii) the Kings Plaza Borrowers provide the lender with evidence that the insurance policies required to be maintained by the Kings Plaza Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents.

Replacement Reserves – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve a monthly amount equal to 1/12th of the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25. At such time when the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the Kings Plaza Borrowers’ obligation to make monthly deposits into the replacement reserve account will be waived.

TI/LC Reserves – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve an amount equal to 1/12th of the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50. However, the Kings Plaza Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

Ground Rent Reserve – On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve the monthly ground rent payable under the ground lease as described under “Ground Lease” below. However, as long as no Trigger Period has occurred or is continuing, the Kings Plaza Borrowers’ obligations with respect to monthly deposits into the ground rent reserve account will be waived.

Lockbox / Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrowers were required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property instructing the tenants to deposit all rents and payments directly into a lender-controlled lockbox account at a deposit bank reasonably acceptable to the lender (the “Deposit Bank”). In addition, in accordance with the Power Plant Owner Agreement (the “KPE Agreement”) between Kings Plaza Energy LLC (“KPE”), a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers, and the lender, KPE is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE at the Deposit Bank. Each of the Kings Plaza Borrowers, the related managers and KPE is required to deposit any funds it receives into the applicable lockbox account within three business days of receipt. So long as no Trigger Period is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrowers. Upon the commencement of a Trigger Period, neither the Kings Plaza Borrowers nor KPE will have access to the funds in its lockbox account, and such funds are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

A “Trigger Period” commences upon (i) an event of default under the Kings Plaza Whole Loan; (ii) the commencement of a Low Debt Service Period (as defined below); and (iii) the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below); and ends if (a) with respect to clause (i), the event of default under the Kings Plaza Whole Loan has been cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, or (c) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default under the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza Whole Loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WFB funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the Kings Plaza Borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the Kings Plaza Mezzanine Loan documents. Based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan, the cumulative Cut-off Date loan-to-value is 60.0%, the cumulative UW NCF debt service coverage ratio is 1.73x and the cumulative UW NOI debt yield is 9.6%. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None, other than a corporate financing arrangement with a pledge by the borrower sponsor or its affiliates of their indirect ownership of the Kings Plaza Borrowers, with respect to which, among other requirements, the value of the Kings Plaza Property constitutes no more than 15% of the value of all assets securing such credit facility.

Partial Release. The Kings Plaza Borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property for redevelopment, provided, that the redevelopment will not materially impair the use of the garage by customers of the mall at the Kings Plaza Property. The Kings Plaza Borrowers may eventually use some of the excess space in the parking garage to develop multifamily units. The Kings Plaza Borrowers will have the right to transfer and obtain the release of all or a portion of the parking garage (such portion of the parking garage, the “Release Parcel”) at the Kings Plaza Property provided that, among other things: (i) no event of default has occurred and is continuing under the Kings Plaza Whole Loan documents, (ii) the Kings Plaza Borrowers have delivered not less than 30 days’ prior written notice to the lender, (iii) the Kings Plaza Borrowers pay to the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel, (iv) the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount as a result of the release of the Release Parcel, (v) the remaining Kings Plaza Property constitutes a separate tax lot, (vi) the number of parking spaces at the Kings Plaza Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements, (vii) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Kings Plaza Property which constitutes acceptable real estate collateral under the Code for a REMIC trust) is equal to or less than 125% or the lender receives a REMIC opinion, (viii) the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the Kings Plaza Borrowers or the Kings Plaza Guarantor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel.

Ground Lease. A portion of the Kings Plaza Property, comprised of the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrowers exercised a 10-year extension option, which was their first of five extension options. Three 10-year extension options and one nine-year extension option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases from the Kings Plaza Borrowers the Marina Building, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 3 – Kings Plaza

subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Subtenant. Annual base rent equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,321,250	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$50,321,250	Property Type – Subtype:	Office - CBD
% of IPB:	5.6%	Net Rentable Area (SF):	866,706
Loan Purpose:	Acquisition	Location:	Jersey City, NJ
Borrowers(2):	Various	Year Built / Renovated:	2001 / N/A
Borrower Sponsors(2):	Various	Occupancy:	95.5%
Interest Rate:	3.40500%	Occupancy Date:	8/1/2019
Note Date:	1/6/2020	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/5/2030	3rd Most Recent NOI (As of):	$19,827,872 (12/31/2017)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$21,825,858 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$20,411,841 (TTM 11/30/2019)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$34,549,509
Call Protection(3):	L(24),Def(89),O(7)	UW Expenses:	$12,284,114
Lockbox / Cash Management:	Springing	UW NOI:	$22,265,395
Additional Debt(1):	Yes	UW NCF:	$21,683,475
Additional Debt Balance(1):	$201,285,000	Appraised Value / Per SF(5):	$410,000,000 / $473
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/16/2019

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$290
Taxes:	$881,651	Springing	N/A	Maturity Date Loan / SF:	$290
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$10,834	N/A	Maturity Date LTV:	61.4%
TI/LC:	$0	$72,226	$1,500,000	UW NCF DSCR:	2.50x
Existing TI/LC(5):	$4,840,935	$0	N/A	UW NOI Debt Yield:	8.8%
Rent Concession(5):	$21,201,910	$0	N/A
Major Tenant Rollover:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$251,606,250	62.1%	Purchase Price	$372,750,000	92.0%
Borrower Sponsor Equity	153,568,618	37.9	Upfront Reserves	26,924,496	6.6
Closing Costs	5,500,372	1.4
Total Sources	$405,174,868	100.0%	Total Uses	$405,174,868	100.0%

(1)	The 545 Washington Boulevard Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate original principal balance of $251,606,250. The financial information presented in the chart above reflects the Cut-off Date balance of the 545 Washington Boulevard Whole Loan (as defined below).

(2)	See “The Borrowers” and “The Borrower Sponsors” section below.

(3)	Defeasance of the 545 Washington Boulevard Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the 545 Washington Boulevard Whole Loan to be securitized or (ii) September 5, 2023. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(5)	The Appraised Value / Per SF is based on the assumption that the lender escrowed all outstanding tenant improvements and leasing commissions and free rent under the 545 Washington Boulevard Whole Loan documents. At origination, the lender reserved approximately $21,201,910 for rent concessions and approximately $4,840,935 for existing tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

The Loan. The mortgage loan (the “545 Washington Boulevard Mortgage Loan”) is part of a whole loan (the “545 Washington Boulevard Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $251,606,250. The 545 Washington Boulevard Whole Loan is secured by a first priority fee and leasehold mortgage on an 866,706 square-foot office tower located in Jersey City, New Jersey (the “545 Washington Boulevard Property”). The 545 Washington Boulevard Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Barclays. The non-controlling Note A-4, with an original principal balance of $50,321,250, will be contributed to the BBCMS 2020-C6 securitization trust. The controlling Note A-1, with an original principal balance of $81,285,000, is expected to be contributed to the BANK 2020-BNK25 securitization trust. Non-controlling promissory Notes A-2 and A-3 have an aggregate original principal balance of $120,000,000 and are expected to be contributed to future securitization trusts. The 545 Washington Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK25 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$81,285,000	BANK 2020-BNK25(1)	Yes
Note A-2	$60,000,000	MSBNA	No
Note A-3	$60,000,000	MSBNA	No
Note A-4	$50,321,250	BBCMS 2020-C6	No
Total	$251,606,250

(1)	The BANK 2020-BNK25 trust is expected to close in February 2020.

The Property. The 545 Washington Boulevard Property consists of a 22-story office building, totaling 866,706 square feet, on an approximately 2.7-acre site in Jersey City, New Jersey. Of the total 866,706 rentable area, 11,285 square feet is ground floor retail space leased to Santander Bank, N.A., Eathen Grill Inc., Newport Restaurant Group (Dorrian's), Cosi and Tobmar International Inc. The 545 Washington Boulevard Property was originally built in 2001. The 545 Washington Boulevard Property was 95.5% leased as of August 1, 2019 to nine tenants. The two largest tenants, Insurance Services Office, Inc. (“ISO”) (40.7% of NRA) and JPMorgan Chase Bank (39.7% of NRA), together comprise 80.4% of NRA and 83.2% of base rent and have leases extending through October 2032 or beyond. ISO is a wholly-owned subsidiary of Verisk Analytics (“Verisk Analytics”).

The 545 Washington Boulevard Property has a surface parking lot at the rear of the property that can accommodate up to 15 cars and is reserved for ISO executive parking. There is an irrevocable, perpetual parking easement in place pursuant to which the borrowers and all future owners of the improvements have the right to use 739 parking spaces in the parking garage located at 561 Washington Boulevard (the “North Garage”). Pursuant to a partnership (the “Garage Partnership”) between, among other parties, the owner of the North Garage and 545 Washington Parking Garage, LP, an affiliate of the borrowers (the “Garage Affiliate”), certain additional income generated from transient parking operations at the North Garage is additional collateral for the 545 Washington Boulevard Whole Loan. The Garage Affiliate’s 26.7752% interest in the Garage Partnership has been pledged as collateral for the 545 Washington Boulevard Whole Loan. Income from the parking garage represents 5.5% of underwritten effective gross income. JPMorgan Chase Bank is entitled to use 343 spaces at the North Garage pursuant to its lease, ISO is entitled to use at least 348 spaces at the North Garage pursuant to its lease, and various other tenants are also entitled to use spaces at the North Garage, in each case, subject to the terms of each respective lease, for a total of 765 parking spaces at the North Garage; i.e. an overage of 26 spaces. There is an additional parking easement in place pursuant to which the borrowers and all future owners of the improvements have the right, for a period of 25 years from the origination date, to park up to 128 cars, on a non-exclusive basis, in an adjacent garage at 90 Town Square Place. See “Description of the Mortgage Pool—Property Types—Office Properties” in the Preliminary Prospectus.

Major Tenants.

The largest tenant at the 545 Washington Boulevard Property is ISO (352,765 square feet, 40.7% of NRA, 42.2% of underwritten base rent, 12/31/2033 lease expiration). ISO has been a tenant at the 545 Washington Boulevard Property since 1999 and extended its lease in 2014. ISO has a lease expiration of December 31, 2033 with two five-year renewal options remaining. ISO provides data analytics solutions in the United States and internationally, offering predictive analytics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, natural resources intelligence, economic forecasting and various other fields. The company was founded in 1971 and employs approximately 8,000 employees worldwide. ISO has one remaining option to lease one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors (the “Third Option Space”) by notice at least 13 months in advance of May 2021. Provided that ISO waives its option on the Third Option Space, ISO has the option to terminate its lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025). In the event that ISO exercises such option to terminate a floor, it is required to pay an amount equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance (approximately $52,915) and bathroom allowance ($80,000) allocable to the giveback space.

The second largest tenant at the 545 Washington Boulevard Property is JPMorgan Chase Bank (343,805 square feet, 39.7% of NRA, 41.0% of underwritten base rent, 10/31/2032 lease expiration). JPMorgan Chase Bank has been a tenant at the 545 Washington Boulevard Property since 2016 and has a lease expiration of October 31, 2032 with two five-year renewal options remaining. At loan origination, the lender reserved approximately $21,201,910 for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the due date occurring in November 2021 at a rate of (i) $916,813 for the period from November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from September 2022 through and including January 2024. JP Morgan Chase & Co. operates as a financial services company worldwide. It operates through four segments: Consumer & Community Banking, Corporate & Investment Bank, Commercial Banking, and Asset & Wealth Management. The company also provides ATMs, digital covering online and mobile, and telephone banking services. JP Morgan Chase & Co.’s predecessor was founded in 1799 and is headquartered in New York, New York. JPMorgan Chase Bank also leases 100.0% of the space at an adjacent property at 575 Washington Boulevard, which is connected to the 545 Washington Boulevard Property by a skybridge.

The third largest tenant at the 545 Washington Boulevard Property is HSBC Technology & Services (USA) (“HSBC”) (77,472 square feet, 8.9% of NRA, 10.7% of underwritten base rent, 2/28/2021 lease expiration). HSBC has been a tenant at the 545 Washington Boulevard Property since 2001 and has a lease expiration of February 28, 2021 with one 5-year renewal option remaining. HSBC serves small enterprises, government, and corporate and institutional clients, as well as high net worth individuals and families. The company was founded in 1865 and is headquartered in London with 30,437 employees.

Environmental. A Phase I environmental site assessment dated August 15, 2019 identified a controlled recognized environmental condition stemming from the 545 Washington Boulevard Property’s location within a district historically occupied by a large industrial rail yard, the operations of which resulted in soil and groundwater contamination in and around the 545 Washington Boulevard Property. According to the environmental site assessment, no further action is warranted at this time. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2015(1)(2)	2016(1)(2)	2017(2)	2018(2)	Current(3)
81.6%	100.0%	95.5%	95.5%	95.5%
(1)	The increase in occupancy from 2015 to 2016 was due to JPMorgan Chase Bank commencing its lease in February 2016.

(2)	Historical occupancies are as of December 31 of the respective year.

(3)	Current Occupancy reflects in-place leases as of August 1, 2019 based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Exp. Date
ISO(4)	Baa2/BBB/BBB+	352,765	40.7%	$33.75	$11,905,819	42.2%	12/31/2033
JPMorgan Chase Bank(5)(6)	A2/A-/AA-	343,805	39.7	$33.67	$11,576,304	41.0	10/31/2032
HSBC Technology & Services	A2/A/AA-	77,472	8.9	$39.00	$3,021,408	10.7	2/28/2021
VF Sportswear(7)	A3/A/NR	42,643	4.9	$28.00	$1,194,004	4.2	2/28/2025
Major Tenants		816,685	94.2%	$33.91	$27,697,534	98.1%

Other Tenants		11,285	1.3%	$46.94	$529,719	1.9%

Occupied Collateral Total		827,970	95.5%	$34.09	$28,227,253	100.0%

Vacant Space		38,736	4.5%

Collateral Total		866,706	100.0%

(1)	Based on underwritten rent roll dated August 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent and Base Rent PSF are based on the underwritten in-place base rent as of August 1, 2019. Base Rent is inclusive of $128,894 of contractual rent steps through December 2020 for non-investment grade rated tenants and $1,191,882 of straight line rent for the investment grade tenants.

(4)	ISO has one remaining option to lease one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by providing notice at least 13 months in advance of May 2021. Provided that ISO waives its option on the third expansion space, ISO has the option to terminate its lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025). ISO is required to pay the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance (approximately $52,915) and bathroom allowance ($80,000) allocable to the giveback space.

(5)	At origination, the lender reserved approximately $21,201,910 for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the due date occurring in November 2021 at a rate of (i) $916,813 for the period from November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from September 2022 through and including January 2024.

(6)	JPMorgan Chase Bank has a right of first refusal to purchase the 545 Washington Property pursuant to its lease. Pursuant to a subordination, non-disturbance, and attornment agreement entered into at origination of the 545 Washington Boulevard Whole Loan, such right does not apply to a foreclosure or deed-in-lieu thereof but would apply to subsequent transfers following a foreclosure or a deed-in-lieu thereof.

(7)	VF Sportswear is currently dark and is considering marketing its space for sublease. The lease has a payment guarantee from its parent company, VF Corporation, which is considered an investment grade company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	U/W Rent Expiring(2)	% of U/W Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative U/W Rent Expiring	Cumulative % of U/W Rent Expiring
Vacant	NAP	38,736	4.5%	NAP	NAP	38,736	4.5%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	38,736	4.5%	$0	0.0%
2021	2	77,897	9.0	3,054,507	10.8	116,633	13.5%	$3,054,507	10.8%
2022	1	595	0.1	35,700	0.1	117,228	13.5%	$3,090,207	10.9%
2023	0	0	0.0	0	0.0	117,228	13.5%	$3,090,207	10.9%
2024	0	0	0.0	0	0.0	117,228	13.5%	$3,090,207	10.9%
2025	1	42,643	4.9	1,194,004	4.2	159,871	18.4%	$4,284,211	15.2%
2026	0	0	0.0	0	0.0	159,871	18.4%	$4,284,211	15.2%
2027	2	5,505	0.6	266,046	0.9	165,376	19.1%	$4,550,257	16.1%
2028	0	0	0.0	0	0.0	165,376	19.1%	$4,550,257	16.1%
2029	0	0	0.0	0	0.0	165,376	19.1%	$4,550,257	16.1%
2030	0	0	0.0	0	0.0	165,376	19.1%	$4,550,257	16.1%
2031 & Beyond	3	701,330	80.9	23,676,997	83.9	866,706	100.0%	$28,227,253	100.0%
Total	9	866,706	100.0%	$28,227,253	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2019.

(2)	U/W Rent Expiring is based on the underwritten in-place base rent as of August 1, 2019. U/W Rent Expiring is inclusive of $128,894 of contractual rent steps through December 2020 for non-investment grade rated tenants and $1,191,882 of straight line rent for the investment grade tenants.

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM 11/30/2019(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$25,997,762	$25,521,204	$26,044,146	$26,906,477	$31.04	87.7%
Rent Steps(3)	0	0	0	1,320,776	1.52	4.3
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$25,997,762	$25,521,204	$26,044,146	$28,227,253	$32.57	92.0%
Total Reimbursements	3,207,532	2,532,145	2,502,662	2,467,803	2.85	8.0
Net Rental Income	$29,205,295	$28,053,349	$28,546,808	$30,695,056	$35.42	100.0%
Other Income	5,818,330	8,294,434	5,571,786	3,854,453	4.45	12.6
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	$39.86	112.6%

Total Expenses	$15,195,753	$14,521,925	$13,706,753	$12,284,114	$14.17	35.6%

Net Operating Income	$19,827,872	$21,825,858	$20,411,841	$22,265,395	$25.69	64.4%

Total TI/LC, Capex/RR	0	0	0	581,920	0.67	1.7

Net Cash Flow	$19,827,872	$21,825,858	$20,411,841	$21,683,475	$25.02	62.8%
(1)	The increase in Gross Potential Rent from TTM 11/30/2019 to Underwritten is primarily attributable to $128,894 of rent steps through December 2020 and $1,191,882 of straight line rent for the investment grade tenants.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps includes contractual rent steps through December 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

The Market. The 545 Washington Boulevard Property is located within Jersey City, New Jersey. The 545 Washington Boulevard Property is located along the Hudson River waterfront in Jersey City, which is at the southeastern section of Hudson County. Jersey City is the largest city in Hudson County and the second largest in the state, containing approximately 19.2 square miles. The immediate area provides accessibility to the highway system, as well as its proximity to New York City, Jersey City waterfront, and access to public transportation. Primary access to the 545 Washington Boulevard Property is provided by the ferry, bus, PATH and light rail, as well as via major highways. The area is within a maximum 20-minute commute (depending on mode of transportation) from Manhattan and within a maximum of five to fifteen minutes of New Jersey’s main employment centers of Jersey City and Newark. Primary employers/employment centers consist of numerous office tenants which include a broad spectrum of financial service and service-oriented firms such as Goldman Sachs, First Chicago and Donaldson, Lufkin & Jenrette. Local businesses, Newark International Airport, and the ports of Newark and Elizabeth are also major employers offering opportunities in the general area. Major retail employers include 1.16 million square-foot Newport Centre and 300,000 square-foot Hudson Mall. According to the appraisal, as of the second quarter of 2019, the Northern New Jersey market had an inventory of approximately 105.5 million square feet, overall vacancy in the market of approximately 21.3% and direct asking rent of $30.02. The estimated 2018 population within a 0.5-, one- and three-mile radius is 27,478, 84,973 and 745,146, respectively. According to the appraisal, the estimated 2018 median household income within a 0.5-, one- and three-mile radius is $152,575, $129,094 and $96,836, respectively.

Submarket Information – According to the appraisal, as of the second quarter of 2019, the Hudson Waterfront submarket had an inventory of approximately 17.8 million square feet, overall vacancy in the submarket of approximately 13.1% and direct asking rent of $45.45 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 545 Washington Boulevard Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$40.00	120	Gross + Tenant Electric	2.5% per annum
Retail	$50.00	120	Pro rata of RE Taxes	2.5% per annum
(1)	Information obtained from the appraisal.

The following table presents office rental data with respect to comparable office properties of the 545 Washington Boulevard Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Address	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
545 Washington Boulevard Jersey City, NJ	2001/N/A	866,706(3)	Various	Various	$34.09(3)	Various	Various	Various
70 Hudson Street Jersey City, NJ	2001/N/A	431,438	Gucci Federal Home Loan Fidessa Corporation	51,824 51,824 78,000	$46.00 $43.00 $41.00	Mar-2019 Jan-2018 Mar-2017	11.0 Yrs. 15.0 Yrs. 15.8 Yrs.	Mod. Gross Mod. Gross Mod. Gross
200 Hudson Street Jersey City, NJ	1930/1990	900,000	E*Trade	132,000	$40.00	Dec-2018	11.8 Yrs.	Mod. Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	1990/N/A	1,091,469	Pearl Capital Partners	13,250	$38.50	Jul-2018	10.0 Yrs.	Mod. Gross
Exchange Place 10 Exchange Place Jersey City, NJ	1988/N/A	731,445	NYSA ILA Pension Trust Appleagle, Inc.	17,840 12,960	$39.50 $39.00	Nov-2017 Mar-2017	10.2 Yrs. 11.0 Yrs.	Mod. Gross Mod. Gross
(1)	Source: Appraisal.

(2)	Comparable Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
545 Washington Boulevard Jersey City, NJ	Sept-2019	866,706	95.5%	$372,750,000	$430.08
Newport Office Center VI Jersey City, NJ	Mar-2019	395,050	99.0%	$170,000,000	$430.33
One Newark Center Newark, NJ	Nov-2017	423,028	91.0%	$93,900,000	$221.97
Landmark III Secaucus, NJ	Jul-2017	445,060	99.0%	$115,000,000	$258.39
Two Riverfront Center Newark, NJ	Dec-2016	337,543	100.0%	$165,000,000	$488.83
Waterfront Corporate Center I Hoboken, NJ	Jun-2016	521,215	100.0%	$235,000,000	$450.87
(1)	Information obtained from the appraisal.

The Borrowers. The borrowers for the 545 Washington Boulevard Whole Loan consist of 18 tenant-in-common co-borrowers (nine co-borrowers for the fee interest and nine co-borrowers for the leasehold interest) which collectively own both the fee and leasehold interests in the 545 Washington Boulevard Property, with (a) one such borrower owning approximately 75% of the fee interests, another owning approximately 12% of the fee interests, and no other borrower owning more than approximately 5% of the fee interests (collectively the fee borrowers) and (b) one such borrower owning approximately 75% of the leasehold interests, another owning approximately 12% of the leasehold interests, and no other borrower owning more than approximately 5% of the leasehold interests (collectively the leasehold borrowers). Each borrower is either a single purpose Delaware limited liability company or Delaware limited partnership with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 545 Washington Boulevard Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are affiliates of, and are controlled by, principals of Harbor Group International (“HGI”), a global real estate investment and management firm. HGI invests in and manages diversified property portfolios including office, retail, and multifamily properties. Currently, HGI owns and manages 34,000 multifamily units and 3.7 million square feet of commercial real estate. HGI has over 35 years of experience in the industry and over 750 employees worldwide. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC and HGGP Capital XIII, LLC, each a Virginia limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership. The non-recourse carveout guarantors are affiliates of the borrower sponsors.

Property Management. The 545 Washington Boulevard Whole Loan is managed by Harbor Group Management Co., LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to escrow approximately $881,651 for real estate taxes, approximately $21,201,910 for rent concessions and approximately $4,840,935 for existing tenant improvements and leasing commissions.

Tax Escrows – The ongoing monthly reserve for real estate taxes in an amount equal to 1/12th of the annual real estate taxes that the lender estimates will be payable during the next twelve months will not be required as long as (i) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the borrowers provide to the lender reasonably acceptable evidence that all taxes then due and payable have been paid in full on or prior to their due date.

Insurance Escrows – The ongoing monthly reserve for insurance premiums in an amount equal to 1/12th of the annual estimated insurance premiums will be waived if either (i) (x) the borrowers maintain a blanket or umbrella policy approved by the lender in its reasonable discretion and (y) the borrowers provide the lender with evidence of renewal of such policies at least 10 days prior to the expiration dates of the policies and provide paid receipts for the payment of the insurance premiums by no later than 30 days after such insurance premiums are due and payable or (ii)(x) no Cash Sweep Event Period has occurred and is continuing and (y) the borrowers provide to the lender reasonably acceptable evidence that all insurance premiums then due and payable have been paid in full on or prior to their due date.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow approximately $72,226 for ongoing TI/LC reserves subject to a cap of $1,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $10,834 for ongoing replacement reserves.

Major Tenant Rollover Reserve – The 545 Washington Boulevard Whole Loan documents provide for springing monthly deposits of $144,451 following the occurrence of a Major Tenant Rollover Reserve Trigger (as defined below).

“Major Tenant Rollover Reserve Trigger” means the earlier to occur of the following: (i) if JPMorgan Chase Bank fails to satisfy the Credit Rating Condition (as defined below), (ii) if Verisk Analytics fails to satisfy the Credit Rating Condition or (iii) if ISO fails to be a wholly-owned subsidiary of Verisk Analytics or a successor parent to ISO which satisfies the Credit Rating Condition and wholly owns ISO.

“Credit Rating Condition” means a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Lockbox / Cash Management. The 545 Washington Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrowers are required to direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the borrowers or the property manager receives any rents, it is required to deposit such rents into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied, among other things, (i) to make deposits into the tax and insurance escrows (if any are then required), (ii) to pay debt service on the 545 Washington Boulevard Whole Loan, (iii) to make deposits into the replacement, TI/LC and major tenant rollover reserves (if any are then required), (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary operating or capital expenses approved by the lender and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 545 Washington Boulevard Whole Loan during the continuance of the Cash Sweep Event Period (from which operating expenses may be disbursed during such time as a Cash Sweep Event Period in effect pursuant to clauses (iii) or (iv) of such definition, if permitted by the lender in its sole discretion). If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the borrowers.

A “Cash Sweep Event Period” will commence upon the earliest of (i) an event of default; (ii) the debt service coverage ratio falling below 1.20x for the immediately preceding two consecutive calendar quarters based on a 30-year amortization schedule (a “DSCR Event”); (iii) a Major Tenant (as defined below) being subject to bankruptcy or insolvency; or (iv) a Major Tenant vacating, going dark or not being open for business with respect to 50% or more of its space.

A Cash Sweep Event Period will end upon, with respect to clause (i) above, the cure of such event of default; with respect to clause (ii) above, the debt service coverage ratio being at least 1.25x for the immediately preceding two consecutive calendar quarters (a “DSCR Cure”); with respect to clause (iii) above, the lender’s receipt of evidence that one of the following has occurred: (a) the Major Tenant is no longer subject to bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and the applicable Major Tenant is in physical occupancy of the space, operating in customary business hours in at least 50% of its space and paying full, unabated rent under its lease or (b) at least 50% of the Major Tenant’s space has been re-let to one or more replacement tenants and/or subleased to one or more unaffiliated third-party subtenants pursuant to replacement lease(s) which are reasonably acceptable to the lender with respect to replacement lease(s) which are not with a Major Tenant, and with respect to replacement lease(s) which are with a Major Tenant, are approved by the lender in its sole discretion (a “Major Tenant Space Re-Let”), open for business and paying full rent; and with respect to clause (iv) above, the lender’s receipt that either (a) such Major Tenant is in occupancy, open for business in at least 50% of the Major Tenant’s space and paying full rent or (b) a Major Tenant Space Re-Let has occurred.

The borrowers may cure a Cash Sweep Event Period based on a DSCR Event by prepaying a portion of the 545 Washington Boulevard Whole Loan in accordance with the 545 Washington Boulevard Whole Loan documents, without payment of any prepayment fee or yield maintenance premium, in an amount sufficient to achieve a DSCR Cure or by depositing with the lender a letter of credit meeting the requirements of the 545 Washington Boulevard Whole Loan documents in an amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 4 – 545 Washington Boulevard

that, if applied to reduce the outstanding principal balance of the 545 Washington Boulevard Whole Loan, would cause the debt service coverage ratio to be equal to or greater than required to achieve a DSCR Cure.

A “Major Tenant” is each of (i) JPMorgan Chase Bank, (ii) ISO and (iii) any other lessee(s) of the space demised pursuant to the Major Tenants listed in clause (i) and (ii) above under a lease which (together with any other leases for such tenant or its affiliates) exceeds 135,000 square feet and any guarantors of such leases.

Subordinate and Mezzanine Debt. The 545 Washington Boulevard Whole Loan documents provide a one-time right for either (but not both) of (i) the holder of 100% of the equity interests in the borrowers to obtain a mezzanine loan from a third-party lender meeting the requirements of the 545 Washington Boulevard Whole Loan documents or (ii) the borrowers to obtain a preferred equity investment from a holder of a direct or indirect preferred equity interest of the borrowers, provided that the following conditions in each case, among others, are satisfied: (a) no event of default is continuing, (b) the aggregate loan-to-value ratio of the 545 Washington Boulevard Whole Loan and the additional debt is equal to or less than 61.4% (based on an updated appraisal ordered by the lender in accordance with the 545 Washington Boulevard Whole Loan documents), (c) the aggregate debt service coverage ratio of the 545 Washington Boulevard Whole Loan and the additional debt is equal to or greater than 2.50x, (d) the aggregate debt yield of the 545 Washington Boulevard Whole Loan and the additional debt is equal to or greater than 8.6%, (e) if applicable, the lender and the mezzanine lender enter into a customary intercreditor agreement in such form acceptable to the lender in its sole discretion, or as applicable, a customary recognition agreement in such form acceptable to the lender in its sole but reasonable discretion, (f) if the lender requests, the lender has received a rating agency confirmation as to the implementation of the additional debt and (g) the additional debt is at least coterminous with the 545 Washington Boulevard Whole Loan.

Partial Release. Not permitted.

Ground Lease. The 545 Washington Boulevard Property is comprised of both a fee interest and a leasehold interest under a 98-year ground lease, dated as of July 1, 1999 and expiring June 30, 2097. Both the fee and leasehold interest are collateral for the 545 Washington Boulevard Whole Loan. The borrowers own both the fee and leasehold interests in the 545 Washington Boulevard Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title(5):	Fee
(S&P/Fitch / DBRS):	BBB-/BBB-sf/AA(high)	Property Type – Subtype:	Office – CBD
Original Principal Balance(1)(2):	$50,000,000	Net Rentable Area (SF):	515,518
Cut-off Date Principal Balance(1)(2):	$50,000,000	Location:	Seattle, WA
% of IPB:	5.5%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Acquisition	Occupancy:	100.0%
Borrower:	Seattle 801 Fifth Owner LLC	Occupancy Date:	12/19/2019
Borrower Sponsors:	FS KKR Capital Corp. and FS KKR Capital Corp. II	4th Most Recent NOI (As of)(6):	NAV
Initial Interest Rate:	3.69868%	3rd Most Recent NOI (As of)(6):	NAV
Note Date:	12/19/2019	2nd Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(3):	1/6/2030	Most Recent NOI (As of)(7):	$22,378,232
Interest-only Period:	120 months	UW Economic Occupancy:	95.2%
Original Term:	120 months	UW Revenues:	$32,787,852
Original Amortization Term:	None	UW Expenses:	$8,792,416
Amortization Type(3):	ARD-Interest Only	UW NOI:	$23,995,436
Call Protection(4):	L(24),Grtr1%orYM(1),DeforGrtr1%orYM(88),O(7)	UW NCF:	$23,119,056
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$470,000,000 / $912
Additional Debt(2):	Yes	Appraisal Date:	11/5/2019
Additional Debt Balance(2):	$135,000,000; $112,600,000; $48,500,000
Additional Debt Type(2):	Pari Passu; Subordinate Notes; Mezzanine

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan	Total Debt
Taxes:	$644,935	$214,978	N/A	Cut-off Date Loan / SF:	$359	$577	$671
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$359	$577	$671
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.4%	63.3%	73.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	39.4%	63.3%	73.6%
Other:	$0	Springing	Various	UW NCF DSCR:	3.33x	2.07x	1.63x
				UW NOI Debt Yield:	13.0%	8.1%	6.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds		% of Total
Whole Loan(2)	$297,600,000		64.2%	Purchase Price	$458,000,000		98.7%
Mezzanine Loan	48,500,000		10.5	Closing Costs	5,252,485		1.1
Borrower Sponsor Equity	117,797,420		25.4	Upfront Reserves	644,935		0.1
Total Sources	$463,897,420		100.0%	Total Uses	$463,897,420		100.0%

(1)	Barclays is contributing Note A-1-A of the F5 Tower Senior Loan (as defined below) to the BBCMS 2020-C6 securitization trust. Note A-1-A had an original principal balance of $50,000,000. Barclays is contributing $78,820,000 (70.0%) of the F5 Tower Subordinate Notes (as defined below) and German American Capital Corporation is contributing $33,780,000 (30.0%) of the F5 Tower Subordinate Notes in conjunction with the loan-specific certificates. For additional information, see “The Loan” below.

(2)	The F5 Tower Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu senior notes with an aggregate original principal balance of $185.0 million (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112.6 million (the “F5 Tower Subordinate Notes”).

(3)	The F5 Tower Whole Loan (as defined below) is structured with an anticipated repayment date of January 6, 2030 (the “ARD”). If the F5 Tower Whole Loan is not paid off before the ARD, then the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (as defined below) (the “Accrued Interest”) will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, amounts in the cash management account after the payment of certain reserves including tax and insurance, condominium charges, and mortgage interest for the F5 Tower Senior Loan and F5 Tower Subordinate Loan (as defined below) and the mezzanine debt service as described in the F5 Tower Whole Loan documents will be applied on a monthly basis (i) first, to make reserve payments to pay operating costs, (ii) second, (x) to make monthly repayments of the outstanding principal balance of the F5 Tower Senior Loan, in the amount required to fully amortize the outstanding principal balance of the entire F5 Tower Senior Loan (based on a 30-year amortization schedule) and (y) once the F5 Tower Senior Loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower Subordinate Notes in the amount required to fully amortize the outstanding principal balance of the F5 Tower Subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

Notes (based on a 30-year amortization schedule), (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to repay the outstanding principal balance of the F5 Tower Senior Loan until the entire outstanding principal balance thereof is paid, (v) fifth, to repay the outstanding principal balance of the F5 Tower Subordinate Loan until the entire outstanding principal balance thereof is paid, (vi) sixth, to the payment of Accrued Interest owed under the F5 Tower Senior Loan, (vii) seventh, to the payment of Accrued Interest owed under the F5 Tower Subordinate Loan and (viii) eighth, to be remitted to, or at the direction of, the borrower. The final maturity date of the F5 Tower Whole Loan is September 6, 2033, or if F5 Networks (as defined below) exercises its Early Termination Right (as defined below) pursuant to its lease, the maturity date will be September 6, 2030

(4)	Defeasance of the F5 Tower Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the F5 Tower Whole Loan to be securitized or (ii) December 19, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in February 2020. The actual lockout period may be longer.

(5)	The collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement over 42 spaces and an additional 62 parking spaces leased from The Rainier Club through September 30, 2026. The 62 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(6)	Historical NOI is unavailable due to the F5 Tower Property being constructed in 2019.

(7)	Most Recent NOI represents December 2019 annualized NOI and excludes parking income expected to be earned from the hotel (2020 opening).

(8)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The F5 Tower mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited (“DBRI”) and is evidenced by four senior pari passu promissory A-notes with an aggregate original principal balance of $185,000,000 (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan,” collectively with the F5 Tower Senior Loan, the “F5 Tower Whole Loan”). The F5 Tower Subordinate Notes will be an asset of the BBCMS 2020-C6 securitization trust but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the F5 Tower Subordinate Notes will be available to make distributions in respect of the loan-specific classes of certificates only. The F5 Tower Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in the 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington (the “F5 Tower Property”). The non-controlling Note A-1-A will be contributed to the BBCMS 2020-C6 trust (the “F5 Tower Mortgage Loan”). Non-controlling notes A-1-B, A-1-C and A-2 are expected to be contributed to future securitization transactions. Prior to the occurrence of a control appraisal period, the F5 Tower Subordinate Notes (or the related directing holder) will be the controlling noteholder. During a control appraisal period, Note A-1-B (or the directing holder of the related securitization trust) will be the controlling noteholder. The F5 Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The F5 Tower Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.69868% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the F5 Tower Whole Loan will accrue interest at a rate of (a) 3.69868% per annum (or, when applicable pursuant to the F5 Tower Whole Loan documents, the default rate) plus (b) the positive difference between (x) a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.50% and (ii) when applicable pursuant to the F5 Tower Whole Loan documents, the default rate and (y) 3.69868% per annum (the “Adjusted Interest Rate”). In addition, after the ARD, to the extent that there is excess cash flow from the cash management account after the payment of reserves, the excess cash flow will be applied as described in footnote 3 above.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$50,000,000	BBCMS 2020-C6	No
Note A-1-B	$40,000,000	An affiliate of Barclays	No(1)
Note A-1-C	$39,500,000	An affiliate of Barclays	No
Note A-2	$55,500,000	DBRI	No
Note B-1	$78,820,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Note B-2	$33,780,000	BBCMS 2020-C6 (Loan Specific)	Yes(1)
Total	$297,600,000
(1)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the directing certificateholder of the related securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

The Property. The F5 Tower Property is a 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington. The three units of the condominium consist of (i) the 515,518 square-foot office portion fully leased to F5 Networks, Inc. (“F5 Networks”) located on floors 20 to 48 (collateral), (ii) 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and an easement with respect to the use of 42 parking spaces) and 62 additional spaces leased from The Rainier Club through September 30, 2026 (collateral) and (iii) a 189-key luxury hotel (non-collateral). The combined ownership interest of the office condominium and the parking garage condominium is 76.54%. As of December 19, 2019, the F5 Tower Property was 100.0% leased to F5 Networks.

The sole tenant at the F5 Tower Property is F5 Networks (NASDAQ: FFIV; 515,518 square feet; 100.0% of the NRA; 100.0% of U/W base rent; September 30, 2033 lease expiration). F5 Networks is a leading global technology company that focuses on delivery, security, performance and availability of web applications and technologies used by a wide range of companies. F5 Networks is a supplier of application delivery controllers, which optimize performance, availability and security of network-based applications and owns 45% of market share for application delivery controllers. F5 Networks employs over 4,500 employees in 69 offices across 39 countries. Total revenue for fiscal year 2019 was approximately $2.24 billion, which was a 4% increase over fiscal year 2018. Total revenue was comprised of services revenue of approximately $1.26 billion and product revenue of approximately $986 million. Product revenue included mostly appliance sales, and software revenue grew 60% in fiscal year 2019. F5 Network’s net income for the fiscal year 2019 was approximately $427.7 million calculated using generally accepted accounting principles (“GAAP”), and its non-GAAP net income was estimated to be $643.2 million. F5 Networks has raised no outside debt funding since the company was founded in 1996. The F5 Tower Property is F5 Network’s global headquarters.

Environmental. According to a Phase I environmental assessment dated November 26, 2019, there was no evidence of any recognized environmental conditions at the F5 Tower Property.

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available for the F5 Tower Property as the improvements were constructed in 2019.

(2)	Current Occupancy reflects in-place leases based on the underwritten rent roll dated December 19, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
F5 Networks, Inc.(4)(5)(6)	NR/NR/NR	515,518	100.0%	$46.89	$24,173,823	100.0%	9/30/2033
Occupied Collateral Total / Wtd. Avg.		515,518	100.0%	$46.89	$24,173,823	100.0%
Vacant Space		0	0.0%
Collateral Total		515,518	100.0%

(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

(4)	F5 Networks has three, five-year renewal options at the fair market value at the time of the renewal.

(5)	F5 Networks has a termination option effective as of October 1, 2030 (the “Early Termination Right”) with 19 months’ written notice (March 1, 2029) and a termination payment equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower Property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a Lease Sweep Period (as defined below) will commence. See “Lease Sweep Period” below.

(6)	F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 & Beyond	1	515,518	100.0	24,173,823	100.0	515,518	100.0%	$24,173,823	100.0%
Total	1	515,518	100.0%	$24,173,823	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$21,136,238	$21,136,238	$41.00	64.6%
Rent Steps(4)	0	3,037,585	5.89	9.3
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$21,136,238	$24,173,823	$46.89	73.9%
Total Reimbursements	8,493,154	8,552,513	16.59	26.1
Net Rental Income	$29,629,392	$32,726,336	$63.48	100.0%
Other Income	1,480,769	1,697,833	3.29	5.2
(Vacancy/Credit Loss)(5)	0	(1,636,317)	(3.17)	(5.0)
Effective Gross Income	$31,110,161	$32,787,852	$63.60	100.2%

Total Expenses	$8,731,929	$8,792,416	$17.06	26.8%

Net Operating Income	$22,378,232	$23,995,436	$46.55	73.2%

Total TI/LC, Capex/RR	0	876,381	1.70	2.7

Net Cash Flow	$22,378,232	$23,119,056	$44.85	70.5%
(1)	Historical financials prior to TTM are not available due to the F5 Tower Property being built in 2019.

(2)	TTM represents the annualized in-place figures for the month of December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps include $528,406 of rent steps through November 2020 and $2,509,179 of straight line rent for F5 Networks.

(5)	The underwritten economic vacancy is 5.0%. The F5 Tower Property was 100.0% physically occupied as of December 19, 2019.

The Market. The F5 Tower Property is located in the financial district of the central business district of Seattle, Washington. Seattle’s financial district contains approximately 50% of the total leasable office space in the Seattle central business district, including a number of trophy office towers such as Columbia Center, Two Union Square, 1201 Third Avenue, the Russell Investments Center, Fourth & Madison and U.S. Bank Centre. The F5 Tower Property is located on 5th Avenue between Marion Street and Columbia Street, a corner that has seen over $1.1 billion of capital investment over the past 18 months, including new Class A office space, luxury hotel keys, restaurants and entertainment. The area is also the center of Seattle’s cultural life including Benaroya Hall (home of the Seattle Symphony), the Seattle Art Museum, Pike Place Market and the Washington State Convention and Trade Center. Primary access through the Seattle metropolitan area is provided by Interstate 5, a north-south highway running from Canada to Mexico, and Highway 99, a recently completed four-lane underground tunnel providing access through downtown Seattle. The area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail and two streetcar lines. King County Metro was ranked the best large transit system in 2018 by the American Public Transportation Organization. In total, there are 32 transit options within three blocks of the F5 Tower Property.

According to the appraisal, Seattle’s population has grown 18.7% since 2010. In 2018, the city was ranked as the #1 tech growth market in North America by CBRE with over 167,000 tech jobs and over 100 tech firm expansions from the Bay Area. Since 2016, the high-tech job base in Seattle has grown by 26%. Notable technology tenants with presence in the Seattle central business district are Amazon, DocuSign, F5 Networks and Dropbox.

According to the appraisal, the F5 Tower Property is located in the Downtown Seattle submarket within the Puget Sound office market. As of the third quarter of 2019, the Downtown Seattle office submarket reported a total Class A inventory of approximately 26.9 million square feet with a 5.1% vacancy rate. The concluded market rent, according to the appraisal, is $45.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

The following table presents office and retail rental data with respect to comparable properties of the F5 Tower Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
F5 Tower 801 5th Avenue Seattle, WA	2019	515,518	F5 Networks	515,518	$46.89(3)	April 2019	14.5 Yrs	NNN
1201 Third 1201 Third Avenue Seattle, WA	1988	1,079,013	JP Morgan	22,571	$36.25	March 2019	10.0 Yrs	Full Service
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Indeed	199,221	$48.00	July 2019	14.0 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Dropbox, Inc.	120,886	$45.50	October 2020	12.3 Yrs	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019	701,000	Spaces	90,848	$42.50	July 2019	12.5 Yrs	NNN
Fourth & Madison 925 Fourth Avenue Seattle, WA	2002	845,533	Bullivant Houser Bailey	11,670	$42.00	June 2019	10.4 Yrs	NNN
Madison Centre 505 Madison Street Seattle, WA	2018	753,869	Hulu Media Services	67,440	$42.00	October 2018	10.0 Yrs	NNN
Rainier Square Development 1301 5th Avenue Seattle, WA	2020	994,567	Amazon	722,000	$39.00	January 2020	15.0 Yrs	NNN
Two Union Square 601 Union Street Seattle, WA	1989	1,164,046	Wedbush Securities	7,219	$47.00	March 2019	5.0 Yrs	Full Service
(1)	Source: Appraisal for the comparable properties and underwritten rent roll for the F5 Tower Property.

(2)	Rent PSF is based on the NNN Equivalent Rent.

(3)	Rent PSF includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

The table below presents certain information relating to comparable sales for the F5 Tower Property:

Comparable Office Sales (1)
Property Name	Location	NRA (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)	Cap Rate
Westlake Tower	Seattle, WA	355,580	Oct-19	$236,000,000	$663.70	$896.00	4.40%
Troy Block	Seattle, WA	811,463	Mar-19	$740,000,000	$911.93	$884.00	4.45%
400 Fairview Building	Seattle, WA	349,152	Jul-18	$338,425,250	$969.28	$907.00	4.20%
202 Westlake	Seattle, WA	130,710	May-18	$129,500,000	$990.74	$876.00	4.50%
Dexter Station	Seattle, WA	345,992	May-17	$286,000,000	$826.61	$848.00	4.40%
(1)	Source: Appraisal.

The Borrower. The borrowing entity for the F5 Tower Whole Loan is Seattle 801 Fifth Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the F5 Tower Whole Loan. FS KKR Capital Corp. and FS KKR Capital Corp. II are the guarantors, on a several basis, of certain nonrecourse carve-outs and environmental indemnities under the F5 Tower Whole Loan (collectively, the “Origination Date Guarantor”). If the Origination Date Guarantor fails to maintain a net worth of $200,000,000 and liquid assets of $20,000,000, the borrower may provide a supplemental or replacement guarantor that, together with the other guarantors (but no more than five guarantors total), satisfies the net worth and liquid assets thresholds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

The Borrower Sponsor. The F5 Tower Whole Loan borrower sponsors are FS KKR Capital Corp. and FS KKR Capital Corp. II, affiliates of Kohlberg Kravis Roberts (“KKR”) and FS Investments. KKR is a leading global investment firm with over $208.4 billion of assets under management as of September 30, 2019. KKR’s real estate division has been a part of the firm’s strategy since 1981, with over $8 billion of assets under management with over 85 employees across nine countries as of September 30, 2019. FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. As of March 31, 2019, FS Investments has over $23 billion of assets under management across 10 funds with over 300 employees nationwide.

Property Management. The F5 Tower Property is managed by Urban Renaissance Property Company LLC, a full-service commercial real estate firm engaged in acquisitions, development, management and ownership in Seattle and Bellevue, Washington, Portland, Oregon and Denver, Colorado.

Escrows and Reserves. At origination, the borrower was required to escrow approximately $644,935 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, initially equal to $214,978.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the F5 Tower Property is insured under a blanket insurance policy in accordance with the F5 Tower Whole Loan documents.

Replacement Reserves – Upon the occurrence and during the continuance of a Trigger Period (as defined below), the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will pay the lender 1/12th of $0.20 per square foot per annum each month, totaling approximately $8,592 per month.

Lease Sweep Reserve – During the continuance of a Trigger Period, the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will be required to pay to the lender, approximately $64,440 subject to the Lease Sweep Reserve Cap (as defined below) into a lease sweep reserve to be disbursed as described in the F5 Tower Whole Loan documents. During a Trigger Period, the Lease Sweep Reserve will be paid subsequent to the replacement reserves.

Lockbox / Cash Management. The F5 Tower Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The F5 Tower Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within two business days after receipt and that the parking manager deposit parking net operating income into the lockbox on a monthly basis in accordance with the parking management agreement as set forth in the F5 Tower Whole Loan documents.

Prior to the ARD and in the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Prior to the ARD and during a Trigger Period (while no event of default is continuing), (i) all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan (as defined below), monthly escrows and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents and (ii) to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied at the borrower’s request to pay, among other things, operating costs and expenses, leasing costs, accounting costs, funds sufficient to make required REIT distributions and other expenses reasonably approved by the lender. After the ARD, all amounts in the lockbox account are to be transferred daily for the payment of, among other things, debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, monthly escrows, Accrued Interest and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents.

A “Trigger Period” will commence upon (i) January 6, 2030, (ii) an event of default under the F5 Tower Whole Loan documents, (iii) a Low Debt Yield Period (as defined below), (iv) a Lease Sweep Period or (v) an event of default under the F5 Tower Mezzanine Loan documents. A Trigger Period will cease upon: with respect to clause (ii), the cure and acceptance of the cure by the lender of such event of default; with respect to clause (iii), the end of a Low Debt Yield Period; with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

to clause (iv), the end of such Lease Sweep Period; and with respect to clause (v), receipt of notice from the mezzanine lender that the event of default has been cured or waived.

A “Low Debt Yield Period” will commence if, as of the last day of a calendar quarter, (a) the F5 Tower Property is not fully leased to F5 Networks, one or more investment grade entities in accordance with the F5 Tower Whole Loan documents or tenants otherwise approved by the lender and (b) the F5 Tower Whole Loan debt yield (with a numerator equal to the gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan) is less than 6.4% or the aggregate debt yield is less than 5.5% (with a numerator equal to gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan and any mezzanine loan). A Low Debt Yield Period will end when the F5 Tower Whole Loan debt yield is greater than or equal to 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan is greater than or equal to 5.5% for at least two consecutive calculation dates. The borrower also has the option to avoid a Low Debt Yield Period by (i) delivering a letter of credit as collateral for the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) or (ii) after the 24th payment date, prepaying the outstanding principal balance of the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount in accordance with the F5 Tower Whole Loan documents.

The “Low Debt Yield Avoidance Amount” is the amount that the then outstanding principal balance of the F5 Tower Whole Loan would need to be reduced in order for the F5 Tower Whole Loan debt yield to equal 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan to equal 5.5%.

A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its Early Termination Right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower Whole Loan documents; (iv) a monetary default or material non-monetary default under the (a) F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A Lease Sweep Period will end upon the earliest of, with respect to clauses (i) and (ii) above, each of (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease, (b) after giving effect to such replacement lease(s), the F5 Tower Whole Loan debt yield being at least 8.14% and the aggregate debt yield of the F5 Tower Whole Loan and F5 Tower Mezzanine Loan being at least 7.00% and (c) certain occupancy conditions as described in the F5 Tower Whole Loan documents are satisfied (and in the case of a Lease Sweep Period under clause (i) above, the borrower may prepay the outstanding principal balance of the F5 Tower Whole Loan in accordance with the F5 Tower Whole Loan documents in order to satisfy such debt yield conditions); with respect to clause (iii) above, either (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease and certain occupancy conditions under the F5 Tower Whole Loan being satisfied or (b) the entirety of the space vacated being subleased to an investment grade entity in accordance with the F5 Tower Whole Loan documents that is paying rent at a rate at least equal to the lease for the Lease Sweep Tenant Party; with respect to clause (iv) above, the default being cured and no other default occurring for a period of three consecutive months following such cure; with respect to clause (v) above, the bankruptcy proceeding being terminated or the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clauses (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds transferred to the lease sweep reserve account equals the Lease Sweep Reserve Cap (as defined below).

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the Lease Sweep Reserve Cap or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB–” or equivalent) by at least two of S&P, Fitch and Moody’s (or a person that is wholly owned by a qualifying person) and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (b) approval of the mezzanine lender and (C) lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 5 – F5 Tower

amount equal to the Lease Sweep Reserve Cap (if more than one event has occurred under a Lease Sweep Period, the applicable amount will be the greatest Lease Sweep Reserve Cap).

The “Lease Sweep Reserve Cap” will mean (a) with respect to a Lease Sweep Period caused by clause (i) above, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) above, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks); (c) with respect to a Lease Sweep Period caused by clause (iv) above, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) above, $75.00 per rentable square foot of applicable dark space; provided that the aggregate Lease Sweep Reserve Cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850.

A “Lease Sweep Tenant Party” will mean (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Subordinate and Mezzanine Debt. On December 19, 2019, Barclays and DBRI funded the F5 Tower Subordinate Notes in the aggregate amount of $112,600,000. The F5 Tower Subordinate Notes will be an asset of the BBCMS 2020-C6 securitization trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the F5 Tower Subordinate Notes will be available to make distributions in respect of the loan-specific classes of certificates only. The F5 Tower Subordinate Notes have an initial interest rate of 3.69868% per annum and are coterminous with the F5 Tower Senior Loan. Following the ARD, to the extent that the F5 Tower Whole Loan is outstanding, the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate. The relative rights and obligations of the holders of the F5 Tower Senior Loan and the F5 Tower Subordinate Loan are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The F5 Tower Whole Loan” in the Preliminary Prospectus. Based on the F5 Tower Whole Loan, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 2.07x and 8.1%, respectively.

Additionally, a $48,500,000 mezzanine loan was funded concurrently with the origination of the F5 Tower Whole Loan (the “F5 Tower Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the F5 Tower Mezzanine Loan was sold to a third party investor. The F5 Tower Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 6.15000% per annum (the “Mezzanine Initial Interest Rate”) (or, when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate) and (ii) from and after the ARD, to the extent that the F5 Tower Mezzanine Loan is outstanding, the F5 Tower Mezzanine Loan will accrue interest at a rate equal to the greater of (a) the Mezzanine Initial Interest Rate plus 2.50% and (b) when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate (the “Mezzanine Adjusted Interest Rate”). The “Mezzanine Accrued Interest” is the difference between (i) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Adjusted Interest Rate and (ii) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Initial Interest Rate. The Mezzanine Accrued Interest will be deferred and will be paid on the maturity date for the F5 Tower Mezzanine Loan to the extent not paid sooner by the F5 Tower Mezzanine Loan borrower. The F5 Tower Mezzanine Loan may not be prepaid without a simultaneous prepayment of the F5 Tower Whole Loan. Including the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, the total Cut-off Date LTV, Maturity Date LTV Ratio, total UW NCF DSCR and total UW NOI Debt Yield are 73.6%, 73.6%, 1.63x and 6.9%, respectively. The lenders of the F5 Tower Whole Loan have entered into an intercreditor agreement with the F5 Tower Mezzanine Loan lenders, which agreement governs their relationship.

Partial Release. Not permitted.

Leasehold. The collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and a permanent easement with respect to the use of 42 parking spaces) and an additional 62 parking spaces leased from The Rainier Club through September 30, 2026. The 62 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

Earthquake Insurance. The F5 Tower Property is located within seismic zone 3 and has a probable maximum loss of 9%. The F5 Tower Whole Loan documents require earthquake insurance in amounts acceptable to the lender in form and substance. However, the borrower obtained earthquake insurance with a limit of $40.0 million per occurrence and in the annual aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2020-C6

No 6 - Exchange on Erwin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No 6 - Exchange on Erwin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No 6 - Exchange on Erwin

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype(4):	Mixed Use – Multifamily/Office/Retail
% of IPB:	5.5%	Net Rentable Area (SF)(4):	316,061
Loan Purpose:	Acquisition	Location:	Durham, NC
Borrowers:	SREIT Erwin Residential, L.P. and SREIT Erwin Retail, L.P.	Year Built / Renovated:	2007, 2017-2018 / N/A
Borrower Sponsor:	Starwood Real Estate Income Trust, Inc.	Occupancy(5):	97.0%
Interest Rate:	3.42100%	Occupancy Date(5):	Various
Note Date:	11/21/2019	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	NAV
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy(6):	94.1%
Amortization Type:	Interest Only	UW Revenues:	$8,935,023
Call Protection(2):	L(24),YM(92),O(4)	UW Expenses:	$2,992,779
Lockbox / Cash Management:	In-Place / Springing	UW NOI:	$5,942,244
Additional Debt(1):	Yes	UW NCF:	$5,858,374
Additional Debt Balance(1):	$25,450,000	Appraised Value / Per SF(7)(8):	$117,000,000 / $370
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/31/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$239
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$239
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.5%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	64.5%
TI/LC:	$2,500,000	$0	N/A	UW NCF DSCR:	2.24x
Other:	$30,000	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,450,000		64.5%	Purchase Price	$111,250,000	95.1%
Borrower Sponsor Equity	41,572,366		35.5	Closing Costs(9)	3,242,366	2.8
				Reserves	2,530,000	2.2
Total Sources	$117,022,366		100.0%	Total Uses	$117,022,366	100.0%

(1)	The Exchange on Erwin mortgage loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $75.45 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $75.45 million Exchange on Erwin Whole Loan (as defined below).

(2)	The borrower may prepay the Exchange on Erwin Whole Loan at any time (subject to the payment of any yield maintenance premiums) in order to achieve the required debt yield set forth in the loan documents to prevent a Trigger Period (as defined below).

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The Exchange on Erwin Property (as defined below) consists of a (i) 96,949 square-foot mixed-use property consisting of (a) 61,540 square feet of office space and (b) 35,409 square feet of retail space and (ii) three mid-rise multifamily buildings totaling 265 units and 219,112 square feet.

(5)	The Mixed-Use Property (as defined below) is 95.4% occupied as of November 21, 2019 and the Multifamily Property (as defined below) is 97.7% occupied based on square feet and 97.7% occupied based on units as of December 31, 2019.

(6)	The Multifamily Property UW Economic Occupancy is 95.0% and the Mixed-Use Property UW Economic Occupancy is 93.0%.

(7)	The appraisal assumes that the Initial TI/LC reserve of $2,500,000 was escrowed by the lender and such amount would pass to a future purchaser of the Exchange on Erwin Property.

(8)	Per SF calculations are based on total net rentable area (“NRA”) of 316,061 square feet which includes the (i) 96,949 square-foot Mixed-Use Property and (ii) 219,112 square-foot Multifamily Property.

(9)	Closing costs include $1,052,685 of borrower reserves to be used for working capital and other purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No 6 - Exchange on Erwin

The Loan. The Exchange on Erwin mortgage loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $75,450,000 (the “Exchange on Erwin Whole Loan”). The Exchange on Erwin Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in three Class A multifamily buildings and an adjacent office/retail mixed-use property, located in Durham, North Carolina (the “Exchange on Erwin Property”) across the street from Duke University. The controlling Note A-1, with an original principal balance of $50,000,000 (the “Exchange on Erwin Mortgage Loan”), will be included in the BBCMS 2020-C6 securitization trust. The non-controlling Note A-2, with an original principal balance of $25,450,000, is expected to be contributed to a future securitization trust. The Exchange on Erwin Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The Exchange on Erwin Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2020-C6	Yes
A-2	$25,450,000	Barclays	No
Total	$75,450,000

The Property. The Exchange on Erwin Property consists of (i) three multifamily buildings totaling 265 units and 219,112 square feet of net rentable area (the “Multifamily Property”) and a (ii) 96,949 square-foot mixed-use property (the “Mixed-Use Property”) consisting of (a) 61,540 square feet of office space and (b) 35,409 square feet of retail space. The Multifamily Property was built between 2017 and 2018 and the Mixed-Use Property was built in 2007. The Multifamily Property and Mixed-Use Property are located within the same complex and are adjacent to each other, sitting on a combined approximately 8.80 acres. The Exchange on Erwin Property is part of a condominium structure (see “Condominium” section below). The Exchange on Erwin Property benefits from a five-story, 691-space parking deck, in which 346 spaces are allocated to the Multifamily Property and 290 spaces are allocated to the Mixed-Use Property. The remaining 55 spaces are dedicated to the non-collateral residential condo owners.

Exchange on Erwin Property Summary
Component	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value	Underwritten Revenue	% of Underwritten Revenue	SF	% of SF
Multifamily Property	$49,100,000	65.1%	$76,700,000	65.6%	$5,129,500	57.4%	219,112	69.3%
Mixed-Use Property	26,350,000	34.9	40,300,000	34.4	3,805,523	42.6	96,949	30.7
Total	$75,450,000	100.0%	$117,000,000	100.0%	$8,935,023	100.0%	316,061	100.0%
(1)	The Mixed-Use Property appraisal assumes that the Initial TI/LC reserve of $2,500,000 was escrowed by the lender and such amount would pass to a future purchaser of the Exchange on Erwin Property.

The Multifamily Property

The Multifamily Property consists of the Villas and the Tower. The Villas consist of two five-story multifamily buildings totaling 128 units and 112,044 net rentable square feet. The Tower is a six-story multifamily building totaling 137 units and 107,068 square feet. The Villas were built in 2018 and the Tower was built in 2017. As of December 31, 2019, 259 of the 265 units were occupied resulting in an occupancy rate equal to 97.7%. The Multifamily Property offers 64 studios, 136 one-bedroom units and 65 two-bedroom units. According to the borrower, approximately 76.0% of the residents are Duke University graduate students and the remaining 24.0% are young professionals. All units are leased by the unit (not by the bed) and at least 90% of the leases are for terms of at least one year. Additionally, the Multifamily Property units are restricted to tenants 21 years of age and older. The amenities at the Exchange on Erwin Property include a saltwater pool, meeting and study rooms, and a fitness center. The units are equipped with stainless steel appliances, oversize walk in closets and washer/dryers. Additional site features include barbecue grills, playgrounds, walking paths and a dog park. In addition to parking deck rights, the Villas benefit from 129 surface parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No 6 - Exchange on Erwin

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy(2)	Average Unit Size (SF)(2)	Avg. Monthly Rent Per Unit(2)
Studio	64	24.2%	62	96.9%	631	$1,384
1 Bed/1 Bath	136	51.3	134	98.5%	786	$1,454
2 Bed/2 Bath	65	24.5	63	96.9%	1,105	$2,102
Total/Wtd. Avg.	265	100.0%	259	97.7%	827	$1,595
(1)	Based on the borrower rent roll.

(2)	Wtd. Avg. is based on number of occupied units of each unit type.

The Mixed-Use Property

The Mixed-Use Property is a three-story building totaling 96,949 square feet comprised of first-floor retail and the majority of office space located on floors two and three.

The office portion of the Mixed-Use Property consists of 61,540 square feet and is 100.0% occupied by Duke University (Moody’s Aa1, S&P AA+) and Duke University Health Systems (Moody’s Aa2, S&P AA, Fitch AA) (together with Duke University, “Duke”). Duke accounts for 63.5% of square feet at the Mixed-Use Property. Duke’s leases expire in various months of 2024 and each lease includes at least one five-year renewal option at fair market value. Duke is required to provide notice of renewal at least 180 days but no more than 240 days prior to lease expiration. If either Duke University or Duke University Health Systems does not exercise its respective renewal option or if it provides notice to cancel its leases and the resulting debt yield of the Exchange on Erwin Whole Loan is less than 6.9%, all excess cash flow will be swept unless the borrower deposits an amount that would result in $1,850,000 being held in the TI/LC reserve account (see “Lockbox / Cash Management” below). Duke uses its space for its Center for Autism and Brain Development, Child & Family Study Center, Autism Clinic, Children’s Evaluation Center, Neuropsychology and Smoking Research Lab, among other things. Duke has occupied space at the Mixed-Use Property since it was built and has since expanded and renewed several times.

The retail portion is located on the first floor of the Mixed-Use Property and consists of 13 units totaling 35,409 square feet, of which 12 units were occupied as of the November 21, 2019 rent roll. The largest retail tenant, Hook & Reel, a Cajun seafood bar and restaurant, occupies 7,254 square feet with a lease expiration in December 2029. Other national retail tenants include Smashburger, Firehouse Subs, Dunkin Donuts, The Noodle Shop, The UPS Store and Chipotle Mexican Grill. In addition to parking deck rights, there are 80 surface parking spaces in front of the retail component of the Mixed-Use Property.

Environmental. According to a Phase I environmental assessment dated November 18, 2019, there was no evidence of any recognized environmental conditions at the Exchange on Erwin Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No 6 - Exchange on Erwin

Mixed-Use Property - Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Total SF	% of Total SF	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent	Lease Exp. Date
Duke University	Aa1 / AA+ / NA	37,290	38.5%	$27.09	$1,010,364	36.9%	Various(4)
Duke University Health Systems	Aa2 / AA / AA	24,250	25.0	$30.81	$747,144	27.3%	5/31/2024
Hook & Reel	NA / NA / NA	7,254	7.5	$29.00	$210,372	7.7%	12/31/2029
Smashburger	NA / NA / NA	2,974	3.1	$23.00	$68,400	2.5%	3/31/2024
The Noodle Shop	NA / NA / NA	2,925	3.0	$29.04	$84,948	3.1%	6/30/2023
Top Five Tenants		74,693	77.0%	$28.40	$2,121,228	77.4%

Other Tenants		17,826	18.4%	$34.66	$617,928	22.6%

Occupied Collateral Total		92,519	95.4%	$29.61	$2,739,156	100.0%

Vacant Space		4,430	4.6%

Collateral Total		96,949	100.0%

(1)	Based on the underwritten rent roll dated November 21, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes rent steps through September 1, 2020 totaling $29,988.

(4)	Duke University has three separate leases with 32,493 square feet expiring August 31, 2024 and 4,797 square feet expiring May 31, 2024.

Mixed-Use Property - Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net SF Expiring	% of SF Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,430	4.6%	NAP	NAP	4,430	4.6%	NAP	NAP
2020	1	1,554	1.6	$54,852	2.0%	5,984	6.2%	54,852	2.0%
2021	3	6,432	6.6	231,420	8.4	12,416	12.8%	286,272	10.5%
2022	1	2,650	2.7	83,364	3.0	15,066	15.5%	369,636	13.5%
2023	3	7,105	7.3	227,148	8.3	22,171	22.9%	596,784	21.8%
2024	5	64,514	66.5	1,825,908	66.7	86,685	89.4%	2,422,692	88.4%
2025	0	0	0.0	0	0.0	86,685	89.4%	2,422,692	88.4%
2026	0	0	0.0	0	0.0	86,685	89.4%	2,422,692	88.4%
2027	1	1,280	1.3	49,620	1.8	87,965	90.7%	2,472,312	90.3%
2028	0	0	0.0	0	0.0	87,965	90.7%	2,472,312	90.3%
2029	2	8,984	9.3	266,844	9.7	96,949	100.0%	2,739,156	100.0%
2030	0	0	0.0	0	0.0	96,949	100.0%	2,739,156	100.0%
2031 & Beyond	0	0	0.0	0	0.0	96,949	100.0%	2,739,156	100.0%
Total	16	96,949	100.0%	2,739,156	100.0%
(1)	Based on the underwritten rent roll dated November 21, 2019.
(2)	Base Rent includes rent steps through September 1, 2020 totaling $29,988.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No 6 - Exchange on Erwin

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Unit(2)	%(3)
Multifamily Rents in Place	$4,957,188	$18,706	97.8%
Multifamily Vacant Income	108,960	411	2.2
Multifamily Gross Potential Rent	$5,066,148	$19,118	100.0%
(Multifamily Vacancy/Credit Loss)	(253,300)	(956)	(5.0)
Multifamily Other Revenue(4)	316,652	1,195	6.3
Multifamily Net Rental Income	$5,129,500	$19,357	101.3%

Commercial Rents In-Place	$2,709,168	$27.94	66.2%
Commercial Rent Steps(5)	108,724	1.12	2.7
Commercial Vacant Income	184,010	1.90	4.5
Commercial Gross Potential Rent	$3,001,902	$30.96	73.3%
Commercial Reimbursements	603,675	6.23	14.7
Commercial Other Revenue(6)	487,701	5.03	11.9
Commercial Net Rental Income	$4,093,278	$42.22	100.0%
(Commercial Vacancy/Credit Loss)	(287,755)	(2.97)	(7.0)
Commercial Effective Gross Income	$3,805,523	$39.25	93.0%

Total Revenue	$8,935,023	NAP	100.0%

Total Expenses(7)	$2,992,779	NAP	33.5%

Net Operating Income	$5,942,244	NAP	66.5%

Total TI/LC, Capex/RR	83,869	NAP	0.9

Net Cash Flow	$5,858,374	NAP	65.6%
(1)	Historical operating history was not included as the Villas was still being constructed in 2018 and ramping up thereafter. In general, underwritten revenue was based off of trailing four-month period ending December 2019 and expenses were based on the borrowers’ year one estimates and taxes are underwritten to the appraiser’s conclusion for unabated taxes.

(2)	Multifamily revenue Per Unit calculations are based on 265 units. Commercial revenue Per Unit calculations are based on 96,949 square feet.

(3)	Percentage column represents percent of Multifamily Gross Potential Rent for Multifamily revenue fields. Percentage column represents percent of Commercial Net Rental Income for Commercial revenue fields. Percentage Column represents percent of Total Revenue for the remainder of the fields.

(4)	Multifamily Other Revenue includes utility reimbursements and other residential revenue.

(5)	Commercial Rent Steps includes underwritten rent steps through September 1, 2020 and straight-line rent for Duke University.

(6)	The majority of Commercial Other Revenue is comprised of commercial parking income.

(7)	The Multifamily Property was enrolled in the state’s Brownfield program to support the redevelopment with multifamily apartment buildings, and is entitled to tax abatement in the amount of $412,261 for 2019, $313,642 for 2020, $202,205 for 2021, $100,767 for 2022 and $29,646 for 2023, resulting in a total benefit of $1,058,522. The underwriting reflects the appraisals concluded unabated taxes.

The Market. The Exchange on Erwin Property is located in Durham, North Carolina, across the street from Duke University and Duke University Hospital. According to the Duke University website, Duke employs over 41,000 employees, and according to the appraisal, Duke is the largest employer in the Durham Metro area. Duke University enrolls over 15,000 students with more than half consisting of graduate and professional students. Duke Medicine integrates patient care with the clinical, training and research programs of the Duke University Health System, Duke University School of Medicine and Duke University School of Nursing. Duke University Hospital is the flagship of the broader Health System, which also includes two community hospitals (Durham Regional Hospital and Duke Raleigh Hospital) and more than 200 ambulatory care clinics. According to the Duke University website, current operating revenues equal $5.7 billion and the Duke Endowment has a market value of $8.6 billion as of June 30, 2019. Other major employers in the area include IBM Corp., UNC Chapel-Hill, Blue Cross & Blue Shield Association and Fidelity Investments.

According to the appraisal, the Exchange on Erwin Property’s 2018 estimated population within a one-, three-, and five-mile radius is 13,191, 73,367, and 165,184, respectively, with average household income of $48,256, $81,314, and $74,762, respectively. According to the appraisal, the growth of population and total households within a three-mile radius of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No 6 - Exchange on Erwin

subject is projected to outpace both the Durham MSA and North Carolina. According to the appraisal, the Exchange on Erwin Property is well placed in the market to benefit from this projected growth.

The Multifamily Property is located in the Northwest Durham/Downtown Submarket which as of the third quarter of 2019 had an occupancy rate equal to 94.2%. The office portion of the Mixed-Use Property is located in the South Durham Office Submarket, which as of the third quarter of 2019 had an occupancy rate equal to 92.1%. According to the appraisal, the concluded market office rent for the Mixed-Use Property is $30.00 per square foot. The retail portion of the Mixed-Use Property is located in the South Durham Retail Market, which as of the third quarter of 2019 had an occupancy rate equal to 93.0%. According to the appraisal, the concluded market retail rent for the Mixed-Use Property is $32.00 per square foot.

Comparable Mixed-Use Property Leases(1)
Property	Tenant Name	Lease Date	Lease SF	Base Rent PSF	Reimbursement	Category
Exchange on Erwin - Office(2)	Various	Various	61,540	$28.56	Modified Gross	Office
Triangle Woman’s Center	Available	Jan-2020	11,000	$32.50	Full Service	Office
HealthPark at Kildaire Two	Available	Sep-2020	16,203	$32.50	Full Service	Office
Diamond View II	Management USA, Inc.	Mar-2019	14,560	$33.25	Full Service	Office
Venable Center	Bio Products Laboratory	Nov-2018	4,552	$30.00	Full Service	Office
Perimeter Park Six	Available	Sep-2019	33,115	$29.50	Full Service	Office
Exchange on Erwin - Retail(2)	Various	Various	35,409	$31.69	Net Lease	Retail
One City Center	b.good, LLC	Mar-2018	2,591	$33.00	Triple Net	Retail
Eastern Gate Café	Wings & Grill Sports Bar	Feb-2018	4,942	$35.20	Absolute Net	Retail
Bank of America	Bank of America	Nov-2015	3,725	$38.17	Triple Net	Retail
Greystone Village	Two Roosters Icecream	Jun-2017	1,100	$23.34	Triple Net	Retail
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll. Base Rent PSF excludes vacant square feet from calculation. Base Rent PSF includes rent steps through September 1, 2020 totaling $29,988.

The Borrower. The borrowers are collectively, SREIT Erwin Residential, L.P. and SREIT Erwin Retail, L.P., each a Delaware limited partnership. Both entities are single-purpose, bankruptcy remote entities. The general partner of the borrowers are expected to have two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Exchange on Erwin Whole Loan. The non-recourse carve-out guarantor of the Exchange on Erwin Whole Loan is Starwood REIT Operating Partnership, L.P. Recourse to the borrower and the non-recourse carve-out guarantor with respect to the occurrence of a bankruptcy event is limited to 20.0% of the outstanding principal balance of the Exchange on Erwin Whole Loan at the time such event occurs, plus the costs of enforcement.

The Borrower Sponsor. The borrower sponsor is Starwood Real Estate Income Trust, Inc. (“SREIT”). SREIT was launched in 2018, and is a public, non-exchange traded, perpetual life real estate investment trust that leverages Starwood Capital Group’s track record of investing in high quality real estate, its knowledge of the markets where it invests and its creativity applied to property level value creation. As of August 31, 2019, SREIT’s portfolio consists of 27 properties totaling over $1.1 billion of gross asset value with a target fund size of $5.0 billion over the next two to three years. Starwood Capital Group is a private investment firm founded in 1991 and currently headquartered in Miami, Florida. Since inception in 1991, Starwood Capital Group has acquired over $100 billion of assets in every major real estate asset class and maintains more than $60 billion of assets under management.

Property Management. The Multifamily Property will be managed by Highmark Residential, LLC and the Mixed-Use Property will be managed by VPTC Management Partners, LLC.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $2,500,000 for future tenant improvements and leasing commissions and $30,000 for immediate repairs.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months. The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no Trigger Period exists.

Insurance Escrows – On a monthly basis during a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums. The requirement for the borrowers to make monthly deposits to the insurance escrow is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No 6 - Exchange on Erwin

waived so long as (i) no Trigger Period has occurred and is continuing and (ii) the Exchange on Erwin Property is insured under a blanket insurance policy in accordance with the loan documents.

Lockbox / Cash Management. The Exchange on Erwin Whole Loan is structured with a soft lockbox for residential tenants and hard lockbox for commercial tenants with springing cash management. Tenant direction letters were required to be sent to all commercial tenants upon the origination of the Exchange on Erwin Whole Loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The Exchange on Erwin Whole Loan documents require that all rents received by the borrowers or the property manager be deposited into the lockbox account no later than two business days of receipt. Absent a Trigger Period, the funds in the lockbox account are returned to an account controlled by the borrowers. During a Trigger Period, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Funds in the cash management account will be disbursed in accordance with the Exchange on Erwin Whole Loan documents and any excess cash flow will be held in an excess cash reserve account controlled by the lender.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default and (ii) the occurrence of a Debt Yield Trigger (as defined below); and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) or waiver in lender’s sole discretion of such event of default and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the occurrence of a Debt Yield Trigger Cure (as defined below).

“Debt Yield Trigger” means the debt yield (as defined in the Exchange on Erwin Whole Loan documents) for any two consecutive calendar quarters (calculated as of the last day of any calendar quarter) is less than 6.9%; provided, that, to the extent that the amount on deposit in the TI/LC reserve account is equal to or greater than $1,850,000, any Specified Tenant Event (defined below) will not trigger a Debt Yield Trigger (unless a Debt Yield Trigger would otherwise be in effect notwithstanding the net operating income attributable to such specified tenant). To the extent the amount on deposit in the TI/LC reserve account is not equal to or greater than $1,850,000, the borrower will be permitted to deposit funds into the TI/LC reserve account in an amount necessary to avoid or terminate such Debt Yield Trigger.

“Debt Yield Trigger Cure” means the date that either (i) the debt yield is equal to or greater than 6.9% for two consecutive calendar quarters (calculated as of the last day of any calendar quarter), (ii) borrower has deposited cash or a letter of credit in an amount (the “Debt Yield Cure Amount”) that if applied to the outstanding principal balance of the Exchange on Erwin Whole Loan would result in a debt yield of 6.9%, (iii) the borrowers have prepaid the Exchange on Erwin Whole Loan in an amount equal to the Debt Yield Cure Amount together with any related yield maintenance premium, or (iv) to the extent a Debt Yield Trigger is in effect due to a Specified Tenant Event (unless a Debt Yield Trigger would otherwise be in effect notwithstanding the net operating income attributable to such specified tenant), the borrowers will be required to deposit sufficient funds into the TI/LC reserve account until such funds total $1,850,000.

“Specified Tenant Event” means if Duke University or Duke University Health Systems delivers any notice to vacate (or notice of its intent to vacate) all or substantially all of its space or any notice to terminate or cancel (or notice of its intent to terminate or cancel) any of its leases. Each Duke lease requires the tenant to provide renewal notice of at least 180 days.

Condominium. The Exchange on Erwin Property is subject to three owners associations as described below.

The Exchange on Erwin Property is part of a master declaration (the “Master Declaration”) consisting of five lots with membership interests and percentage of votes per lot as follows: (i) lot 1 (1.19%); (ii) lot 2 (23.81%); (iii) lot 3 (36.31%); (iv) lot 4 (34.52%); and (v) lot 5 (4.17%). The collateral for the Exchange on Erwin Whole Loan includes the entirety of lot 2 (the Villas component of the Multifamily Property) and a portion of lot 4 (Pavilion at Lakeview Park Land Condominium), which collectively account for a total interest of 56.1% in the Master Declaration.

The Pavilion at Lakeview Park Land Condominium consists of (i) Unit 1 (51.6%) (the Pavilion East Condominium) and Unit 2 (48.4%) (the Tower component of the Multifamily Property) and (ii) common elements, which include a parking deck, surface parking and other common elements. The collateral for the Exchange on Erwin Whole Loan includes a portion of Unit 1 and the entirety of Unit 2 of the Pavilion at Lakeview Park Land Condominium, which collectively account for a total interest of 93.6% in the Pavilion at Lakeview Park Land Condominium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No 6 - Exchange on Erwin

The Pavilion East Condominium consists of Unit 1 (40.50%) (1st floor of the Mixed-Use Property), Unit 2 (23.55%) (2nd floor of the Mixed-Use Property), Unit 3 (23.55%) (3rd floor of the Mixed-Use Property), and Unit 4 (12.40%) (non-collateral residential units located on the 4th floor of the Mixed-Use Property). The collateral for the Exchange on Erwin Whole Loan includes Unit 1, Unit 2 and Unit 3 of the Pavilion East Condominium, which collectively account for a total interest of 87.6% in the Pavilion East Condominium.

Subordinate and Mezzanine Debt. None.

Partial Release. After December 6, 2021, the borrowers may obtain the release of the Mixed-Use Property, upon the satisfaction of the conditions set forth in the Exchange on Erwin Whole Loan documents, including, but not limited to, (a) the borrowers prepay the Exchange on Erwin Whole Loan, in an amount equal to 120% of the allocated loan amount ($26,350,000), (b) after the release, the loan-to-value ratio for the Multifamily Property then remaining is no greater than 125% and (c) after the release, the debt yield for the Multifamily Property then remaining must be equal or greater than the greater of (i) the debt yield on the origination date and (ii) the debt yield immediately preceding the release; provided, however, that notwithstanding the foregoing, in no event will the debt yield be required to be greater than 9.5%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(S&P / Fitch / DBRS):	BBB-sf/BBB-sf/AAA	Property Type - Subtype:	Hotel - Full Service
Original Principal Balance(1):	$43,750,000	Net Rentable Area (Rooms):	3,933
Cut-off Date Principal Balance(1):	$43,750,000	Location:	Las Vegas, NV
% of IPB:	4.8%	Year Built / Renovated:	1997 / 2019
Loan Purpose:	Acquisition	Occupancy / ADR / RevPAR(5):	94.8% / $281.69 / $267.18
Borrower:	BCORE Paradise LLC	Occupancy / ADR / RevPAR Date:	9/30/2019
Borrower Sponsor:	BREIT Operating Partnership L.P.	4th Most Recent NOI (As of):	$480,822,095 (12/31/2016)
Interest Rate(2):	3.170153%	3rd Most Recent NOI (As of):	$505,736,234 (12/31/2017)
Note Date:	11/15/2019	2nd Most Recent NOI (As of):	$489,866,042 (12/31/2018)
Maturity Date:	12/5/2029	Most Recent NOI (As of):	$474,065,315 (TTM 9/30/2019)
Interest-only Period:	120 months	UW Occupancy / ADR / RevPAR(5):	94.8% / $281.69 / $267.18
Original Term:	120 months	UW Revenues:	$1,349,062,464
Original Amortization Term:	None	UW Expenses:	$874,997,149
Amortization Type:	Interest Only	UW NOI:	$474,065,315
Call Protection(3):	Grtr0.5%orYM(26),DeforGrtr0.5%orYM(87),O(7)	UW NCF:	$453,829,378
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(6):	$4,260,000,000 / $1,083,143
Additional Debt(1):	Yes	Appraisal Date:	10/16/2019
Additional Debt Balance(1):	$1,632,450,000; $650,500,000; $683,300,000
Additional Debt Type(1):	Pari Passu; B Notes; C Notes

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$426,189	$765,319
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$426,189	$765,319
FF&E Reserves:	$0	Springing	N/A	Cut-off Date LTV(6):	39.3%	70.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(6):	39.3%	70.7%
Other:	$0	$0	N/A	UW NCF DSCR(7):	8.42x	4.06x
				UW NOI Debt Yield(7):	28.3%	15.7%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)		$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Subordinate Loan(1)		1,333,800,000	31.3	Closing Costs	10,591,035	0.2
Borrower Sponsor Equity(8)		1,250,591,035	29.4

Total Sources		$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%
(1)	The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the "Bellagio Hotel and Casino Senior Notes"), six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the "Bellagio Hotel and Casino Junior A Notes") and three promissory notes with an aggregate original principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the "Bellagio Hotel and Casino Junior B Notes" and collectively with the Bellagio Hotel and Casino Junior A Notes, the "Bellagio Hotel and Casino Subordinate Companion Loans"). The Bellagio Hotel and Casino Property (as defined below) was acquired by the Bellagio Hotel and Casino Borrower (as defined below) in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property.

(2)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.1701530% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at 5.3500000% per annum.

(3)	The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. Defeasance in whole is permitted at any time after the earlier to occur of (A) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Bellagio Hotel and Casino Whole Loan to be securitized and (B) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

(5)	UW Occupancy is based solely on the hotels at the Bellagio Hotel and Casino Property. As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(6)	The Appraised Value of $4,260,000,000 is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the "As-Is Real Property Appraised Value"). The appraisal also includes an "As Leased-Sale-Leaseback Appraised Value," which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 ("As-Is Total Appraised Value"), which includes real property, personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below). The Bellagio Tenant granted a security interest in certain property of the Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the As-Is Total Appraised Value are 25.8% and 25.8%, respectively, with respect to the Bellagio Hotel and Casino Senior Notes.

(7)	The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a "look through" basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and the DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan as defined below based on such initial annual rent are 2.19x and 8.1% respectively.

(8)	Includes MGM's approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Loan. The mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the aggregate original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a full service luxury resort and casino in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or the “Bellagio”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). Societe Generale Financial Corporation (“SGFC”) subsequently acquired promissory notes A-3-C3 and A-3-C4 in the aggregate original principal amount of $43,750,000 from JPMCB. The Bellagio Hotel and Casino Whole Loan is comprised of (i) the 23 Bellagio Hotel and Casino Senior Notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, consisting of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, consisting of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Promissory Note A-3-C3 and Promissory Note A-3-C4, in the aggregate original principal balance of $43,750,000, represent the Bellagio Hotel and Casino Mortgage Loan and will be included in the BBCMS 2020-C6 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Pari Passu Companion Loans”), the Bellagio Hotel and Casino Pari Passu Companion Loans evidenced by promissory notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1 and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. Promissory note A-1-C1, in the original principal balance of $100,000,000 is expected to be contributed to the BANK 2020-BNK25 securitization trust. Promissory note A-2-C1, in the original principal balance of $60,000,000 is expected to be contributed to the GSMS 2020-GC45 securitization trust. Note A-2-C2 and Note A-3-C2, in an aggregate original principal balance of $60,000,000 are expected to be contributed to the Benchmark 2020-C16 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party purchaser. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Pari Passu Companion Loans, with an aggregate original principal balance of $336,250,000, are expected to be contributed to future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-3-C3 and A-3-C4	$43,750,000	BBCMS 2020-C6	No
Bellagio Hotel and Casino Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	Third Party Purchaser	No
A-1-C1	$100,000,000	BANK 2020-BNK25(2)	No
A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	MSBNA	No
A-2-C1	$60,000,000	GSMS 2020-GC45(3)	No
A-2-C2, A-3-C2	$60,000,000	Benchmark 2020-B16(4)	No
A-2-C3	$60,000,000	CREFI	No
A-3-C1, A-3-C5, A-3-C6	$76,250,000	JPMCB	No
Bellagio Hotel and Casino Junior A Notes(5)
B-1-S, B-2-S, B-3-S	$510,700,000	BX 2019-OC11	No
B-1-RL, B-2-RL, B-3-RL	$139,800,000	Third Party Purchaser	No
Bellagio Hotel and Casino Junior B Notes(5)
C-1-S, C-2-S, C-3-S	$683,300,000	BX 2019-OC11	No
Total	$3,010,000,000
(1)	The controlling note is Note A-1-S1.

(2)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.

(3)	The GSMS 2020-GC45 transaction is expected to close on or about January 30, 2020.

(4)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(5)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel and Casino and Bally’s Las Vegas Hotel and Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 square feet of event space, 29 food and beverage outlets, an approximately 55,000 square-foot spa, five swimming pools, approximately 85,000 square feet of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. The Bellagio Hotel and Casino Property features an extensive list of guest room types, amenities and views of the Las Vegas Strip and surrounding areas. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015, the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year-over-year increase compared to 2015. ADR increased 5.1% year-over-year and RevPAR increased 5.5% in the same time period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

Approximately $12.8 million was spent on the renovation of the Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first 10 years of the lease term and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other comparable Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 square feet and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of the trailing twelve months ended September 30, 2019, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11- Year Avg. (2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5
(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The gaming table feature table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5- Year Avg.	11- Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

Appraisal. The appraiser concluded to an As-Is Real Property Appraised Value as of October 16, 2019 of $4,260,000,000, solely with respect to real property at the Bellagio, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease. The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The As-Is Total Appraised Value, including real property, personal property and intangible property attributable to the Bellagio Hotel and Casino Property, is $6,500,000,000. The appraisal also calculated an “As Leased-Sale-Leaseback Appraised Value” of $4,260,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value of $6,500,000,000 are 25.8% and 25.8%, respectively for the Bellagio Hotel and Casino Whole Loan.

Environmental. According to the Phase I environmental site assessment dated November 6, 2019, there was no evidence of any recognized environmental conditions at the Bellagio Hotel and Casino Property.

The Market. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year airport passenger traffic is up 2.5% and Clark County gaming revenues are up 2.7%.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,16	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

higher-quality room supply. All are indicative of the gradual transformation of the Las Vegas Strip hotel market from a gaming-centric operating model to the integrated resort model of today.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Bellagio Hotel and Casino Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%
(1)	Source: Based on the appraisal, except for the Bellagio Hotel and Casino Property, which is based on the operating statements provided by the Bellagio Hotel and Casino Borrower.

Property Competitive Summary(1)
Property	Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00
(1)	Based on the appraisal, except for the “2018 Estimated Operating Statistics” for Bellagio Hotel and Casino Property, which are based on the operating statements provided by the Bellagio Hotel and Casino Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340	28.4%
Food & Beverage Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	84,706	24.7
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	101,645	29.6
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	30,959	9.0
Other Departmental Revenue(3)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	28,360	8.3
Total Revenue	$1,364,138,212	$1,365,570,76	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011	100.0%

Room Expense	$105,289,765	$107,330,702	$111,385,859	$111,344,926	$111,344,926	$28,310	29.1%
Food & Beverage Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	65,177	76.9
Other Departmental Expenses(3)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	83,922	52.1
Departmental Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410	51.7%

Departmental Profit	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602	48.3%

Operating Expenses	$128,812,269	$127,583,150	$128,495,099	$128,324,048	$128,324,048	$32,628	9.5%
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974	38.8%

Management Fees	$26,957,472	$24,326,134	$26,005,109	$26,682,737	$26,682,737	$6,784	2.0%
Property Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	4,517	1.3
Property Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	1,138	0.3
Total Other Expenses	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476	64.9%

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535	35.1%
FF&E	0	0	0	0	20,235,937	5,145	1.5
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390	33.6%

(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000 and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)	% of Room Expense and Food & Beverage Expense correspond to their respective revenue items. % of Other Departmental Expenses corresponds to the sum of Gaming, Entertainment and Other Departmental Revenue items.

(3)	Other Departmental Revenue and Other Departmental Expenses include retail and other operations.

The Borrower. The borrowing entity for the Bellagio Hotel and Casino Whole Loan is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is BREIT Operating Partnership L.P. (“BREIT OP”). BREIT OP is a subsidiary of Blackstone Real Estate Income Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience in owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease and the Bellagio Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Bellagio Hotel and Casino

and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan documents and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is for losses only, rather than full recourse.

Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

Escrows and Reserves. At origination, the Bellagio Hotel and Casino Borrower was not required to fund any initial reserves.

Tax Escrows – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance Escrows – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Bellagio Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Replacement Reserves – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Bellagio Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Bellagio Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

A “Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Bellagio Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a Bellagio Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Bellagio Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure.

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if Bellagio Tenant is adjudicated bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “Bellagio Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the Bellagio Trigger Event will terminate upon such prepayment.

An “Adjusted EBITDA” means EBITDA (as defined below) plus, without duplication, any Bellagio Lease rent reflected in Net Income (as defined below), and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines (as defined below).

“EBITDA” means for any test period and with respect to any person or facility (as applicable), the sum of (a) Net Income of such person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such person or facility for that period, less (e) interest income of such person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

Lockbox / Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account no less than twice a week.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Bellagio Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Bellagio Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Bellagio Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or Bellagio Trigger Event, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents as the lender may determine in its sole discretion.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the Bellagio Hotel and Casino Whole Loan documents, (ii) amounts for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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voluntary prepayment of (A) the Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a Bellagio Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the Bellagio Hotel and Casino Whole Loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the Bellagio Hotel and Casino Whole Loan documents or defend any enforcement by the lender of its rights under the Bellagio Hotel and Casino Whole Loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs associated with emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

A “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Bellagio Hotel and Casino Whole Loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Bellagio Hotel and Casino Whole Loan documents.

Subordinate and Mezzanine Debt. The Bellagio Hotel and Casino Whole Loan documents provide for a one-time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to, (i) the principal amount of the mezzanine loan will in no event be greater than an amount equal to the amount which, will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender entering into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to be coterminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a Bellagio Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Partial Release. None.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the CPI since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the CPI. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than a 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 7 – Bellagio Hotel and Casino

reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	4.4%	Net Rentable Area (SF):	547,761
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 31 DST	Year Built / Renovated:	Various / N/A
Borrower Sponsors:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, Warren Thomas	Occupancy:	100.0%
Interest Rate:	3.49400%	Occupancy Date:	12/9/2019
Note Date:	12/9/2019	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.3%
Amortization Type:	Interest Only	UW Revenues:	$7,588,539
Call Protection(2):	L(26),Def(90),O(4)	UW Expenses:	$627,046
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,961,493
Additional Debt(1):	Yes	UW NCF:	$6,711,432
Additional Debt Balance(1):	$33,875,000	Appraised Value / Per SF:	$119,040,000 / $217
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$499,357	Springing	N/A	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$406,650	$2,965	N/A	Maturity Date LTV:	62.1%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.56x
Other:	$819,781	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$73,875,000		61.3%	Purchase Price(4)	$117,413,864	97.4%
Borrower Sponsor Equity	46,629,534		38.7	Upfront Reserves	2,225,788	1.8
				Closing Costs(7)	864,882	0.7
Total Sources	$120,504,534		100.0%	Total Uses	$120,504,534	100.0%

(1)	The ExchangeRight Net Leased Portfolio #31 mortgage loan is part of a whole loan evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $73,875,000. The financial information presented in the chart above reflects the Cut-off Date Balance of the ExchangeRight Net Leased Portfolio #31 Whole Loan (as defined below).

(2)	The lockout period will be at least 26 payments beginning with and including January 6, 2020. Defeasance of the full $73,875,000 ExchangeRight Net Leased Portfolio #31 Whole Loan is permitted following the date after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 9, 2022.

(3)	The ExchangeRight Net Leased Portfolio #31 Properties (as defined below) consist of 24 single tenant retail properties and one single tenant medical office property.

(4)	The ExchangeRight Net Leased Portfolio #31 Properties were acquired between May 2019 and November 2019. As such, no historical operating history is available.

(5)	Appraisal Dates for the ExchangeRight Net Leased Portfolio #31 Properties range from October 19, 2019 to November 25, 2019.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Closing Costs include a $752,622 closing cost credit relating to the interest rate buy-up by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

The Loan. The ExchangeRight Net Leased Portfolio #31 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio #31 Whole Loan”) evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $73,875,000. The ExchangeRight Net Leased Portfolio #31 Whole Loan is secured by the borrower’s fee interest in a 547,761 square foot, 25 property portfolio occupied by 24 single tenant retail properties and one single tenant medical office located across Ohio, Illinois, Minnesota, Georgia, Alabama, Florida, Indiana, Missouri, Virginia and Texas (collectively, the “ExchangeRight Net Leased Portfolio #31 Properties”). The controlling Note A-1 has an original principal balance of $40,000,000 and will be included in the BBCMS 2020-C6 securitization trust. The ExchangeRight Net Leased Portfolio #31 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio #31 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$40,000,000	BBCMS 2020-C6	Yes
A-2	$33,875,000	An affiliate of Barclays	No
Total	$73,875,000

The Properties. The ExchangeRight Net Leased Portfolio #31 Properties are comprised of 24 single tenant retail properties and one single tenant medical office property (BioLife Plasma Services L.P. – Columbus, GA) totaling 547,761 square feet located across 10 states. The geographical concentrations by Cut-off Date Balance include Ohio (four properties, 23.0% of the allocated Cut-off Date Balance), Illinois (six properties, 20.5% of the allocated Cut-off Date Balance), Minnesota (one property, 19.1% of the allocated Cut-off Date Balance), Georgia (four properties, 12.8% of the allocated Cut-off Date Balance), Alabama (three properties, 5.0% of the allocated Cut-off Date Balance), Florida (one property, 5.0% of the allocated Cut-off Date Balance), Indiana (two properties, 4.9% of the allocated Cut-off Date Balance), Missouri (one property, 4.4% of the allocated Cut-off Date Balance), Virginia (two properties, 3.7% of the allocated Cut-off Date Balance) and Texas (one property, 1.7% of the allocated Cut-off Date Balance). Built between 1999 and 2019, the ExchangeRight Net Leased Portfolio #31 Properties range in size from 7,000 square feet to 101,278 square feet. As of December 9, 2019, the ExchangeRight Net Leased Portfolio #31 Properties were 100.0% occupied. Sixteen tenants, or their parent entities, representing 31.1% of the aggregate NRA and 42.7% of UW base rent at the ExchangeRight Net Leased Portfolio #31 Properties, are investment grade. As of December 2019, the tenants at the ExchangeRight Net Leased Portfolio #31 Properties have a weighted average remaining lease term of approximately 13.8 years and a weighted average remaining fully extended lease term of approximately 37.8 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

ExchangeRight Net Leased Portfolio #31 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF(1)
Hy-Vee – Savage, MN	Retail/Freestanding	101,278	2016 / N/A	$14,100,000	19.1%	$22,400,000	$1,181,338
Giant Eagle – New Albany, OH	Retail/Freestanding	71,050	2006 / N/A	9,285,000	12.6	16,480,000	914,428
BioLife Plasma Services L.P. – Columbus, GA	Office/Medical	14,181	2019 / N/A	5,520,000	7.5	7,950,000	485,569
Walgreens – Des Plaines, IL	Retail/Freestanding	15,120	2000 / N/A	4,390,000	5.9	6,300,000	368,322
Tractor Supply – Yulee, FL	Retail/Freestanding	18,800	2019 / N/A	3,700,000	5.0	5,560,000	302,209
Hobby Lobby – Belton, MO	Retail/Freestanding	55,000	2016 / N/A	3,225,000	4.4	5,300,000	271,690
Tractor Supply – Oregon, OH	Retail/Freestanding	18,795	2004 / N/A	2,750,000	3.7	4,180,000	232,376
Hobby Lobby – Marion, OH	Retail/Freestanding	55,020	2007 / N/A	2,700,000	3.7	4,200,000	222,393
Tractor Supply – New Lenox, IL	Retail/Freestanding	19,097	2019 / N/A	2,550,000	3.5	4,050,000	216,809
Tractor Supply – Danville, IN	Retail/Freestanding	19,097	2019 / N/A	2,500,000	3.4	3,900,000	207,259
CVS Pharmacy – Milford, OH	Retail/Freestanding	10,118	1999 / N/A	2,250,000	3.0	3,450,000	191,308
CVS Pharmacy – Alton, IL	Retail/Freestanding	10,157	2000 / N/A	2,200,000	3.0	3,390,000	187,609
Walgreens – Chicago Heights, IL	Retail/Freestanding	14,725	2000 / N/A	2,085,000	2.8	4,100,000	234,105
Walgreens – Wheeling, IL	Retail/Freestanding	14,250	2000 / N/A	2,055,000	2.8	5,600,000	358,477
Tractor Supply – Kankakee, IL	Retail/Freestanding	19,097	2019 / N/A	1,850,000	2.5	3,000,000	157,842
Dollar General – Fayetteville, GA	Retail/Freestanding	9,002	2018 / N/A	1,400,000	1.9	1,920,000	117,448
CVS Pharmacy – Mobile, AL	Retail/Freestanding	10,125	2000 / N/A	1,375,000	1.9	2,100,000	115,123
Advance Auto Parts – Richmond, VA	Retail/Freestanding	7,000	2005 / N/A	1,350,000	1.8	2,180,000	117,430
Dollar General – Roanoke, VA	Retail/Freestanding	10,542	2012 / N/A	1,350,000	1.8	1,850,000	114,977
Dollar General – McDonough, GA	Retail/Freestanding	9,026	2019 / N/A	1,325,000	1.8	1,870,000	111,276
Dollar General – Alvin, TX	Retail/Freestanding	9,026	2011 / N/A	1,225,000	1.7	1,670,000	100,904
CVS Pharmacy – Lawrenceville, GA	Retail/Freestanding	10,127	1999 / N/A	1,185,000	1.6	2,830,000	155,942
Dollar General – Prattville, AL	Retail/Freestanding	9,026	2019 / N/A	1,180,000	1.6	1,575,000	99,765
Dollar General – Mobile, AL	Retail/Freestanding	9,002	2019 / N/A	1,175,000	1.6	1,625,000	99,519
Dollar General – Evansville, IN	Retail/Freestanding	9,100	2019 / N/A	1,150,000	1.6	1,560,000	97,314
Total		547,761		$73,875,000	100.0%	$119,040,000	$6,711,432
(1)	Total UW NCF includes a $50,000 credit for the $500,000 upfront TI/LC holdback.

Largest Tenants

Hobby Lobby (110,020 square feet; 20.1% of the NRA; 8.2% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retail with over 37,500 employees in more than 850 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City, Oklahoma. Affiliated companies include Hemispheres, which carries home furnishings and accessories from around the world, and Mardel Christian and Education Supply, which offers books, bibles, gifts, church and education supplies, and homeschooling curriculum. Hobby Lobby also maintains offices in Hong Kong, Shenzhen, and Yiwu, China. Two ExchangeRight Net Leased Portfolio #31 Properties are single tenant Hobby Lobby properties.

Hy-Vee (101,278 square feet; 18.5% of the NRA; 18.0% of underwritten rent): Founded in the 1930s, Hy-Vee is one of the top 25 rated supermarket chains in the United States with sales of $10 billion annually. Hy-Vee operates 246 stores with over 84,000 employees located in Iowa, Illinois, Missouri, Kansas, Nebraska, South Dakota, Minnesota and Wisconsin. Hy-Vee’s corporate office is located in Des Moines, Iowa. The Hy-Vee – Savage, MN property is the largest of the ExchangeRight Net Leased Portfolio #31 Properties by both net rentable area and underwritten net cash flow.

Tractor Supply (94,886 square feet; 17.3% of the NRA; 17.2% of underwritten rent): Tractor Supply (NASDAQ: TSCO) is the largest operator of rural lifestyle retail stores in America. Founded in 1938, Tractor Supply owns and operates over 1,800 stores in 49 states supplying basic maintenance products to home, land, pet and animal owners. Tractor Supply is based in Brentwood, Tennessee and is a publicly traded company. Five ExchangeRight Net Leased Portfolio #31 Properties are single tenant Tractor Supply properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

Environmental. According to Phase I environmental assessments dated between October 15, 2019 and November 26, 2019, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #31 Properties with the exception of the Walgreens – Wheeling, IL property which formerly operated as a dry cleaner, due in part to the duration of the dry cleaning operations and use of dry cleaning solvent in large quantities. Environmental insurance was obtained for the Walgreens – Wheeling, IL property from Zurich North America with a $3,000,000 liability limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2016	2017	2018	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio #31 Properties. Historical occupancies are as of December 31 of each respective year.

(2)	The Dollar General – Fayetteville, GA property was constructed in 2018; the BioLife Plasma Services L.P. – Columbus, GA property, the Tractor Supply – Yulee, FL property, the Tractor Supply – New Lenox, IL property, the Tractor Supply – Danville, IN property, the Tractor Supply – Kankakee, IL property, the Dollar General – McDonough, GA property, the Dollar General Prattville, AL property, the Dollar General – Mobile, AL property and the Dollar General – Evansville, IN property were constructed in 2019. These tenants are excluded from occupancy figures for the years prior to the respective build dates.

(3)	Current occupancy is as of December 9, 2019.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Number of Leases	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Weighted Average Remaining Lease Terms(3)(4)
Hobby Lobby	NA / NA / NA	2	110,020	20.1%	$5.50	$605,100	8.2%	11.3
Hy-Vee	NA / NA / NA	1	101,278	18.5	$13.16	1,332,807	18.0	20.0
Tractor Supply	NA / NA / NA	5	94,886	17.3	$13.40	1,271,900	17.2	13.9
Giant Eagle	NA / NA / NA	1	71,050	13.0	$14.50	1,029,916	13.9	12.7
Dollar General	Baa2 / BBB / NR	7	64,724	11.8	$11.73	758,958	10.3	14.0
Walgreens(5)	Baa2 / BBB / BBB	3	44,095	8.1	$23.72	1,046,000	14.1	10.8
CVS Pharmacy	Baa2 / BBB / NR	4	40,527	7.4	$17.99	729,000	9.8	10.2
BioLife Plasma Services(6)	Baa2 / NR / NR	1	14,181	2.6	$34.95	495,569	6.7	14.8
Advance Auto Parts	Baa2 / BBB- / NR	1	7,000	1.3	$19.00	133,000	1.8	10.2
Occupied Tenants / Wtd. Avg.		25	547,761	100.0%	$13.51	$7,402,250	100.0%

Vacant Space			0	0.0%

Collateral Total			547,761	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Each tenant has at least one, 5-year renewal option.
(4)	Weighted Average Remaining Lease Terms are based on the December 2019 loan origination date.

(5)	Walgreens has the rights to terminate its leases at (i) Walgreens – Des Plaines, IL, effective as of September 30, 2029, (ii) Walgreens – Wheeling, IL, effective as of June 30, 2031 and (iii) Walgreens – Chicago Heights, IL, effective as of October 31, 2030. The Weighted Average Remaining Lease Terms are calculated using the first termination option date for the Walgreens properties.

(6)	BioLife Plasma Services has the right at any time to terminate its lease by providing 30 days’ written notice and payment of the net present value of the total obligation for base rent and any additional rent for the remainder of the lease term using an annual discount rate equal to the prime rate capped at 8.25%. The additional rent component will be calculated using the actual amount of the component for the most recent lease year increased by 2.5% annually for each year remaining on the lease term. Additional rent includes all costs and expenses of operating the property including, but not limited to, (i) real estate taxes, (ii) utilities, (iii) insurance premiums and (iv) repairs and maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	2	33,915	6.2	674,000	9.1	33,915	6.2%	$674,000	9.1%
2030	6	62,252	11.4	1,127,000	15.2	96,167	17.6%	$1,801,000	24.3%
2031 & Beyond	17	451,594	82.4	5,601,250	75.7	547,761	100.0%	$7,402,250	100.0%
Total	25	547,761	100.0%	$7,402,250	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,402,250	$13.51	94.0%
Gross Potential Rent	$7,402,250	$13.51	94.0%
Total Reimbursements	475,275	0.87	6.0
Net Rental Income	$7,877,525	$14.38	100.0%
(Vacancy/Credit Loss)	(288,986)	(0.53)	(3.7)
Other Income	0	0.00	0.0
Effective Gross Income	$7,588,539	$13.85	96.3%

Total Expenses	$627,046	$1.14	8.3%

Net Operating Income	$6,961,493	$12.71	91.7%

Total TI/LC, Capex/RR(4)	250,061	0.46	3.3

Net Cash Flow	$6,711,432	$12.25	88.4%
(1)	The ExchangeRight Net Leased Portfolio #31 Properties were acquired between May 2019 and November 2019. As such no historical operating data was provided.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place includes (i) in-place base rent of $7,441,250; (ii) straight-line rent of $22,682 for BioLife Plasma Services L.P. – Columbus, GA and (iii) $61,682 of reduced rent for three properties, Walgreens – Chicago Heights, IL, Tractor Supply – Oregon, OH, and Advance Auto Parts – Richmond, VA, which recently executed renewals for slightly lower rent.

(4)	Total TI/LC, Capex/RR includes a $50,000 credit for the $500,000 upfront TI/LC holdback.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 8 – ExchangeRight Net Leased Portfolio #31

The Market. The ExchangeRight Net Leased Portfolio #31 Properties are geographically diverse with properties located in 10 different states and 17 different markets.

ExchangeRight Net Leased Portfolio #31 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Market Vacancy	UW Rental Rate PSF	Market Rent Rate PSF
Hy-Vee – Savage, MN	Minneapolis-St. Paul-Bloomington	Scott County	3.2%	$13.16	$13.00
Giant Eagle – New Albany, OH	Columbus	Westerville	2.9%	$14.50	$14.50
BioLife Plasma Services L.P. – Columbus, GA	Columbus	Greater Columbus	7.3%	$34.95	$33.35
Walgreens – Des Plaines, IL	Chicago	O’Hare	6.2%	$27.31	$27.00
Tractor Supply – Yulee, FL	Jacksonville	Nassau County	3.6%	$18.19	$18.00
Hobby Lobby – Belton, MO	Kansas City	Cass County	5.3%	$6.00	$6.50
Tractor Supply – Oregon, OH	Toledo	East Toledo/Oregon	3.0%	$13.89	$12.00
Hobby Lobby – Marion, OH	Columbus	Marion County	3.2%	$5.00	$6.00
Tractor Supply – New Lenox, IL	Chicago	Joliet/Central Will	6.2%	$12.99	$13.00
Tractor Supply – Danville, IN	Indianapolis	Hendricks County	4.7%	$12.44	$12.50
CVS Pharmacy – Milford, OH	Cincinnati	Milford/Wards Corner	4.2%	$21.15	$21.25
CVS Pharmacy – Alton, IL	St. Louis	Northeast Metro Illinois	4.5%	$20.68	$21.00
Walgreens – Chicago Heights, IL	Chicago	Far South	6.2%	$18.00	$18.00
Walgreens – Wheeling, IL	Chicago	Central North	6.2%	$25.82	$26.00
Tractor Supply – Kankakee, IL	Kankakee	60901	5.4%	$9.61	$9.50
Dollar General – Fayetteville, GA	Atlanta	Peachtree City/Fayette County	11.3%	$13.34	$13.34
CVS Pharmacy – Mobile, AL	Mobile	Outlying Mobile County	6.0%	$12.84	$12.84
Advance Auto Parts – Richmond, VA	Richmond	Lakeside/Northside/Parham East	4.4%	$19.00	$19.00
Dollar General – Roanoke, VA	Roanoke	Southwest Roanoke	3.1%	$11.16	$11.15
Dollar General – McDonough, GA	Atlanta	McDonough	11.3%	$12.63	$12.65
Dollar General – Alvin, TX	Houston	Far South	5.4%	$11.47	$11.50
CVS Pharmacy – Lawrenceville, GA	Atlanta	Lilburn/I-78	11.3%	$17.28	$17.30
Dollar General – Prattville, AL	Montgomery	Autauga County	7.3%	$11.29	$11.29
Dollar General – Mobile, AL	Mobile	Outlying Mobile County	6.0%	$11.32	$11.32
Dollar General – Evansville, IN	Evansville	Westside	3.7%	$10.99	$11.10
Weighted Average(2)			4.9%	$16.30	$16.14
(1)	Source: Appraisals.

(2)	Weighted Average is based on the allocated loan amount.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 31 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio #31 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender.  The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #31 Whole Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #31 Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors are ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.3 billion in assets under management that includes over 650 properties located across 38 states totaling over 14 million square feet as of June 1, 2019. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ExchangeRight Net Leased Portfolio #31

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio #31 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio #31 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for tenant improvement and leasing commissions, $69,781 for deferred maintenance, $750,000 for an SNDA holdback relating to the Tractor Supply – Yulee, FL property, $406,650 for replacement reserves and $499,357 for real estate taxes.

Tax & Insurance Escrows –The borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially $41,613) provided that the borrower will not be required to escrow such amounts if (i) no Cash Sweep Event (as defined below) has occurred and is continuing, (ii) no default exists under the lease at the applicable ExchangeRight Net Leased Portfolio #31 property, (iii) the tenant at the applicable ExchangeRight Net Leased Portfolio #31 property is liable for paying all taxes for such ExchangeRight Net Leased Portfolio #31 property and (iv) the borrower has provided written evidence that all taxes for such ExchangeRight Net Leased Portfolio #31 property have been paid in full. However, borrower is required to make monthly taxes described above beginning on the payment date in November 2020 for the BioLife Plasma Services L.P. – Columbus, GA property until the borrower has provided a separate tax parcel identification number for such property. The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $2,965 for replacement reserves.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents, the borrower is required to escrow $31,953 monthly for tenant improvements and leasing commissions.

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #31 Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to establish a lockbox account and deliver letters to the tenants at the ExchangeRight Net Leased Portfolio #31 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio #31 Whole Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio #31 Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule is less than 1.45x (2.20x interest-only equivalent) or (iii) December 6, 2026 (a “Qualified Transfer Trigger Event”). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.50x (2.28x interest-only equivalent) for two consecutive calendar quarters, or with respect to clause (iii) above, a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” will occur upon a qualified transfer to an Approved Transferee (as defined below) provided that the Approved Transferee (i) at all times must maintain either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) a rating of “BBB-” (or equivalent) or better by two out of three rating agencies that include S&P, Fitch and Moody’s (an “Investment Grade Rating”), (ii) must, in lieu of executing a certain guaranty described under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents and prior to the release of any guarantor, execute and deliver to the lender a full recourse guaranty acceptable to the lender guaranteeing payment of the entire debt, (iii) must at all times own 100% of the legal and beneficial ownership interests in the borrower, (iv) will not be a Delaware statutory trust and (v) will cause the borrower to convert to a Delaware limited liability company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – ExchangeRight Net Leased Portfolio #31

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the Exchange Right Net Leased Portfolio #31 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) has either (1) total assets of at least $100,000,000 or (2) an Investment Grade Rating, or (iii) an approved real estate investment trust.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 9 – CNP Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 9 – CNP Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 9 – CNP Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,800,000	Title:	Fee
Cut-off Date Principal Balance:	$33,800,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.7%	Net Rentable Area (SF):	358,107
Loan Purpose:	Acquisition	Location:	Lathrop, CA
Borrower:	AGNL Milk, L.L.C.	Year Built / Renovated:	1992-2000 / N/A
Borrower Sponsors:	AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	Occupancy:	100.0%
Interest Rate:	3.77000%	Occupancy Date:	1/15/2020
Note Date:	1/15/2020	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/1/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,329,418
Call Protection:	L(24),DeforGrtr1%orYM(89),O(7)	UW Expenses:	$99,883
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,229,536
Additional Debt:	No	UW NCF:	$3,123,920
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$52,300,000 / $146
Additional Debt Type:	N/A	Appraisal Date:	12/03/2019

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$85
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	58.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.66x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,800,000		65.1%	Purchase Price	$51,650,000	99.6%
Borrower Sponsor	18,081,204		34.9	Closing Costs	231,204	0.4

Total Sources	$51,881,204		100.0%	Total Uses	$51,881,204	100.0%

(1)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(2)	Historical operating history is unavailable as the CNP Headquarters Property (as defined below) was purchased by the borrower sponsor in October 2019.

The Loan. The CNP Headquarters mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in 358,107 square-foot industrial-manufacturing property located in Lathrop, California (the “CNP Headquarters Property”). The CNP Headquarters mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $33.80 million (the “CNP Headquarters Mortgage Loan”). The CNP Headquarters Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

The Property. The CNP Headquarters Property is a 358,107 square-foot industrial-manufacturing property consisting of three, non-contiguous properties built between 1992 and 2000, totaling 92.03 acres in Lathrop, California. The CNP Headquarters Property serves as headquarters to California Natural Products (“CNP”). The CNP Headquarters Property contains 202 surface parking spaces, resulting in a ratio of approximately 0.56 spaces per 1,000 square feet. The CNP Headquarters Property buildings range in size from 117,075 square feet to 241,032 square feet and have clear heights from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – CNP Headquarters

19 feet to 50 feet. Additionally, the CNP Headquarters Property features eight drive-in doors, 22 dock-high doors and approximately 5.6% of office space.

The first property is a 15.76-acre site comprised of three adjacent parcels with seven buildings totaling 241,032 square feet. Built by CNP in 1992, the processing facility houses 10 aseptic packaging lines (estimated replacement cost of $1.5 to $3 million each) for dairy, protein, wine, and other blend mixes. On site, the facility houses 20 silos (indoor and outdoor), a separate office building, extensive water handling equipment, piping and equipment support infrastructure for the aseptic process. The facility also has the capability to process grains such as sorghum, rice, wheat and soy into a liquid / milk mix, which can then be added with other ingredients to customer blends.

The second property is a 30.04-acre site with an 117,075 square-foot distribution warehouse. Built by CNP in 2000, the distribution facility is CNP’s primary raw product storage warehouse and finished product distribution center. The facility features Class A specifications, 53-foot clear heights and 15 dock doors, and 3.60% of the net rentable area is office space. The facility is responsible for storing all of the CNP inputs for the production process and finished goods awaiting shipment. Ten acres of the property are used for water discharge from the processing facility.

The third property consists of two parcels totaling 46.24 acres utilized as a water discharge field along East Louise Avenue and Park Avenue with no improvements. During the aseptic packaging process, excess sanitized water is produced as a byproduct. Therefore, CNP invested in underground water piping infrastructure from the processing facility to the two parcels of land in order to discharge the excess water. Accordingly, this process does not create any environmental concerns that would limit the parcels from being developed in the future.

As of January 15, 2020, the CNP Headquarters Property was 100.0% leased to CNP, with a lease expiration in November 2044. CNP was acquired by Wind Point Partners (“Wind Point”) and portfolio company GF Assets Holdings Corporation (“GF Assets”), the parent company of Gehl Foods, LLC (“Gehl”), in early 2018. CNP is an aseptic packager of dairy-based and dairy alternative beverages, soups, broths, teas, nutritional drinks and wine and spirits, all in Tetra Pak cartons. CNP also manufactures specialty rice and soy-based ingredients for blue-chip consumer food brands. Founded in 1896, Gehl is a leading producer of dairy-based, shelf-stable beverages, cheese sauces and other products. Gehl Foods has a diverse group of customers, including Wal-Mart, Nestle, DOT (distributor), McLane, WhiteWave, Kroger, Organic Valley, Aldi, Costco and others. Wind Point is a Chicago-based private equity investment firm with over $2 billion in assets under management. Wind Point focuses on partnering with management teams to acquire well-positioned middle market businesses where it can establish a clear path to value creation. The firm targets investments in the consumer products, industrial products and business services sectors. Wind Point is currently investing out of Wind Point Partners VIII, a $985 million fund that was initiated in 2016.

Environmental. According to a Phase I environmental assessments dated August 15, 2019, there was no evidence of any recognized environmental conditions at the CNP Headquarters Property.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the tenant being in occupancy since the CNP Headquarters Property was built and are as of December 31 of their respective year.

(2)	Current Occupancy is as of January 15, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – CNP Headquarters

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
California Natural Products	NR / NR / NR	358,107	100.0%	$9.51	$3,404,768	100.0%	11/1/2044
Occupied Collateral Total / Wtd. Avg.		358,107	100.0%	$9.51	$3,404,768	100.0%

Vacant Space		0	0.0%

Collateral Total		358,107	100.0%

(1)	Based on the underwritten rent roll.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2031 & Beyond	1	358,107	100.0	$3,404,768	100.0%	358,107	100.0%	$3,404,768	100.0%
Total	1	358,107	100.0%	$3,404,768	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – CNP Headquarters

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,404,768	$9.51	97.1%
Vacant Income	0	$0.00	0.0
Gross Potential Rent	$3,404,768	$9.51	97.1%
Total Reimbursements	99,883	$0.28	2.9
Net Rental Income	$3,504,651	$9.79	100.0%
Other Income	0	$0.00	0.0
(Vacancy/Credit Loss)	(175,233)	($0.49)	(5.0)
Effective Gross Income	$3,329,418	$9.30	95.0%
Total Expenses	99,883	$0.28	3.0
Net Operating Income	$3,229,536	$9.02	97.0%
Capital Expenditures	35,811	$0.10	1.1
TI/LC	69,805	$0.19	2.1
Net Cash Flow	$3,123,920	$8.72	93.8%
(1)	Historical operating history is unavailable as the CNP Headquarters Property was purchased by the borrower in October 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The CNP Headquarters Property is located in Lathrop, California approximately 74 miles east of San Francisco, 59 miles south of Sacramento and nine miles south of downtown Stockton. According to the appraisal, the CNP Headquarters Property is located in the Stockton core based statistical area. Top employers in the metropolitan area include St. Joseph Medical Center, OG Packing Co., San Joaquin General Hospital and Pacific Coast Producers. The CNP Headquarters Property is located just east of Interstate 5, one of California’s major north/south thoroughfares, which extends from the Mexico border to Canada. The CNP Headquarters Property is located in an area of mostly industrial and agricultural land uses. The majority of industrial development is east of the CNP Headquarters Property while the west is primarily agricultural uses. There is also a large residential subdivision to the southwest. The Stockton Deepwater Port is located approximately 10 miles northwest of the CNP Headquarters Property and is a fully operating seaport approximately 75 nautical miles east of the Golden Gate Bridge in San Francisco. Additionally, the Stockton Metropolitan Airport is located approximately five miles north of the CNP Headquarters Property.

According to the appraisal, the CNP Headquarters Property is located in the Central Valley industrial market and the Lathrop industrial submarket. As of third quarter 2019, the Central Valley industrial market contained approximately 136.2 million square feet of industrial space with a vacancy rate of 5.5% and an overall weighted asking rent of $0.51 per square foot. As of third quarter 2019, the Central Valley industrial market reported year to date positive net absorption of approximately 4.1 million square feet. The Lathrop industrial submarket contained approximately 13.3 million square feet of industrial space with a vacancy rate of 4.4% and an overall weighted asking rent of $0.58 per square feet as of third quarter 2019. The Lathrop industrial submarket reported year to date positive net absorption of 985,828 square feet.

The Borrower. The borrowing entity for the CNP Headquarters Mortgage Loan is AGNL Milk, L.L.C. (the “CNP Headquarters Borrower”), a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CNP Headquarters Mortgage Loan. AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P. are the guarantors of certain nonrecourse carve-outs under the CNP Headquarters Mortgage Loan.

The Borrower Sponsors. The CNP Headquarters Mortgage Loan borrower sponsors are AG Net Lease IV Corp. (“AGNL IV”) and AG Net Lease Realty Fund IV Investments (H-1), L.P. (“AGNL H-1”). AGNL IV, managed by Angelo Gordon and founded in 1988, is a privately-held alternative investment firm, managing approximately $36 billion across a broad range of credit and real estate strategies.

Property Management. The CNP Headquarters Property is self-managed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – CNP Headquarters

Escrows and Reserves.

Tax Escrows – Ongoing real estate tax reserves will not be required for so long as the CNP lease or any Major Lease (as defined below) is in full force and effect, provided (i) no event of default has occurred and is continuing, (ii) CNP is obligated under the CNP lease (or a Major Tenant (as defined below) is obligated under any Major Lease) to pay all real estate taxes and CNP (or such Major Tenant) pays the real estate taxes directly to the taxing authority, and (iii) the CNP Headquarters Borrower delivers to lender satisfactory evidence of payment of real estate taxes prior to delinquency. Upon the failure of any of the foregoing waiver conditions, the CNP Headquarters Borrower will be required to immediately commence making all deposits for real estate taxes on each payment date occurring in January, April, July and October equal to 1/4th of the real estate taxes that the lender estimates will be payable during the next 12 months that would be sufficient to pay all such real estate taxes at least 30 days prior to their respective due dates. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months in order to accumulate with lender sufficient funds to pay all real estate taxes at least 30 days prior to their respective due dates.

Insurance Escrows – Ongoing insurance premium reserves will not be required for so long as the CNP lease or any Major Lease is in full force and effect, provided (i) no event of default has occurred and is continuing, (ii) CNP is obligated under the CNP lease (or a Major Tenant is obligated under any Major Lease) to maintain such insurance and pay all insurance premiums and CNP (or such Major Tenant) pays the insurance premiums directly to the applicable insurance carriers, and (iii) the CNP Headquarters Borrower delivers to lender satisfactory evidence of payment of insurance premiums prior to delinquency. Upon the failure of any of the foregoing waiver conditions and the CNP Headquarters Property is not covered under a blanket insurance policy, the CNP Headquarters Borrower will be required to immediately commence making deposits for insurance premiums on each payment date occurring in January, April, July and October equal to 1/4th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration of the insurance policy to accumulate with lender sufficient funds to pay all insurance premiums at least 30 days prior to their expiration date.

Replacement Reserves – Ongoing replacement reserves will not be required for so long as the CNP lease or any Major Lease is in full force and effect, provided (i) no event of default has occurred and is continuing, (ii) CNP is obligated under the CNP lease (or a Major Tenant is obligated under any Major Lease) to perform all capital improvements and pay for all capital expenditures for the CNP Headquarters Property (including without limitation CNP’s work and repairs as required within the CNP Headquarters Mortgage Loan documents), and (iii) CNP (or a Major Tenant) performs all such capital improvements and pays all capital expenditures (including without limitation CNP’s work and repairs as required within the CNP Headquarters Mortgage Loan documents). Upon the failure of any of the foregoing waiver conditions, at lender’s option, the CNP Headquarters Borrower will be required to immediately commence making all deposits for replacement reserves on each payment date occurring in January, April, July and October equal to 1/4th of the of the amounts necessary to pay all capital improvements and expenses of the CNP Headquarters Property as they come due according to a physical condition report prepared for the lender at CNP Headquarters Borrower’s expense. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of the amount necessary in order to accumulate with the lender sufficient funds to pay all capital improvement expenses of the CNP Headquarters Property as they come due according to a physical condition report prepared for the lender at the CNP Headquarters Borrower’s expense.

TI/LC Reserve – Ongoing tenant improvement and leasing commissions reserves will not be required for so long as the CNP lease or any Major Lease is in full force and effect, provided (i) no event of default has occurred and is continuing and (ii) no default exists under the CNP lease (or a Major Lease) beyond any applicable grace or notice and cure periods. Upon the failure of any of the foregoing waiver conditions, the CNP Headquarters Borrower is required to immediately commence making all deposits for tenant improvement and leasing commissions reserves on each payment date occurring in January, April, July and October equal to 1/4th of approximately $71,621. If the CNP lease is not in effect, on each payment date, the CNP Headquarters Borrower will be required to pay 1/12th of approximately $71,621.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – CNP Headquarters

Special Rollover Reserve – On each payment date occurring during the continuance of a Lease Sweep Period as further described under “Lockbox / Cash Management” below (provided no other cash management period is then continuing), all available cash (or such portion of available cash that will be allocated by the lender for deposit into the special rollover reserve subaccount) will be paid to the lender. The CNP Headquarters Borrower will also be required to pay to lender for transfer into the special reserve subaccount (i) all fees, penalties, commissions or other payments made to the CNP Headquarters Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (including in connection with any Major Lease bankruptcy action), (ii) any security deposits or proceeds of letters of credit held by the CNP Headquarters Borrower in lieu of cash security deposits, which the CNP Headquarters Borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the CNP Headquarters Borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The CNP Headquarters Mortgage Loan documents require a hard lockbox with springing cash management. The CNP Headquarters Borrower is required to cause all rents relating to the CNP Headquarters Property to be transmitted directly into a lender controlled lockbox account. The CNP Headquarters Mortgage Loan documents require that all rents received by the CNP Headquarters Borrower or property manager to be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Management Period (as defined below), all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the CNP Headquarters Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period (as defined below), to the special rollover reserve subaccount, or (b) to the extent that a Cash Management Period (other than solely as a result of a Lease Sweep Period) is in effect, to the cash collateral subaccount.

A “Cash Management Period” means (i) the occurrence of an event of default, (ii) if, as the end of any two consecutive calendar quarters, the debt service coverage ratio is less than 1.15x, (iii) the commencement of a Lease Sweep Period, or (iv) the existence of a mezzanine loan, and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give upon (a) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing, or (b) with respect to the matter described in clause (ii) above, if the lender has determined that the CNP Headquarters Property has achieved a debt service coverage ratio greater than or equal to 1.15x for one calendar quarter, (c) with respect to the matter described in clause (iii) above, if the Lease Sweep Period has ended and (d) with respect to the matter described in clause (iv) above, if the mezzanine loan is paid in full and all liens and encumbrances securing the mezzanine loan are released.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of (i) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date without prior consent of the lender, (ii) any Major Tenant discontinues the entirety of its business at the premises (i.e., “goes dark” in violation of its lease) or (iii) a bankruptcy action of the Major Tenant. A Lease Sweep Period will end upon the earlier to occur of (x) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space covered by the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required thereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following: (1) with respect to clause (i) above, the date that all of the space demised under the Major Lease that gave rise to the subject Lease Sweep Period has been fully leased to one or more replacement tenants approved by lender or replacement leases approved by the lender and the replacement tenants as approved by the lender has accepted its premises and taken occupancy and all approved major lease leasing expenses (as defined within the CNP Headquarters Mortgage Loan documents) have been paid in full, (2) with respect to clause (ii) above, the date on which (a) the Major Lease remains in full force and effect and the Major Tenant resumes its business operations in all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period or (b) all right, title, and interest of the Major Tenant under the Major Lease substantially in its original form existing before the occurrence of the bankruptcy proceeding and with respect to all such space is assigned to one or more replacement tenants as approved by the lender or replacement leases approved by lender, and each of the replacement tenants have assumed in writing all the tenant’s obligations under such lease, accepted the premises, taken occupancy and all approved major leasing expenses have been paid in full or (c) all such space has been fully leased to one or more replacement tenants as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – CNP Headquarters

approved by the lender and each replacement tenant has accepted its premises and taken occupancy, and all approved major lease leasing expenses have been paid in full, (3) with respect to clause (iii) above, if (a) the applicable Major Lease has been assumed in full in such proceeding or action pursuant to a final order of the court of competent jurisdiction sustainably in its original form existing before the occurrence of the bankruptcy action of the Major Tenant and as to all the space covered by the Major Lease before the bankruptcy action of the Major Tenant or (b) all right, title, and interest of the Major Tenant under the Major Lease substantially in its original form existing before the occurrence of the bankruptcy action of the Major Tenant with respect to all space is assigned to one or more replacement tenants as approved by the lender or replacement leases approved by lender, and the replacement tenant has assumed in writing all of the tenant’s obligations under such lease, accepted the premises, taken occupancy and all approved major lease leasing expenses have been paid in full, all such space has been fully leased pursuant to a replacement lease or replaces leases approved by lender, the replacement tenant has accepted its premises and taken occupancy, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full.

A “Major Lease” is the CNP lease or any other lease that covers 300,000 or more rentable square feet of the improvements at the CNP Headquarters Property.

A “Major Tenant” is any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 300,000 or more rentable square feet of the improvements at the CNP Headquarters Property.

Subordinate and Mezzanine Debt. The CNP Headquarters Borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the CNP Headquarters Mortgage Loan documents including, but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the CNP Headquarters Mortgage Loan and the mezzanine loan is no greater than 64.6%; (iii) the actual combined debt service coverage ratio based on the CNP Headquarters Mortgage Loan and the mezzanine loan actual amortizing debt service is no less than 1.60x; (iv) the term of the mezzanine loan is co-terminus with the CNP Headquarters Mortgage Loan; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) a cash management period will exist throughout the term of the mezzanine loan; (vii) the qualified mezzanine lender will comply with standard rating agency criteria for “qualified transferees” of the ownership interests in the CNP Headquarters Borrower; (viii) receipt of rating agency confirmation and (ix) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

Crossed Mortgage Loan Information(1)		Property Information(1)
Crossed Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Five Crossed Assets
Original Principal Balance:	$29,900,000	Title:	Fee
Cut-off Date Principal Balance:	$29,900,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.3%	Net Rentable Area (Units):	50
Loan Purpose:	Refinance	Location:	Various, NY
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Joel Schwartz, Shaindy Schwartz	Occupancy:	100.0%
Interest Rate:	4.04000%	Occupancy Date(7):	11/26/2019, 12/31/2019
Note Date:	12/31/2019	4th Most Recent NOI(5):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	$792,749 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$2,471,939
Call Protection:	L(25),Def(89),O(6)	UW Expenses:	$336,149
Lockbox / Cash Management:	Springing	UW NOI:	$2,135,791
Additional Debt:	No	UW NCF:	$2,123,291
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$46,950,000 / $939,000
Additional Debt Type:	N/A	Appraisal Date(8):	Various

Escrows and Reserves(1)(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$598,000
Taxes:	$23,208	$21,977	N/A	Maturity Date Loan / Unit:	$598,000
Insurance:	$30,519	$2,805	N/A	Cut-off Date LTV:	63.7%
Replacement Reserve:	$0	$1,043	(4)	Maturity Date LTV:	63.7%
Other:	$0	$0	N/A	UW NCF DSCR:	1.73x
				UW NOI Debt Yield:	7.1%

Sources and Uses(1)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Crossed Mortgage Loans	$29,900,000		98.3%	Payoff Existing Debt	$29,604,520	97.3%
Borrower Sponsor Equity	521,626		1.7	Closing Costs	763,379	2.5
				Reserves	53,727	0.2
Total Sources	$30,421,626		100.0%	Total Uses	$30,421,626	100.0%

(1)	The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans (as defined below) are cross-collateralized and cross-defaulted with one another. The financial information presented in the chart above reflects the aggregate Cut-off Date balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans. All information herein is represented on an aggregate basis, except as otherwise specified.

(2)	The borrowers under the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Seneca Rentals LLC, Court Flats LLC, North 11 Flats LLC, North 7 Flats LLC and D&J Signature Holdings LLC.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The replacement reserve is capped at $10,000 for the 482 Seneca Avenue mortgage loan. The other four mortgage loans in the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans require an uncapped monthly replacement reserve.

(5)	All of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties (as defined below) were built or renovated between 2017 and 2019. As such, historical NOI is not available.

(6)	Most Recent NOI does not include operations from the 482 Seneca Avenue property as it was constructed in 2019. Additionally, due to recent renovations at the related properties, operations for the 144 North 11th Street property and the 99 North 7th Street property only reflect the trailing four months and trailing three months ending September 30, 2019, respectively, along with the trailing 12 months ending September 30, 2019 operations for the 217 Court Street and 22 Melrose Street properties.

(7)	The Occupancy Date for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties is December 31, 2019, except for the 217 Court Street property, which Occupancy Date is November 26, 2019.

(8)	The Appraisal Dates for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties are as of November 26, 2019 or November 27, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

The Loans. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are each secured by a first lien mortgage on the respective borrower’s fee interests in five multifamily properties located in Brooklyn and Ridgewood, New York (the “Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties”). The crossed mortgage loans were originated by SMC and have an aggregate outstanding principal balance as of the Cut-off Date of $29.9 million (the “Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans”). The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans each have a 10-year term and are interest-only for the full terms of the loans and are cross-collateralized and cross-defaulted with one another.

The Properties. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties are located throughout the Williamsburg, Cobble Hill, Bushwick and Ridgewood neighborhoods within Brooklyn and Queens.

The following table presents certain information relating to the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties:

Crossed Group Summary
Property Name	Neighborhood	Year Built / Renovated	Units	Loan Amount	% of Cross	Appraised Value	UW NOI %
482 Seneca Avenue	Ridgewood	2019 / N/A	21	$8,600,000	28.8%	$13,700,000	28.7%
217 Court Street	Cobble Hill	1900 / 2017	6	6,694,286	22.4	10,450,000	21.8
144 North 11th Street	Williamsburg	1899 / 2018	8	6,021,654	20.1	9,400,000	20.5
99 North 7th Street	Williamsburg	1900 / 2018	7	4,868,571	16.3	7,600,000	16.1
22 Melrose Street	Bushwick	2017 / N/A	8	3,715,489	12.4	5,800,000	12.9
Total			50	$29,900,000	100.0%	$46,950,000	100.0%

482 Seneca Avenue. The 482 Seneca Avenue property is a 21-unit, five-story Class A multifamily property, located at 482 Seneca Avenue, in Ridgewood, Queens, New York. The 482 Seneca Avenue property, which was completed in 2019, offers one-, two-, three-, four- and five-bedroom units. Each unit features a modern kitchen and bathrooms, ample windows and hardwood floors throughout. Weighted average rents at the 482 Seneca Avenue property are $2,829 per month. In connection with the 482 Seneca Avenue property’s anticipated 35-year 421-a tax abatement, as further described below, there are seven units expected to be reserved for tenants earning no more than 130% of the area median income (“AMI”).

482 Seneca Avenue Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
One Bed	6	28.6%	6	100.0%	2,706	451	$2,217
Two Bed	9	42.9%	9	100.0%	5,490	610	$2,650
Three Bed	2	9.5%	2	100.0%	1,294	647	$2,975
Four Bed	2	9.5%	2	100.0%	1,476	738	$3,700
Five Bed	2	9.5%	2	100.0%	1,634	817	$4,450
Collateral Total/Wtd. Avg.	21	100.0%	21	100.0%	12,600	600	$2,829
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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217 Court Street. The 217 Court Street property is a four-story multifamily building containing six residential units comprised of four two-bedroom units and two four-bedroom units, along with 3,850 square feet of retail located in Cobble Hill, Brooklyn, New York. Residential units average $4,935 per month and no units are rent-regulated. There are two separate commercial units: NY INC. - Punjani, a walk-in animal hospital, which occupies 1,850 square feet on the ground floor under a lease through June 30, 2030, and Zero G Brazilian Jujitsu LLC, which occupies 2,000 square feet on the lower level under a lease through June 30, 2029. Each residential unit features a modern kitchen with stainless steel appliances, natural light, in-unit washer and dryer, and hardwood floors throughout. All units are unregulated and the 217 Court Street property is not expected to be subject to a tax abatement.

217 Court Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Two Bed	4	66.7%	4	100.0%	3,000	750	$4,340
Four Bed	2	33.3%	2	100.0%	2,000	1,000	$6,125
Collateral Total/Wtd. Avg.	6	100.0%	6	100.0%	5,000	833	$4,935
(1)	Source: Appraisal.

144 North 11th Street. The 144 North 11th Street is a four-story, eight-unit multifamily building located one block south of McCarren Park in Williamsburg, Brooklyn, New York. The unit mix includes six three-bedroom units, one four-bedroom unit and one five-bedroom unit. Each unit features a modern kitchen with stainless steel appliances, natural light and hardwood floors throughout. The first floor units are duplexes, and one unit has access to the rear yard. The fourth floor units are duplexes as well and also feature terraces. Weighted average rents for the 144 North 11th Street property are $5,150 per month. The 144 North 11th Street property is not expected to be subject to a tax abatement, and all units are unregulated.

144 North 11th Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Three Bed	6	75.0%	6	100.0%	4,500	750	$4,700
Four Bed	1	12.5%	1	100.0%	950	950	$6,500
Five Bed	1	12.5%	1	100.0%	1,250	1,250	$6,500
Collateral Total/Wtd. Avg.	8	100.0%	8	100.0%	6,700	838	$5,150
(1)	Source: Appraisal.

99 North 7th Street. The 99 North 7th Street property is a four-story, seven-unit multifamily building located six blocks southwest of McCarren Park in Williamsburg, Brooklyn, New York. The unit mix includes three two-bedroom units, two three-bedroom units and two four-bedroom units. Each unit features a modern kitchen with stainless steel appliances, natural light and hardwood floors throughout. The 99 North 7th Street property was renovated in 2018. The weighted average rents at the 99 North 7th Street property are $4,771 per month. The 99 North 7th Street property is not expected to be subject to a tax abatement, and all units are unregulated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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99 North 7th Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Two Bed	3	42.9%	3	100.0%	2,100	700	$3,783
Three Bed	2	28.6%	2	100.0%	1,800	900	$4,575
Four Bed	2	28.6%	2	100.0%	2,100	1,050	$6,450
Collateral Total/Wtd. Avg.	7	100.0%	7	100.0%	6,000	857	$4,771
(1)	Source: Appraisal.

22 Melrose Street. The 22 Melrose Street property is a four-story, eight-unit multifamily building located in Bushwick, Brooklyn, New York. The unit mix includes five two-bedroom units, two three-bedroom units and one four-bedroom unit. Each unit features stainless steel appliances and hardwood floors throughout. Weighted average rents at the 22 Melrose Street property are $3,278 per month. In connection with the 22 Melrose Street property’s 35-year 421-a tax abatement, as further described below, three units at the 22 Melrose Street property are set aside for low-income tenants earning no more than 130% AMI.

22 Melrose Street Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit
Two Bed	5	62.5%	5	100.0%	3,700	740	$2,935
Three Bed	2	25.0%	2	100.0%	1,800	900	$3,475
Four Bed	1	12.5%	1	100.0%	1,200	1,200	$4,600
Collateral Total/Wtd. Avg.	8	100.0%	8	100.0%	6,700	838	$3,278
(1)	Source: Appraisal.

As mentioned above, the 482 Seneca Avenue property and the 22 Melrose Street property are expected to benefit from a 421-a tax incentive program granted by the New York City Department of Housing Preservation and Development (“HPD”). The 482 Seneca Avenue property and the 22 Melrose Street property are expected to benefit from a 100% tax exemption for 25 years, followed by a 30% tax exemption for years 26-35. The 482 Seneca Avenue mortgage loan and the 22 Melrose Street mortgage loan are full recourse to the related borrowers and the borrower sponsors until such time as HPD issues a final certificate of eligibility for each of the 482 Seneca Avenue and 22 Melrose Street properties. Further, if the 421-a tax exemptions are not maintained for either the 482 Seneca Avenue property or the 22 Melrose Street property after the issuance of the final certificate of eligibility, the related mortgage loans will become full recourse to the related borrowers and the borrower sponsors. Current unabated taxes for the 482 Seneca Avenue and 22 Melrose Street properties are equal, in the aggregate, to approximately $163,286 compared to underwritten abated taxes of $17,309.

Environmental. According to the Phase I environmental assessments dated December 5, 2019 and December 6, 2019, there is no evidence of any recognized environmental conditions at the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

Historical and Current Occupancy
2015(1)	2016(1)	2017(1)	2018(1)	Current(2)
NAV	NAV	NAV	NAV	100.0%
(1)	All of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties were built or renovated between 2017 and 2019. As such, Historical Occupancy is not available.

(2)	Current Occupancy is as of December 31, 2019 for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties except for 217 Court Street property, which occupancy is as of November 26, 2019.

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten(1)	Per Unit	%(2)
Gross Potential Rent - Multifamily	$988,402	$2,278,020	$45,560	89.9%
Gross Potential Rent - Commercial	0	256,800	5,136	10.1
Gross Potential Rent - Total	$988,402	$2,534,820	$50,696	100.0%
(Vacancy/Credit Loss - Multifamily)	0	(68,341)	(1,367)	(2.7)
(Vacancy/Credit Loss - Commercial)	0	(19,260)	(385)	(0.8)
Other Income	3,601	24,720	494	1.0
Effective Gross Income	$992,003	$2,471,939	$49,439	97.5%

Total Expenses	$199,255	$336,149	$6,723	13.6%

Net Operating Income	$792,749	$2,135,791	$42,716	86.4%

Total TI/LC, Capex/RR	0	12,500	250	0.5

Net Cash Flow	$792,749	$2,123,291	$42,466	85.9%
(1)	TTM does not include operations from the 482 Seneca Avenue property as it was constructed in 2019. Additionally, due to recent renovations at the related properties, operations for the 144 North 11th Street property and the 99 North 7th Street property only reflect the trailing four months and trailing three months ending September 30, 2019, respectively, along with the trailing 12 months ending September 30, 2019 operations for the 217 Court Street and 22 Melrose Street properties.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Market. According to the appraisals, vacancy in the Williamsburg multifamily market for the prior 10 years peaked in 2011 at approximately 7.8%, and the submarket is approximately 3.5% vacant as of the third quarter of 2019. The Bushwick multifamily submarket vacancy has remained equal to or less than approximately 3.7% for the prior 10 years and has a vacancy rate of approximately 2.3% as of the third quarter of 2019. The multifamily submarket vacancy for Downtown Brooklyn, of which Cobble Hill is a part, is approximately 3.0% as of the third quarter of 2019, and vacancy for the submarket has remained under approximately 7.9% for the prior 10 years. Finally, the multifamily vacancy for Central Queens, where Ridgewood is located, has remained equal to or less than approximately 1.9% for the prior 10 years, and has a vacancy rate of approximately 1.0% as of the third quarter of 2019.

The 144 North 11th Street and 99 North 7th Street properties are accessible via Routes 278 and 495, which both connect directly into Manhattan via a 15-20 minute car ride. In addition, the 144 North 11th Street and 99 North 7th Street properties are accessible by multiple subway lines (the 7 train, the L train and the 5 train). The 22 Melrose Street property is accessible via Routes 278 and 495, which both connect directly into Manhattan via a 15-30 minute car ride. In addition, the 22 Melrose Street property offers access to multiple subway lines (the M train and the J train). The 217 Court Street property is accessible via Route 278, which connects directly in Manhattan via a 15-25 minute car ride. In addition, the 217 Court Street property offers good access to multiple subway lines (the 4 train, the 5 train, the F train, the 2 train and the A train). 482 Seneca Avenue is served by public transportation via multiple subway lines within a few blocks from the 482 Seneca Avenue property (the M train and the L train).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

See below for charts of market rent comparisons for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties:

482 Seneca Avenue Market Rent Comparisons(1)
Unit Type	Market Survey			482 Seneca Avenue			Market Forecast
One Bed Monthly Range One Bed Average	$1,975	$2,391	$3,300	$2,100	$2,217	$2,250	$2,250
Two Bed Monthly Range Two Bed Average	$2,175	$2,708	$3,300	$2,400	$2,650	$2,950	$2,800
Three Bed Monthly Range Three Bed Average	$2,700	$2,961	$3,415	$2,950	$2,975	$3,000	$3,000
Four Bed Monthly Range Four Bed Average	$3,500	$3,832	$4,450	$3,600	$3,700	$3,800	$3,800
Five Bed Monthly Range Five Bed Average	$4,450	$5,290	$6,107	$4,400	$4,450	$4,500	$4,500

(1)	Source: Appraisal.

217 Court Street Market Rent Comparisons(1)
Unit Type	Market Survey			217 Court Street			Market Forecast
Two Bed Monthly Range Two Bed Average	$4,100	$4,230	$4,500	$4,100	$4,340	$4,900	$4,200
Four Bed Monthly Range Four Bed Average	$6,100	$6,260	$6,500	$6,000	$6,125	$6,250	$6,250
(1)	Source: Appraisal.

144 North 11th Street Market Rent Comparisons(1)
Unit Type	Market Survey			144 North 11th Street			Market Forecast
Three Bed Monthly Range Three Bed Average	$5,000	$5,159	$5,495	$4,600	$4,700	$5,000	$5,000
Four Bed Monthly Range Four Bed Average	$6,000	$6,510	$6,800	$6,500	$6,500	$6,500	$6,500
Five Bed Monthly Range Five Bed Average	$6,500	$6,699	$6,995	$6,500	$6,500	$6,500	$6,600
(1)	Source: Appraisal.

99 North 7th Street Market Rent Comparisons(1)
Unit Type	Market Survey			99 North 7th Street			Market Forecast
Two Bed Monthly Range Two Bed Average	$3,594	$3,789	$3,900	$3,750	$3,783	$3,800	$3,800
Three Bed Monthly Range Three Bed Average	$4,583	$4,927	$5,200	$4,250	$4,575	$4,900	$4,600
Four Bed Monthly Range Four Bed Average	$6,000	$6,510	$6,800	$6,000	$6,450	$6,900	$6,500
(1)	Source: Appraisal.

22 Melrose Street Market Rent Comparisons(1)
Unit Type	Market Survey			22 Melrose Street			Market Forecast
Two Bed Monthly Range Two Bed Average	$2,667	$3,240	$3,800	$2,500	$2,935	$3,800	$3,800
Three Bed Monthly Range Three Bed Average	$2,671	$2,967	$3,184	$3,000	$3,475	$3,950	$4,000
Four Bed Monthly Range Four Bed Average	$3,013	$3,398	$3,873	$4,600	$4,600	$4,600	$4,600
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

The Borrowers. The borrowing entities for each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Seneca Rentals LLC, Court Flats LLC, North 11 Flats LLC, North 7 Flats LLC and D&J Signature Holdings LLC, each a New York limited liability company and special purpose entity with at least one independent director. Legal counsel for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans borrowers delivered non-consolidation opinions in connection with the origination of each of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans. The non-recourse carveout guarantors for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Joel Schwartz and Shaindy Schwartz.

The Borrower Sponsors. The borrower sponsors of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans are Joel Schwartz and Shaindy Schwartz. The borrower sponsors have experience within the Brooklyn, New York real estate multifamily submarket and collectively own economic interests in over 65 properties. The borrower sponsors have a combined cost basis in the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties of approximately $36.8 million.

Property Management. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties are managed by Bedford Enterprises LLC, a New York limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers escrowed, in the aggregate, $23,208 for real estate taxes and $30,519 for insurance.

Tax Escrows – On a monthly basis, in the aggregate, the borrowers are required to escrow 1/12th of the annual estimated tax payments (initially $21,977).

Insurance Escrows – On a monthly basis, in the aggregate, the borrowers are required to escrow 1/12th of the annual estimated insurance payments (initially $2,805).

Replacement Reserves – On a monthly basis, in the aggregate, the borrowers are required to escrow $1,043 for replacement reserves, which equates to $250 per unit annually. The 482 Seneca Avenue mortgage loan replacement reserve is capped at $10,000.

Lockbox / Cash Management. The Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loan documents each require a springing lockbox with springing cash management upon the occurrence of a Sweep Event Period (as defined below). After the occurrence of a Sweep Event Period, the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties borrowers must establish a lockbox account and the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties borrowers or property manager, as applicable, are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender. Extraordinary expenses approved by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans.

A “Sweep Event Period” will commence at such time following the earlier of the occurrence of (i) an event of default and (ii) the failure by the borrowers to maintain a debt yield (based on the trailing 12 months net operating income), as calculated by the lender, equal to or greater than 6.0%, and end when (a) in the case of a Sweep Event Period triggered by an event described in clause (i) above only, the applicable event of default has been cured and (b) in the case of a Sweep Event Period triggered by an event described in clause (ii) above only, for two consecutive calendar quarters since the commencement of the existing Sweep Event Period, the debt yield is at least equal to 7.0%.

Partial Release. Upon the expiration of the defeasance lockout period, the lender will permit the release of an individual property (the “Release Property”) from the lien of the cross-collateralization agreement, provided that the following conditions, among others, are satisfied: (a) no event of default then exists; and (b) the borrowers defease the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

No. 10-14 – Brooklyn Flats & 482 Seneca Avenue Crossed Group

mortgage loan in amount equal to the greatest of (i) 125% of the allocated loan amount for such Release Property, (ii) an amount which would result in the DSCR on the then remaining balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties remaining after giving effect to the release being not less than 1.75x, (iii) an amount which would result in the loan-to-value on the then remaining balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans for the properties remaining after giving effect to the release being not greater than 65.0%, (iv) an amount which would result in the debt yield on the then remaining balance of the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans for the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties remaining after giving effect to the release being not less than 7.0% and (v) payment of an amount required by applicable REMIC provisions. In addition, in connection with any such release, each mortgage loan remaining subject to the cross-collateralization agreement will be partially defeased in an amount equal to the amount of any full defeasance in an amount greater than the principal balance of the mortgage loan being fully defeased, allocated on a pro rata basis to each other mortgage loan remaining subject to the cross-collateralization agreement.

Additionally, the lender will permit an individual mortgage loan to be released from the cross-collateralization and the related mortgage loan on such property to be assumed by a qualified buyer, solely in connection with a sale of such property to a person or entity unaffiliated with the borrowers, subject to the following conditions, among others (unless such qualified buyer is also assuming each of the Brooklyn Flats & 482 Seneca Avenue Mortgage Loans): (a) the lender’s confirmation that the related mortgage loan, following the release, will satisfy (i) a minimum DSCR of 2.00x, (ii) a minimum debt yield of 8.0%, and (iii) a maximum loan-to-value of 60.0%, (b) the lender’s confirmation that the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans on the Brooklyn Flats & 482 Seneca Avenue Crossed Group Properties that are not subject to such release, following the release, will satisfy (i) in the case of a release for the first two individual properties, (x) a minimum DSCR of 1.75x, (y) a minimum debt yield of 7.0%, and (z) a maximum loan-to-value of 65.0% and (ii) in the case of a release of any individual property thereafter, (x) a minimum DSCR of 2.00x, (y) a minimum debt yield of 8.0%, and (z) a maximum loan-to-value of 60.0%, and (c) satisfaction of certain additional requirements contained in the Brooklyn Flats & 482 Seneca Avenue Crossed Group Mortgage Loans documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Millikan Business Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Mixed Use – Office/Industrial
% of IPB:	3.1%	Net Rentable Area (SF):	293,763
Loan Purpose:	Refinance	Location:	Beaverton, OR
Borrower:	Millikan 78 Equities LLC	Year Built / Renovated:	1970 / N/A
Borrower Sponsors:	Matthew J. Felton and William Felton	Occupancy:	88.1%
Interest Rate:	3.35730%	Occupancy Date:	9/23/2019
Note Date:	10/18/2019	4th Most Recent NOI (As of):	$2,103,786 (12/31/2016)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,174,802 (12/31/2017)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,284,519 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,125,130 (TTM 9/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	94.1%
Amortization Type:	IO-Balloon	UW Revenues:	$4,878,335
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$1,524,570
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,353,765
Additional Debt:	No	UW NCF:	$3,033,639
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,500,000 / $148
Additional Debt Type:	N/A	Appraisal Date:	9/10/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$26,106	$26,106	N/A	Maturity Date Loan / SF:	$81
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$4,896	N/A	Maturity Date LTV:	54.8%
TI/LC:	$0	$18,360	$1,101,611	UW NCF DSCR:	2.05x
Other:	$6,396,770(2)	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000		100.0%	Payoff Existing Debt(4)	$12,301,587	43.9%
				Return of Equity	8,401,881	30.0
				Upfront Reserves	6,422,876	22.9
				Closing Costs	873,656	3.1
Total Sources	$28,000,000		100.0%	Total Uses	$28,000,000	100.0%

(1)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(2)	Other escrows include approximately $5,666,600 in outstanding tenant improvements and leasing commissions to MKS Instruments and approximately $730,170 in outstanding free rent under the MKS Instruments lease.

(3)	The increase from Most Recent NOI to UW NOI is mainly driven by the execution of the MKS Instruments lease in 2019 with a lease commencement date of July 2020.

(4)	The loan payoff includes defeasance costs to refinance a loan securitized in the UBSBB 2012-C4 trust.

The Loan. The Millikan Business Center mortgage loan (the “Millikan Business Center Mortgage Loan”) has an original and Cut-off Date principal balance of $28.0 million secured by the borrower’s fee simple interest in a 293,763 square foot mixed use office and industrial property located in Beaverton, Oregon (the “Millikan Business Center Property”). The Millikan Business Center Mortgage Loan has a 10-year term and is interest-only for the first 36 months of the term. The borrowing entity for the Millikan Business Center Mortgage Loan is Millikan 78 Equities LLC, an Oregon limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Millikan Business Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Millikan Business Center

The Millikan Business Center Mortgage Loan borrower sponsors are Matthew J. Felton and William Felton. Matthew J. Felton is the chief executive officer of Felton Properties, Inc. Matthew J. Felton and William Felton founded Felton Properties Inc. in 1997. Felton Properties, Inc. owns and manages nearly three million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties, Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past ten years representing over $600 million in transactional volume. Matthew Felton has one prior default on a loan in 2007. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Millikan Business Center Property is a two-story, multi-tenanted mixed use office and industrial warehouse development located in Beaverton, Oregon. Built in 1970, the office portion of the Millikan Business Center Property features 18-foot clear heights and a second floor outdoor deck, and the warehouse space offers a freight elevator, 50-foot clear heights and 20 dock doors. The Millikan Business Center Property contains 665 parking spaces, resulting in a ratio of approximately 2.3 parking spaces per 1,000 square feet. As of September 23, 2019, the Millikan Business Center Property was 88.1% occupied by five tenants (as well as one antenna tenant).

Major Tenants.

The largest tenant at the Millikan Business Center Property is MKS Instruments (113,341 square feet; 38.6% of NRA; 58.1% of UW base rent; 11/30/2030 lease expiration; Moody’s/S&P: Ba1/BB+). MKS Instruments (NYSE: MKSI) develops, manufactures and supplies instruments and components used to control and analyze gases in semiconductor and similar industrial manufacturing processes. Their primary markets include semiconductor, industrial technologies, life and health sciences, research and defense. In fiscal year 2018, MKS Instruments reported revenue of approximately $2.1 billion, up 8.3% from fiscal year 2017 and up approximately 60.2% from fiscal year 2016. Over the past five years, MKS Instruments has acquired four entities through two acquisitions worth roughly $1 billion each. In February 2019, MKS Instruments acquired Electro Scientific Industries (“ESI”). ESI was previously operating in a different location prior to the acquisition, but has since moved its headquarters and 300 employees to the Millikan Business Center Property and operates as MKS Instruments. MKS Instruments operates office, lab and warehouse space at the Millikan Business Center Property. MKS Instruments is in the process of building out its space to which the borrower is contributing tenant improvements of $5,666,600 and the borrower sponsors anticipate that MKS Instruments will be contributing approximately $7.0 million of their own money for the space. MKS Instruments is expected to move into its space in spring 2020. At origination, the borrower escrowed $730,170 for free rent related to the MKS Instruments space.

The second largest tenant at the Millikan Business Center Property is Nike Retail Services, Inc. (“Nike”) (50,000 square feet; 17.0% of NRA; 10.5% of UW base rent; 11/30/2023 lease expiration; Moody’s/S&P: A1/AA-). Nike (NYSE: NKE) is an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon, approximately one mile from the Millikan Business Center Property. Nike is the world’s largest supplier of athletic shoes and apparel and a major manufacturer of sports equipment with revenue in excess of $36 billion in fiscal year 2019 and more than 73,000 employees globally. Nike has been a tenant at the Millikan Business Center Property since 2012 and renewed its lease in May 2018. Nike utilizes its space at the Millikan Business Center Property as inventory storage space and a management office for its nearby Employee Store, which is the highest grossing Nike store in the world.

The third largest tenant at the Millikan Business Center Property is Nationstar Mortgage LLC (“Mr. Cooper”) (43,421 square feet; 14.8% of NRA; 21.6% of UW base rent; 2/28/2022 lease expiration; Moody’s/S&P: B2/B). Mr. Cooper (NASDAQ: COOP) is the consumer brand for the mortgage servicing and originations of Mr. Cooper Group Inc. Mr. Cooper is focused on delivering a variety of servicing and lending products and services and technologies to improve the home loan process. In February 2019, Mr. Cooper finalized the acquisition of Pacific Union, making the company the largest non-bank mortgage servicer in the United States, employing approximately 7,000 people and servicing a portfolio of approximately $500 billion for more than three million customers. During fiscal year 2018, Mr. Cooper generated $1.8 billion of revenue. Mr. Cooper has been a tenant at the Millikan Business Center Property since 2002 and voluntarily downsized in 2019 to accommodate the expansion of MKS Instruments. Mr. Cooper uses the Millikan Business Center Property as a call center.

The Market. The Millikan Business Center Property is located in Beaverton, Oregon, approximately 10 miles west of the Portland central business district. Beaverton is Oregon’s “Silicon Forest,” home to companies such as Nike, IBM and Tektronix with an emerging bioscience presence including Welch Allyn, Micro Power Electronics, Inovise and Blacktoe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Millikan Business Center

Medical. The Nike world headquarters, employing approximately 7,000 people, is located one mile away from the Millikan Business Center Property. The 2,000-employee Tektronix campus is also located approximately one mile away from the Millikan Business Center Property. Access to the Millikan Business Center Property is provided by Highway 217, a bypass between I-5 Freeway (north-south) and Highway 26 (east-west). Highway 217 is approximately two miles east of the Millikan Business Center. Public transportation is offered by Tri-Met, which includes the MAX light rail and numerous bus routes. The Millikan Business Center Property is adjacent to the Millikan Way Park & Ride station, serving the MAX Blue line providing a linkage to the Portland central business district. Additionally, Bus 62, which connects Beaverton to Tualatin to the south and Lake Oswego to the east, has a stop that is directly adjacent to the Millikan Business Center Property.

According to the appraisal, the Millikan Business Center Property is situated within the North Beaverton office and industrial submarkets of the Portland office and industrial market. As of the second quarter of 2019, the North Beaverton office submarket reported a total inventory of approximately 3.2 million square feet with an approximately 2.7% vacancy rate and average asking rents of $25.14. As of the second quarter of 2019, the North Beaverton industrial submarket reported a total inventory of approximately 2.1 million square feet with an approximately 6.5% vacancy rate and average asking rent of $9.99 per square foot.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
MKS Instruments(4)	Ba1/BB+/NR	113,341	38.6%	$17.25	$1,955,132	58.1%	11/30/2030
Nike	A1/AA-/NR	50,000	17.0	$7.06	353,056	10.5	11/30/2023
Mr. Cooper(5)	B2/B/NR	43,421	14.8	$16.74	726,868	21.6	2/28/2022
Lakeside Sports Facility of Oregon	NR/NR/NR	27,000	9.2	$6.37	171,866	5.1	8/31/2025
Record Xpress of California, LLC	NR/NR/NR	25,000	8.5	$6.11	152,658	4.5	1/31/2021
Level 3 Communications	B1/BB/BB-	1	0.0	$4,017.00	4,017	0.1	2/21/2024

Occupied Collateral Total / Wtd. Avg.		258,763	88.1%	$13.00	$3,363,597	100.0%

Vacant Space		35,000	11.9%

Collateral Total		293,763	100.0%

(1)	Based on the underwritten rent roll dated September 23, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $30,846 and straight line rent for Nike from October 2019 to November 2023 totaling $24,385.

(4)	MKS Instruments has two 8.5-year renewal options at the fair market value at the time of the renewal.

(5)	Mr. Cooper has one 10-year renewal option at the fair market value at the time of the renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Millikan Business Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	35,000	11.9%	NAP	NAP	35,000	11.9%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	35,000	11.9%	$0	0.0%
2021	1	25,000	8.5	152,658	4.5	60,000	20.4%	$152,658	4.5%
2022	1	43,421	14.8	726,868	21.6	103,421	35.2%	$879,526	26.1%
2023	1	50,000	17.0	353,056	10.5	153,421	52.2%	$1,232,582	36.6%
2024	1	1	0.0	4,017	0.1	153,422	52.2%	$1,236,599	36.8%
2025	1	27,000	9.2	171,866	5.1	180,422	61.4%	$1,408,465	41.9%
2026	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2027	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2028	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2029	0	0	0.0	0	0.0	180,422	61.4%	$1,408,465	41.9%
2030	1	113,341	38.6	1,955,132	58.1	293,763	100.0%	$3,363,597	100.0%
2031 & Beyond	0	0	0.0	0	0.0	293,763	100.0%	$3,363,597	100.0%
Total	6	293,763	100.0%	$3,363,597	100.0%
(1)	Based on the underwritten rent roll dated September 23, 2019.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $30,846 and straight line rent for Nike from October 2019 to November 2023 totaling $24,385.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM 9/30/2019(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$2,061,067	$2,122,927	$2,196,417	$2,221,591	$3,308,366	$11.26	65.0%
Rent Steps	0	0	0	0	55,231	0.19	1.1
Vacant Income	0	0	0	0	210,000	0.71	4.1
Gross Potential Rent	$2,061,067	$2,122,927	$2,196,417	$2,221,591	$3,573,597	$12.16	70.2%
Total Reimbursements	1,305,056	1,315,418	1,485,926	1,276,813	1,514,738	5.16	29.8
Net Rental Income	$3,366,123	$3,438,345	$3,682,343	$3,498,404	$5,088,335	$17.32	100.0%
Other Income	54	57	343	3,578	0	0.00	0.0
(Vacancy/Credit Loss)(3)(4)	(5,080)	(5,233)	(5,390)	0	(210,000)	(0.71)	(5.9)
Effective Gross Income	$3,361,097	$3,433,170	$3,677,297	$3,501,982	$4,878,335	$16.61	95.9%

Total Expenses	$1,257,311	$1,258,368	$1,392,778	$1,376,852	$1,524,570	$5.19	31.3%

Net Operating Income	$2,103,786	$2,174,802	$2,284,519	$2,125,130	$3,353,765	$11.42	68.7%

Total TI/LC, Capex/RR	0	0	0	0	320,125	1.09	6.6

Net Cash Flow	$2,103,786	$2,174,802	$2,284,519	$2,125,130	$3,033,639	$10.33	62.2%

(1)	The increase in TTM 9/30/2019 to Underwritten is mainly driven by the execution of the MKS Instruments lease in 2019 which has a lease commencement date of July 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines, percent of Gross Potential Rent for Vacancy/Credit Loss and percent of Effective Gross Income for the remainder of fields.

(3)	The underwritten economic vacancy is 5.9%. The Millikan Business Center Property was 88.1% physically occupied as of September 23, 2019. The vacant space at the Millikan Business Center Property is specialized warehouse space that has an underwritten rent of $6.00 per square foot (versus a weighted average of $13.00 per square foot for the remaining Millikan Business Center Property), resulting in a lower economic vacancy than physical vacancy.

(4)	Vacancy/Credit Loss reflects free rent adjustments from 2016 to 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Satellite Flex Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(4):	Single Asset
Original Principal Balance:	$27,300,000	Title:	Fee
Cut-off Date Principal Balance:	$27,300,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	287,816
Loan Purpose:	Refinance	Location:	Duluth, GA
Borrowers:	Satellite Commerce Property, LLC and Satellite Place Property, LLC	Year Built / Renovated:	1998-1999 / N/A
Borrower Sponsors:	Quynh Palomino and Lloyd W. Kendall, Jr.	Occupancy:	82.5%
Interest Rate:	3.92000%	Occupancy Date:	9/5/2019
Note Date:	12/10/2019	4th Most Recent NOI (As of):	$2,679,247 (12/31/2016)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(1):	$2,458,978 (12/31/2017)
Interest-only Period:	12 months	2nd Most Recent NOI (As of)(1):	$2,882,178 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(1):	$3,099,937 (TTM 9/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	80.4%
Amortization Type:	IO-Balloon	UW Revenues:	$3,521,934
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$844,536
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,677,398
Additional Debt:	No	UW NCF:	$2,344,836
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,200,000 / $129
Additional Debt Type:	N/A	Appraisal Date:	10/9/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$88,287	$29,429	N/A	Maturity Date Loan / SF:	$77
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	73.4%
Replacement Reserves:	$0	$4,797	N/A	Maturity Date LTV:	59.9%
TI/LC:	$535,125	$23,985	$1,439,080	UW NCF DSCR:	1.51x
Other(3):	$795,335	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,300,000		99.7%	Loan Payoff(5)	$25,037,492	91.5%
Borrower Sponsor Equity	75,000		0.3	Reserves	1,418,747	5.2
				Closing Costs	918,760	3.4
Total Sources	$27,375,000		100.0%	Total Uses	$27,375,000	100.0%

(1)	The increase in NOI from 2017 through TTM is due to: (i) AGS executing a lease in July 2017 for 40,192 square feet and expanding by 15,072 square feet in July 2018 and (ii) Agency Matrix renewing its 20,078 square-foot lease in September 2018 and expanding by 9,181 square feet in September 2018.

(2)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(3)	Other includes outstanding tenant improvements and leasing commissions for the Moreland (as defined below) lease of $505,878, Moreland free rent of $63,668, an immediate repair reserve of $11,250 and $214,540 for Moreland roof repairs.

(4)	The Satellite Flex Office Portfolio is a four building office campus that is operated as a single asset.

(5)	Loan Payoff consists of funds used to pay off existing CMBS debt previously securitized in COMM 2014-LC17 and WFCM 2016-NXS5 and pay defeasance costs regarding legal, consulting and other fees related to the defeasance for such securitizations.

The Loan. The Satellite Flex Office mortgage loan is secured by a first lien mortgage on the borrowers’ fee interest in an office flex complex consisting of four, one-story buildings totaling 287,816 square feet located in Duluth, Georgia (the “Satellite Flex Office Portfolio Property”). The Satellite Flex Office mortgage loan was originated by Barclays and has an outstanding principal balance as of the Cut-off Date of $27.3 million (the “Satellite Flex Office Mortgage Loan”). The Satellite Flex Office Mortgage Loan has a 10-year term and is interest-only for the first 12 months of the term followed by a 30-year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Satellite Flex Office Portfolio

The Portfolio. The Satellite Flex Office Portfolio Property consists of four, one-story, multi-tenant, office flex buildings with a total net rentable area of 287,816 square feet situated on an approximately 38.0-acre site in Duluth, Georgia. The Satellite Flex Office Portfolio Property is a part of 120-acre Satellite Place master-planned, mixed-used development. Built between 1998 and 1999, the Satellite Flex Office Portfolio Property serves flex users, call centers, back-office operations, financial tech companies and other high-density users. 2425 and 2405 Commerce Avenue feature 20 feet clear heights and dock high doors for flex use, and 2450 and 2400 Commerce Avenue are designed as traditional single-story office buildings with 15 feet ceiling heights. The Satellite Flex Office Portfolio Property features 1,459 parking spaces, resulting in a parking ratio of approximately 5.1 spaces per 1,000 square feet. Leasing activities at the Satellite Flex Office Portfolio since the beginning of 2018 comprises three renewals totaling 121,222 square feet, one contraction/downsize totaling 50,400 square feet and three extensions totaling 34,048 square feet. As of September 5, 2019, the Satellite Flex Office Portfolio was 82.5% leased to six tenants.

Major Tenants.

The largest tenant in the Satellite Flex Office Portfolio is American Security Insurance Company (“Assurant”) (NYSE: AIZ; Moody’s/S&P: A3/A; 69,117 square feet; 24.0% of NRA; 38.0% of U/W Base Rent; December 31, 2024 lease expiration). Assurant is the largest tenant at the Satellite Flex Office Portfolio Property. Assurant provides housing and lifestyle solutions that support, protect and connect major consumer purchases. Assurant offers mobile device solutions, extended service contracts and vehicle protection as well as pre-funded funeral, renters and lender-placed homeowners insurance worldwide. Assurant is a publicly traded Fortune 500 company. Assurant has been in occupancy in 2405 Commerce Avenue since 1999 and renewed its lease for five years beginning in January 2020 while simultaneously downsizing to 69,117 square feet (Assurant previously occupied the entire 119,517 square foot building). The extension included a rent increase to $14.97 per square foot starting in January 2020. Additionally, Assurant will be responsible for constructing a demising wall to separate its space from the 50,400 square feet space it is giving back. A triggering event will commence in conjunction with Assurant upon the occurrence of any of the following: (i) the earlier to occur of (x) the date which is 12 months prior to the expiration of Assurant’s lease and (y) the date by which Assurant is required to deliver notice of its lease renewal or extension under its lease (unless such tenant has exercised its lease renewal or extension or otherwise renewed or extended its lease on terms acceptable to lender prior to such date); (ii) Assurant giving notice of its intent to terminate or not renew its lease; (iii) Assurant going dark, vacating or abandoning 25% or more of its space; (iv) an Assurant bankruptcy proceeding or (v) Assurant defaulting under its lease. The cash flow sweep resulting from events in clauses (i) through (iv) above will be capped at the amount equal to one year of rent plus one year of reimbursable expenses applied to the Assurant space.

The second largest tenant in the Satellite Flex Office Portfolio is AGS (NYSE: AGS; 55,264 square feet; 19.2% of NRA; 19.1% of U/W Base Rent; June 30, 2028 lease expiration date). AGS is a developer, manufacturer and supplier of casino games, systems, and technology. The company is owned by Apollo Global Management and became publicly traded company after pricing its IPO in 2018. As of January 2020, AGS had a market cap of approximately $395.0 million. AGS is the sole tenant in 2400 Commerce Avenue after initially taking occupancy of 40,192 square feet in July 2017 and then expanding into the rest of the building (15,072 square feet) in July 2018.

The third largest tenant at the Satellite Flex Office Portfolio is Moreland Altobelli Associates (“Moreland”) (41,822 square feet; 14.5% of NRA; 13.9% of U/W Base Rent; May 31, 2027 lease expiration date). Moreland is a full-service engineering and program management firm established in 1987. Moreland provides technical and management services to local and state governments in the southeast in roadway design, structural engineering, community planning, landscape architecture, construction inspection, appraisal, land acquisition, surveying, geotechnical investigation and environmental review. Moreland has been located at 2450 Commerce Avenue since 2015 and recently signed a renewal and expansion for an additional 9,795 square feet (originally leased 32,027 square feet) that commences in March 2020. Moreland is headquartered at the Satellite Flex Office Portfolio Property. At loan origination, the borrower reserved approximately $214,540 for Moreland roof repairs, $505,878 for outstanding tenant improvements and leasing commissions under the Moreland lease and approximately $63,678 for free and gap rent under the Moreland lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Satellite Flex Office Portfolio

The Market. The Satellite Flex Office Portfolio Property is located in the city of Duluth, Georgia, approximately 25 miles northeast of Atlanta central business district. Property uses in the immediate area include McDaniel Farm Park to the north, office properties and Gwinnett Place Mall to the south, an apartment complex and vacant land to the east and multiple car dealerships and other commercial uses to the west. The area around the Satellite Flex Office Portfolio Property is served by two large shopping malls, Gwinnett Place Mall (approximately one mile from the Satellite Flex Office Portfolio Property) and Sugarloaf Mills (approximately three miles from the Satellite Flex Office Portfolio Property), which offer a variety of shopping and dining options. Other major employers in the area include AGCO, Asbury, National Vision and Primerica.

The Satellite Flex Office Portfolio Property is located 1.5 miles from Interstate 85, a major arterial that crosses the Atlanta metro area in a north/south and east/west direction. The Satellite Flex Office Portfolio Property’s neighborhood is traversed by several primary thoroughfares including Satellite Boulevard, Pleasant Hill Road, Duluth Highway (GA Highway 120), Buford Highway, Beaver Ruin Road (GA Highway 378) and Sugarloaf Parkway, among others. The 2018 median household income within a one-, three-, and five-mile radius of the Satellite Flex Office Portfolio are $58,231, $53,682, and $59,274 respectively. The 2018 population within the same parameters is 4,942, 94,360, and 234,103, respectively.

The Satellite Flex Office Portfolio is located in the Atlanta office market and the Duluth/Suwanee/Buford office submarket. As of the third quarter of 2019, the Atlanta office market had an inventory of approximately 314.7 million square feet and a vacancy rate of 11.6%. The Duluth/Suwanee/Buford office submarket had an inventory of approximately 17.2 million square feet, a vacancy rate of 13.5% and an average asking rate of $18.36 per square foot. Additionally, the Atlanta flex/R&D market had an inventory of approximately 66.7 million square feet with a vacancy rate of 5.1%, and the Duluth/Suwanee/Buford flex/R&D submarket had an inventory of 5.6 million square feet with a vacancy rate of 7.0% as of the third quarter of 2019.

The appraiser identified five comparable office complexes. The asking rent among the comparable properties that reported ranged from $12.50 per square foot to $13.50 per square foot.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(2)	% of Total Base Rent	Lease Expiration Date
Assurant	A3 / A / NA	69,117	24.0%	$15.90	$1,098,656	38.0%	12/31/2024
AGS(3)	NA / NA / NA	55,264	19.2	$9.98	551,548	19.1	6/30/2028
Moreland Altobelli Associates	NA / NA / NA	41,822	14.5	$9.65	403,408	13.9	5/31/2027
Agency Matrix(4)	NA / NA / NA	29,259	10.2	$13.89	406,338	14.0	2/28/2026
Valmet	NA / NA / NA	27,714	9.6	$10.30	285,454	9.9	10/31/2021
Videojet(5)	NA / NA / NA	14,240	4.9	$10.38	147,824	5.1	6/30/2024
Occupied Collateral Total / Wtd. Avg.		237,416	82.5%	$12.19	$2,893,229	100.0%

Vacant Space		50,400	17.5%

Collateral Total		287,816	100.0%

(1)	Based on underwritten rent roll dated September 5, 2019.

(2)	Base Rent includes $36,256 of rent steps through December 2020 and $63,975 for straight-line rent for the Assurant lease.

(3)	AGS has one five-year extension option.

(4)	Agency Matrix has two five-year extension options.

(5)	Videojet has one five-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Satellite Flex Office Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	50,400	17.5%	NAP	NAP	50,400	17.5%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	50,400	17.5%	$0	0.0%
2021	1	27,714	9.6	285,454	9.9	78,114	27.1%	$285,454	9.9%
2022	0	0	0.0	0	0.0	78,114	27.1%	$285,454	9.9%
2023	0	0	0.0	0	0.0	78,114	27.1%	$285,454	9.9%
2024	2	83,357	29.0	1,246,480	43.1	161,471	56.1%	$1,531,934	52.9%
2025	0	0	0.0	0	0.0	161,471	56.1%	$1,531,934	52.9%
2026	1	29,259	10.2	406,338	14.0	190,730	66.3%	$1,938,273	67.0%
2027	1	41,822	14.5	403,408	13.9	232,552	80.8%	$2,341,680	80.9%
2028	1	55,264	19.2	551,548	19.1	287,816	100.0%	$2,893,229	100.0%
2029	0	0	0.0	0	0.0	287,816	100.0%	$2,893,229	100.0%
2030	0	0	0.0	0	0.0	287,816	100.0%	$2,893,229	100.0%
2031 & Beyond	0	0	0.0	0	0.0	287,816	100.0%	$2,893,229	100.0%
Total	6	287,816	100.0%	$2,893,229	100.0%
(1)	Based on the underwritten rent roll dated September 5, 2019.

(2)	Certain tenants have more than one lease.

(3)	Base Rent Expiring includes $36,256 of rent steps through December 2020 and $63,975 for straight-line rent for the Assurant lease.

Operating History and Underwriting Net Cash Flow
	2016	2017(1)	2018(1)	TTM (1)(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,924,356	$2,816,491	$2,962,266	$3,217,866	$2,792,995	$9.70	66.3%
Rent Steps(4)	0	0	0	0	100,230	0.35	2.4
Vacant Income	0	0	0	0	705,600	2.45	16.8
Gross Potential Rent	$2,924,356	$2,816,491	$2,962,266	$3,217,866	$3,598,826	$12.50	85.5%
Total Reimbursements	583,917	554,072	649,121	685,171	612,231	2.13	14.5
Prior YE CAM Reconciliation Adjustment	0	5,018	92,400	33,784	0	0.00	0.0
Net Rental Income	$3,508,273	$3,375,581	$3,703,787	$3,936,821	$4,211,057	$14.63	100.0%
Other Income	1,749	11,255	16,015	16,477	16,477	0.06	0.4
(Vacancy/Credit Loss)	0	0	0	0	(705,600)	(2.45)	(16.8)
Effective Gross Income	$3,510,022	$3,386,836	$3,719,802	$3,953,298	$3,521,934	$12.24	83.6%
Total Expenses	$830,775	$927,858	$837,624	$853,361	$844,536	$2.93	24.0
Net Operating Income	$2,679,247	$2,458,978	$2,882,178	$3,099,937	$2,677,398	$9.30	76.0%
Cap Ex, Total TI/LC(5)	0	0	0	0	332,562(5)	1.16	9.4
Net Cash Flow	$2,679,247	$2,458,978	$2,882,178	$3,099,937	$2,344,836	$8.15	66.6%
(1)	The increase in NOI from 2017 through TTM is due to: (i) AGS executing a lease in July 2017 for 40,192 square feet and expanding by 15,072 square feet in July 2018 and (ii) Agency Matrix renewing its 20,078 square-foot lease in September 2018 and expanding by 9,181 square feet in September 2018.

(2)	TTM reflects the trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Rent Steps include $36,256 of rent steps through December 2020 and $63,975 for straight-line rent for the Assurant lease.

(5)	Total TI/LC includes a TI/LC holdback credit of $53,513, which is equal to 10% of the upfront TI/LC reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

2000 Park Lane

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,910,000	Title:	Fee
Cut-off Date Principal Balance:	$26,910,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	234,859
Loan Purpose:	Acquisition	Location:	Pittsburgh, PA
Borrower:	Myla USA LLC	Year Built / Renovated:	1993 / 2012-2014
Borrower Sponsor:	Hamad Alhomaizi	Occupancy:	93.2%
Interest Rate:	3.46500%	Occupancy Date:	10/31/2019
Note Date:	11/25/2019	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	12/1/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,656,181 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of):	$3,789,899 (TTM 9/30/2019)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	IO-Balloon	UW Revenues:	$5,929,906
Call Protection:	L(60),Grtr1%orYM(56),O(4)	UW Expenses:	$2,652,384
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,277,521
Additional Debt:	No	UW NCF:	$2,948,719
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,400,000 / $176
Additional Debt Type:	N/A	Appraisal Date:	10/22/2019

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$115
Taxes:	$207,779	$69,260	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$2,936	$2,936	N/A	Maturity Date LTV:	58.4%
TI/LC:	$24,465	$24,465	N/A	UW NCF DSCR:	2.04x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,910,000	64.3%	Purchase Price	$41,400,000	98.9%
Borrower Equity	14,956,126	35.7	Upfront Reserves	235,180	0.6
Closing Costs	230,946	0.6
Total Sources	$41,866,126	100.0%	Total Uses	$41,866,126	100.0%

(1)	Historical financials for 2016 and 2017 are unavailable as the 2000 Park Lane Property (as defined below) was acquired by the borrower sponsor in November 2019.

The Loan. The 2000 Park Lane mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 234,859 square foot office property located in Pittsburgh, Pennsylvania (the “2000 Park Lane Property”). The 2000 Park Lane mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $26.91 million (the “2000 Park Lane Mortgage Loan”). The 2000 Park Lane Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule.

The Property. The 2000 Park Lane Property is comprised of one seven-story, Class A LEED–certified suburban office building located on an approximately 16.97 acre parcel in Pittsburgh, Pennsylvania and totaling 234,859 square feet. The 2000 Park Lane Property contains 1,060 surface parking spaces, resulting in a ratio of approximately 4.5 parking spaces per 1,000 square feet. The 2000 Park Lane Property was built in 1993 and renovated from 2012 to 2014. The 2000 Park Lane Property obtained its LEED certification due to its utility-saving features (including low-flow toilets and LED lights) and locally sourced building materials. The 2000 Park Lane Property amenities include a fitness center with a yoga studio, a full-service cafeteria, an outdoor patio and a two-story atrium. The fitness center and cafeteria are accessible to the adjacent 3000 Park Lane property, which is 100% occupied by Connecticut General Life Insurance Company (“Cigna”). Cigna leases 156,589 square feet of space at the 2000 Park Lane Property and has contributed over $5.0 million of its own capital on interior finishes and high-end electrical systems. As of October 31, 2019, the 2000 Park Lane Property was 93.2% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

2000 Park Lane

Major Tenants.

Cigna (156,589 square feet; 66.7% of NRA; 61.1% of Base Rent): Cigna is a global health service company dedicated to improving the health and well-being of its clients. Headquartered in Bloomfield, Connecticut, Cigna traces its roots back more than 200 years and is the result of the 1982 merger of INA Corporation and Connecticut General Corporation. Cigna has sales capability in 30 countries and jurisdictions and more than 165 million customer and patient relationships throughout the world. Cigna has more than 74,000 employees worldwide and a global network of over 1.0 million health care providers, clinics and facilities, including 68,000 pharmacies. Cigna collaborates with its extensive network of health care professionals to ensure its 3.6 million customers obtain better overall health, affordability and experience.

Cigna currently occupies eight suites within the 2000 Park Lane Property and has been a tenant since 2013. The lease related to six suites totaling 101,685 square feet (43.3% of NRA, 39.6% of base rent) was signed in 2013 and has a current expiration date of December 31, 2024 with one five-year renewal option remaining. Another lease related to a suite totaling 36,417 square feet (15.5% of NRA, 14.3% of base rent) was signed in 2013 and has an expiration date of December 31, 2022 with one two-year renewal option remaining. A third lease related to a suite totaling 18,487 square feet (7.9% of NRA, 7.2% of base rent) was signed in 2013 and has a lease expiration date of December 31, 2021 with one three-year renewal option remaining. Cigna does not have any termination options.

Cabot Oil & Gas (56,447 square feet; 24.0% of NRA; 38.9% of Base Rent): Cabot Oil & Gas (“Cabot”) is an independent oil and gas company engaged in the development, exploitation, exploration and production of oil and gas properties within the United States. Cabot’s operations are primarily concentrated in the Marcellus Shale region of northeast Pennsylvania. Cabot’s properties are principally located in Susquehanna County, Pennsylvania with approximately 174,000 net acres in the dry gas window. As of December 31, 2018, Cabot had a total of 695.5 net wells in the Marcellus Shale, of which approximately 99.3% were operated by Cabot. Cabot has been a tenant at the 2000 Park Lane Property since March 1, 2015 under a lease that expires on August 31, 2025, with two, five-year renewal options remaining. Cabot has a one-time termination option effective June 30, 2021, subject to 12 months’ prior written notice and payment of an approximately $2.3 million termination fee.

The Market. The 2000 Park Lane Property is located in Pittsburgh, Pennsylvania, within the Pittsburgh Core Based Statistical Area (the “Pittsburgh CBSA”). The Pittsburgh CBSA is one of the 25 most populous metropolitan areas in the United States. The Pittsburgh CBSA is comprised of seven counties: Allegheny, Armstrong, Beaver, Butler, Fayette, Washington and Westmoreland. More than half of Pittsburgh CBSA’s population lives in Allegheny County, which is home to the City of Pittsburgh and holds a total population of 1.2 million residents. The Pittsburgh CBSA is located in the middle of the Marcus Shale region, which stretches from the southern portion of West Virginia into the southwest portion of New York State. The Marcus Shale spans approximately 104,000 square miles of land. The recent advancements in natural gas extraction techniques have caused a surge of drilling activity in the Marcellus Shale since 2008. According to the appraisal, this has been a significant generator of economic growth in the Pittsburgh CBSA, as many drilling companies and businesses that support them came to the region at a rapid pace.

The 2000 Park Lane Property is located immediately west of Interstate 376 Parkway (“I-376”) in the Parkway West submarket. Parkway West is home to a variety of office, retail, industrial and hospitality uses. The office uses are clustered around the Park Lane Drive/Summit Park Drive loop just south of Cliff Mine Drive (which dovetails directly into I-376) with some scattered uses northwest of Cliff Mine Drive. Currently, there is 1.1 million square feet of office space in this location. Further southeast are multiple large retail developments, which collectively comprise approximately 3.6 million square feet of retail space. The retail uses include Robinson Town Centre, The Mall at Robinson, The Pointe at North Fayette and Lafayette Plaza. These major retail centers include big box retailers such as Wal-Mart Supercenter, Target, Costco, Home Depot, Lowe’s and Macy’s. I-376 provides regional access to the 2000 Park Lane Property and extends through Pittsburgh. I-376 terminates at I-76, the Pennsylvania Turnpike, which extends further east to Philadelphia. According to the appraisal, as of 2019, the population within a one-, three- and five-mile radius was 1,045, 21,665 and 64,372, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $106,861, $112,135 and $98,507, respectively.

According to the appraisal, the 2000 Park Lane Property is located within the Pittsburgh office market and the Parkway West office submarket. As of second quarter 2019, the Pittsburgh office market contained approximately 133.8 million square feet of office space with a vacancy rate of 8.6% and an average quoted rental rate of $22.94 per square foot. As of second quarter 2019, the Pittsburgh office market reported approximately 1.3 million square feet under construction and positive net absorption of 5,896 square feet. The Parkway West office submarket contained approximately 8.7 million square feet of office space with a vacancy rate of 10.9% and an average rental rate of $21.67 per square foot as of second quarter 2019. The Parkway West office submarket reported no new construction and negative net absorption of 153,933 square feet.

The appraisal identified eight competitive properties built between 1970 and 2019 ranging in size from approximately 98,728 square feet to 285,654 square feet. The appraisal’s competitive set reported rent from $16.75 per square foot to $28.50 per square foot, with an average rent of $23.16 per square foot. The appraisal concluded a market rent of $16.50 per square foot on a triple net lease for office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

2000 Park Lane

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Base Rent(2)	% of Total Base Rent	Lease Expiration Date
Cigna	Baa2 / A- / BBB	156,589	66.7%	$15.63	$2,447,374	61.1%	Various(3)
Cabot Oil & Gas(4)	NA / NA / NA	56,447	24.0	$27.60	1,558,051	38.9	8/31/2025
Major Tenants / Wtd. Avg.		213,036	90.7%	$18.80	$4,005,425	100.0%
Non Major Tenants / Wtd. Avg.(5)		5,749	2.4%	$0.00	$0	0.0%
Occupied Collateral Total / Wtd. Avg.		218,785	93.2%	$18.31	$4,005,425	100.0%

Vacant Space		16,074	6.8%

Collateral Total		234,859	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Base Rent PSF and Base Rent include rent steps of $72,143 through September 2020.

(3)	One suite totaling 18,487 square feet has a current lease expiration date of December 31, 2021, one suite totaling 36,417 square feet has a current lease expiration date of December 31, 2022 and six suites totaling 101,685 square feet have a current lease expiration date of December 31, 2024. The suite totaling 18,487 square feet has one three-year renewal option remaining, the suite totaling 36,417 square feet has one two-year renewal option remaining and the six suites totaling 101,685 square feet each have one five-year renewal option remaining.

(4)	Cabot Oil & Gas has two five-year renewal options remaining. Cabot Oil & Gas has the right to terminate its lease effective June 30, 2021 upon 12 months’ prior written notice to the landlord and payment of a termination fee equal to the sum of the unamortized tenant allowances, leasing commissions and legal fees, plus a remarketing fee equal to five months of the total rent in effect.

(5)	The Non Major Tenants / Wtd Avg. tenants represents two non-revenue generating suites: (i) a 4,179 square foot fitness center and (ii) a 1,570 square-foot management office.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring
Vacant	NAP	16,074	6.8%	NAP	NAP	16,074	6.8%	NAP	NAP
2020 & MTM(4)	2	5,749	2.4	$0	0.0%	21,823	9.3%	$0	0.0%
2021	1	18,487	7.9	290,246	7.2	40,310	17.2%	$290,246	7.2%
2022	1	36,417	15.5	571,747	14.3	76,727	32.7%	$861,993	21.5%
2023	0	0	0.0	0	0.0	76,727	32.7%	$861,993	21.5%
2024	5	101,685	43.3	1,585,381	39.6	178,412	76.0%	$2,447,374	61.1%
2025	1	56,447	24.0	1,558,051	38.9	234,859	100.0%	$4,005,425	100.0%
2026	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2027	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2028	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2029	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2030	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
2031 & Beyond	0	0	0.0	0	0.0	234,859	100.0%	$4,005,425	100.0%
Total	10	234,859	100.0%	$4,005,425	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent Expiring and Cumulative Base Rent Expiring include rent steps of $72,143 through September 2020.

(4)	The 2020 & MTM Number of Leases Expiring represents two non-revenue generating suites: (i) a 4,179 square foot fitness center and (ii) a 1,570 square foot management office. Each is marked as occupied but no Base Rent is underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

2000 Park Lane

Operating History and Underwriting Net Cash Flow(1)
	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$4,111,020	$4,170,061	$4,454,854	$18.97	69.8%
Vacant Income	0	0	0	$0.00	0.0
Gross Potential Rent	$4,111,020	$4,170,061	$4,454,854	$18.97	69.8%
Total Reimbursements	2,102,544	2,105,616	1,923,301	$8.19	30.2
Net Rental Income	$6,213,565	$6,275,677	$6,378,155	$27.16	100.0%
Other Income(5)	488	1,180	1,180	$0.01	0.0
(Vacancy/Credit Loss)(6)	0	0	(449,429)	($1.91)	(7.0)
Effective Gross Income	$6,214,052	$6,276,857	$5,929,906	$25.25	93.0%
Total Expenses	2,557,871	2,486,958	2,652,384	$11.29	44.7
Net Operating Income	$3,656,181	$3,789,899	$3,277,521	$13.96	55.3%
Capital Expenditures	0	0	35,229	$0.15	0.6
TI/LC	0	0	293,574	$1.25	5.0
Net Cash Flow	$3,656,181	$3,789,899	$2,948,719	$12.56	49.7%

(1)	2016 and 2017 Historical financials are unavailable because the 2000 Park Lane Property was acquired by the borrower sponsor in November 2019.

(2)	TTM reflects the trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place consist of in-place rents as of the October 31, 2019 rent roll, including (i) contractual rent steps through September 2020 totaling $72,143 and (ii) vacancy gross up totaling $449,429.

(5)	Other Income consists of miscellaneous income.

(6)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 7.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Advance Auto Parts Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$26,500,000	Title:	Fee
Cut-off Date Principal Balance:	$26,500,000	Property Type – Subtype:	Retail – Freestanding
% of IPB:	2.9%	Net Rentable Area (SF):	248,790
Loan Purpose:	Refinance	Location:	Various
Borrower:	Dapper Properties I, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	WRS Advisors IV LLC	Occupancy(4):	100.0%
Interest Rate(1):	3.5600%	Occupancy Date:	1/10/2020
Note Date:	1/10/2020	4th Most Recent NOI (As of)(5):	NAV
Anticipated Repayment Date(1):	2/1/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	ARD – Interest Only	UW Revenues:	$2,622,743
Call Protection(2):	L(24),Def(92),O(4)	UW Expenses:	$52,455
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,570,288
Additional Debt:	No	UW NCF:	$2,570,288
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,795,000 / $164
Additional Debt Type:	N/A	Appraisal Date(6):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	65.0%
TI/LC:	$0	$2,073	$99,488	UW NCF DSCR:	2.69x
Other(3):	$300,000	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,500,000		100.0%	Payoff Existing Debt	$10,078,275	38.0%
				Return of Equity	14,556,411	54.9
				Closing Costs	1,565,314	5.9
				Upfront Reserves	300,000	1.1
Total Sources	$26,500,000		100.0%	Total Uses	$26,500,000	100.0%

(1)	The Advance Auto Parts Portfolio Mortgage Loan (as defined below) is structured with an anticipated repayment date of February 1, 2030 (the “ARD”). If the Advance Auto Parts Portfolio Mortgage Loan is not paid off before the ARD, then the Advance Auto Parts Portfolio Mortgage Loan will accrue interest at the Adjusted Interest Rate (as defined below). The final maturity date of the Advance Auto Parts Portfolio Mortgage Loan is February 1, 2031.

(2)	On any business day after August 31, 2023 (i.e. the date upon which the Advance Auto Parts lease expires with respect to the Advance Auto Parts – Cut Off property and the Advance Auto Parts – Baton Rouge property (together, the “Dark Properties”)), the borrower may obtain the release of either (or both) of the Dark Properties (and no other properties) from the lien of the mortgage(s) encumbering such property or properties in one or two separate transactions, provided, among other conditions, (i) the borrower defeases an amount equal to 115% of the allocated loan amount for each applicable property and satisfies all of the requirements within the Advance Auto Parts Portfolio Mortgage Loan documents, (ii) no event of default or default is continuing under the Advance Auto Parts Portfolio Mortgage Loan documents, (iii) the released property or properties is/are assigned to a person not in the ownership chain of the borrower, (iv) after the release and defeasance, the debt service coverage ratio is no less than the greater of (a) the debt service coverage ratio immediately preceding the release and (b) 2.69x, and (v) after the release and defeasance, the loan-to-value is no greater than the lesser of (a) the loan-to-value immediately preceding the release and (b) 65.0%.

(3)	The Initial Other Reserve is a $300,000 environmental reserve for both the Advance Auto Parts – York property and the Advance Auto Parts – Nashville property related to the borrower’s obligation under the Advance Auto Parts Portfolio Mortgage Loan documents to remove certain underground storage tanks and procure regulatory closure with respect to the business environmental risks identified at each property by the Phase I environmental assessments. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus for additional information.

(4)	As of January 10, 2020, the Advance Auto Parts – Cut Off property and the Advance Auto Parts – Baton Rouge property were dark. The respective leases are in place and the tenant is paying actual in place rent but were underwritten as vacant.

(5)	Historical NOI is unavailable for the Advance Auto Parts Portfolio Properties (as defined below) because certain mortgaged properties were subject to previous leases that reflected rents on a portfolio basis (which other portfolios were not the same as the Advance Auto Parts Portfolio) and not an individual property basis. The Advance Auto Parts Portfolio Mortgage Loan was underwritten based upon the new lease entered into between the borrower sponsor and Advance Auto Parts in 2019 (which lease reflects rent on an individual property basis).

(6)	Appraisal Dates for the Advance Auto Parts Portfolio Properties range from November 22, 2019 to December 7, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Advance Auto Parts Portfolio

The Loan. The Advance Auto Parts Portfolio Mortgage Loan is secured by a first lien mortgage on the borrower’s fee interest in 35 single-tenant retail properties located in 11 states (collectively, the “Advance Auto Parts Portfolio Properties”). The Advance Auto Parts Mortgage Loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $26.5 million (the “Advance Auto Parts Portfolio Mortgage Loan”). The Advance Auto Parts Portfolio Mortgage Loan requires interest only payments through the ARD and accrues interest at 3.5600% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the Advance Auto Parts Portfolio Mortgage Loan is outstanding, the Advance Auto Parts Portfolio Mortgage Loan will accrue interest at an “Adjusted Interest Rate”, which is a rate equal to the greatest of (a) the Initial Interest Rate plus 3.50%, (b) the treasury rate plus 3.50% or (c) upon the occurrence of an event of default the default rate, which is a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) 5% above, on and after the ARD (A) the Initial Interest Rate plus 3.50% or (B) the treasury rate plus 3.50%.

The Properties. The Advance Auto Parts Portfolio Properties are comprised of 35 single-tenant, freestanding retail buildings with an aggregate square footage of 248,790 square feet. The borrower sponsor acquired the Advance Auto Parts Portfolio Properties from US Realty after the portfolio was assembled in 2001.

The Advance Auto Parts Portfolio Properties are geographically diverse with properties located in 11 different states. The five largest states by allocated loan amount are Georgia (28.9%), Florida (23.5%), Mississippi (17.1%), South Carolina (8.2%), and Alabama (4.7%). None of the remaining properties, located in Kansas, Louisiana, Missouri, Pennsylvania, New Hampshire and Ohio individually account for more than 4.4% of the allocated loan amount.

Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF
Advance Auto Parts – Fort Lauderdale Fort Lauderdale, FL	Retail – Freestanding	6,697	1997 / N/A	$2,013,727	7.6%	$3,100,000	$117,368
Advance Auto Parts – Key Largo Key Largo, FL	Retail – Freestanding	6,622	1997 / N/A	1,104,302	4.2	1,700,000	112,672
Advance Auto Parts – Fayetteville Fayetteville, GA	Retail – Freestanding	6,432	1998 / N/A	1,006,864	3.8	1,550,000	102,016
Advance Auto Parts – Lee’s Summit Lee’s Summit, MO	Retail – Freestanding	10,686	1988 / N/A	909,425	3.4	1,400,000	95,417
Advance Auto Parts – Deltona Deltona, FL	Retail – Freestanding	6,690	1997 / 2012	883,442	3.3	1,360,000	88,437
Advance Auto Parts – Port Royal Port Royal, SC	Retail – Freestanding	6,712	1999 / N/A	876,946	3.3	1,350,000	91,993
Advance Auto Parts – Vicksburg Vicksburg, MS	Retail – Freestanding	6,686	1998 / N/A	876,946	3.3	1,350,000	88,821
Advance Auto Parts – D’iberville D’iberville, MS	Retail – Freestanding	6,697	1997 / N/A	844,466	3.2	1,300,000	84,629
Advance Auto Parts – Marietta Marietta, GA	Retail – Freestanding	6,148	1998 / N/A	844,466	3.2	1,300,000	86,029
Advance Auto Parts – Thomaston Thomaston, GA	Retail – Freestanding	6,673	1997 / N/A	844,466	3.2	1,300,000	85,009
Advance Auto Parts – Waycross Waycross, GA	Retail – Freestanding	11,975	1993 / N/A	844,466	3.2	1,300,000	86,029
Advance Auto Parts – York York, PA	Retail – Freestanding	7,768	1986 / N/A	844,466	3.2	1,300,000	81,209
Advance Auto Parts – Moultrie Moultrie, GA	Retail – Freestanding	6,510	1994 / N/A	811,987	3.1	1,250,000	82,473
Advance Auto Parts – North Augusta North Augusta, SC	Retail – Freestanding	6,741	1999 / N/A	811,987	3.1	1,250,000	84,757
Advance Auto Parts – Daphne Daphne, AL	Retail – Freestanding	6,689	1996 / N/A	779,507	2.9	1,200,000	79,429
Advance Auto Parts – Milford Milford, NH	Retail – Freestanding	8,014	1997 / N/A	779,507	2.9	1,200,000	78,665
Advance Auto Parts – Naranja Naranja, FL	Retail – Freestanding	6,460	1997 / N/A	779,507	2.9	1,200,000	74,861
Advance Auto Parts - Adel Adel, GA	Retail – Freestanding	6,717	1997 / N/A	747,028	2.8	1,150,000	75,621
Advance Auto Parts – Eatonton Eatonton, GA	Retail – Freestanding	6,702	1999 / N/A	747,028	2.8	1,150,000	75,501

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Advance Auto Parts Portfolio

Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF
Advance Auto Parts – Meridian Meridian, MS	Retail – Freestanding	6,702	1999 / N/A	747,028	2.8	1,150,000	78,917
Advance Auto Parts – Fort Meade Fort Meade, FL	Retail – Freestanding	6,700	1996 / N/A	727,540	2.7	1,120,000	72,833
Advance Auto Parts – Cantonment Cantonment, FL	Retail – Freestanding	6,705	1996 / N/A	714,548	2.7	1,100,000	69,530
Advance Auto Parts – Topeka Topeka, KS	Retail – Freestanding	8,220	1998 / N/A	714,548	2.7	1,100,000	75,117
Advance Auto Parts – Hazlehurst Hazlehurst, MS	Retail – Freestanding	6,693	1997 / N/A	698,309	2.6	1,075,000	75,238
Advance Auto Parts – Quitman Quitman, MS	Retail – Freestanding	6,707	1999 / N/A	698,309	2.6	1,075,000	73,846
Advance Auto Parts – Ocean Springs Ocean Springs, MS	Retail – Freestanding	6,666	1997 / N/A	665,829	2.5	1,025,000	69,406
Advance Auto Parts – Albany Albany, GA	Retail – Freestanding	6,764	1996 / N/A	649,589	2.5	1,000,000	66,618
Advance Auto Parts – Eastman Eastman, GA	Retail – Freestanding	6,710	1995 / N/A	633,350	2.4	975,000	64,838
Advance Auto Parts – Lima Lima, OH	Retail – Freestanding	8,000	1998 / N/A	532,663	2.0	820,000	55,574
Advance Auto Parts – Nashville Nashville, GA	Retail – Freestanding	6,717	1996 / N/A	519,672	2.0	800,000	53,418
Advance Auto Parts – Beech Island Beech Island, SC	Retail – Freestanding	6,710	1996 / N/A	487,192	1.8	750,000	49,486
Advance Auto Parts – Andalusia Andalusia, AL	Retail – Freestanding	6,428	1995 / N/A	470,952	1.8	725,000	48,214
Advance Auto Parts – Garden City Garden City, KS	Retail – Freestanding	7,995	1989 / N/A	438,473	1.7	675,000	46,314
Advance Auto Parts – Cut Off Cut Off, LA(1)	Retail – Freestanding	6,671	1999 / N/A	243,596	0.9	375,000	N/A
Advance Auto Parts – Baton Rouge Baton Rouge, LA(1)	Retail – Freestanding	6,783	1998 / N/A	207,869	0.8	320,000	N/A
Total		248,790		$26,500,000	100.0%	$40,795,000	$2,570,288
(1)	As of the origination date, the Dark Properties were vacant and had no UW NCF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Advance Auto Parts Portfolio

Market Summary(1)(2)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Advance Auto Parts – Fort Lauderdale	Fort Lauderdale, FL	8,788	86,945	239,407	$51,696	$58,101	$53,864
Advance Auto Parts – Key Largo	Key Largo, FL	2,647	6,010	9,188	$104,017	$78,892	$77,212
Advance Auto Parts – Fayetteville	Fayetteville, GA	3,862	28,586	55,825	$66,680	$75,449	$73,444
Advance Auto Parts – Lee’s Summit	Lee’s Summit, MO	9,586	53,200	91,404	$64,628	$75,610	$84,604
Advance Auto Parts – Deltona	Deltona, FL	9,757	65,828	118,953	$46,841	$50,038	$50,275
Advance Auto Parts – Port Royal	Port Royal, SC	6,089	19,200	43,985	$45,168	$52,887	$50,460
Advance Auto Parts – Vicksburg	Vicksburg, MS	1,925	19,451	29,398	$33,457	$33,154	$36,046
Advance Auto Parts – D’iberville	D’iberville, MS	6,816	32,444	70,244	$43,152	$42,815	$46,689
Advance Auto Parts – Marietta	Marietta, GA	5,112	61,885	154,598	$52,319	$62,064	$65,703
Advance Auto Parts – Thomaston	Thomaston, GA	3,438	14,909	19,745	$30,345	$33,490	$35,707
Advance Auto Parts – Waycross	Waycross, GA	1,476	18,840	28,773	$42,905	$38,041	$39,452
Advance Auto Parts – York	York, PA	5,048	84,596	140,835	$45,217	$47,293	$54,131
Advance Auto Parts – Moultrie	Moultrie, GA	3,087	17,030	26,001	$21,930	$26,285	$30,144
Advance Auto Parts – North Augusta	North Augusta, SC	3,696	16,474	40,982	$74,530	$61,128	$55,281
Advance Auto Parts – Daphne	Daphne, AL	4,256	24,180	42,956	$64,669	$70,240	$75,327
Advance Auto Parts – Milford	Milford, NH	17,987	15,981	1,386,718	$82,700	$76,822	$73,444
Advance Auto Parts – Naranja	Naranja, FL	14,110	81,428	181,312	$37,401	$49,777	$50,767
Advance Auto Parts - Adel	Adel, GA	3,472	8,079	11,536	$30,216	$37,929	$39,625
Advance Auto Parts – Eatonton	Eatonton, GA	2,910	6,827	8,386	$33,084	$36,475	$38,094
Advance Auto Parts – Meridian	Meridian, MS	4,915	29,107	42,756	$18,228	$30,154	$35,953
Advance Auto Parts – Fort Meade	Fort Meade, FL	3,846	6,806	8,438	$55,517	$50,063	$50,026
Advance Auto Parts – Cantonment	Cantonment, FL	2,998	33,014	69,698	$72,900	$61,446	$55,913
Advance Auto Parts – Topeka	Topeka, KS	4,078	30,718	82,804	$38,888	$38,677	$46,328
Advance Auto Parts – Hazlehurst	Hazlehurst, MS	1,779	6,665	8,524	$29,943	$33,335	$35,618
Advance Auto Parts – Quitman	Quitman, MS	1,262	2,920	4,311	$37,304	$35,100	$35,336
Advance Auto Parts – Albany	Albany, GA	5,343	30,506	60,534	$20,364	$22,771	$30,492
Advance Auto Parts – Ocean Springs	Ocean Springs, MS	3,590	23,685	54,083	$54,415	$57,605	$49,706
Advance Auto Parts – Eastman	Eastman, GA	4,105	8,284	10,328	$32,507	$34,219	$35,569
Advance Auto Parts – Lima	Lima, OH	13,317	52,250	71,973	$37,947	$39,248	$47,431
Advance Auto Parts – Nashville	Nashville, GA	3,595	6,075	8,248	$31,949	$31,359	$34,183
Advance Auto Parts – Beech Island	Beech Island, SC	3,517	18,710	58,459	$27,544	$39,307	$41,668
Advance Auto Parts – Andalusia	Andalusia, AL	2,104	9,234	12,135	$40,034	$38,444	$41,359
Advance Auto Parts – Garden City	Garden City, KS	7,563	29,710	32,829	$57,003	$52,007	$51,967
Advance Auto Parts – Cut Off	Cut Off, LA	2,560	9,945	15,474	$48,959	$51,059	$51,848
Advance Auto Parts – Baton Rouge	Baton Rouge, LA	12,029	74,784	150,481	$25,901	$28,415	$34,578

(1)	Source: Appraisals.

(2)	Demographic Information is as of 2019.

Advance Auto Parts, Inc. (248,790 square feet, 100.0% of NRA). Advance Auto Parts, Inc. (“Advance Auto Parts”) is an automotive aftermarket parts provider headquartered in Raleigh, North Carolina. Advance Auto Parts, Inc. is the parent company to Advance Stores Company, Inc., which is the parent company to Discount Auto Parts, LLC (formerly Discount Auto Parts, Inc.). The company was founded in 1929 as Advance Stores Company, Incorporated and operated as a retailer of general merchandise until the 1980s. During the 1980s, the company began targeting the sale of automotive parts and accessories to do-it-yourself customers. The company began its professional delivery program in 1996 and has steadily increased sales to professional customers since 2000. The company has grown significantly as a result of comparable store sales growth, new store openings and strategic acquisitions. Advance Auto Parts, Inc., a Delaware corporation, was incorporated in 2001 in conjunction with the acquisition of Discount Auto Parts, Inc. Advance Auto Parts stores and branches offer a broad selection of brand name, original equipment manufacturer and private label automotive replacement parts, accessories, batteries and maintenance items for domestic and imported cars, vans, sport utility vehicles and light and heavy duty trucks. As of October 5, 2019, Advance Auto Parts operated 4,891 stores and 152 branches under the trade names Advance Auto Parts, Autopart International, Carquest and Worldpac. The Advance Auto Parts’ stores are generally located in freestanding buildings with building sizes ranging from 6,600 square feet to 22,900 square feet. The company also serves 1,260 independently owned Carquest branded stores.

According to its quarterly report for the quarterly period that ended on October 5, 2019, Advance Auto Parts produced net sales greater than $7.60 billion, representing an approximately 1.6% increase from the same period in 2018. Advance Auto Parts earnings per share were $5.48 through the 40 weeks ending October 5, 2019, an 8.6% increase from the same period in 2018. As of October 5, 2019, Advance Auto Parts maintained cash holdings greater than $573 million and total assets greater than $11.1 billion on approximately $747 million of long-term debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Advance Auto Parts Portfolio

The borrower entered into a master lease with Advance Auto Parts in 2019 on an absolute triple net base for all 35 properties that expires on August 31, 2023 for the Dark Properties and August 31, 2031 for the other 33 properties. Advance Auto Parts has two five-year renewal options remaining with base rent increasing by 10% over the rent of the previous five-year period for each extension term. The master lease is guaranteed by Advance Stores Company, Incorporated. Advance Auto Parts has a right of first offer on the Advance Auto Parts Portfolio if the borrower desires to sell Advance Auto Parts Portfolio Properties as a whole, as long as no event of default has occurred or is continuing under the master lease.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The Advance Auto Parts – Baton Rouge property has been dark since 2002. The Advance Auto Parts – Cut Off property has been dark since 2015. The leases for both properties will expire in August 2023. Each of these properties was underwritten as vacant.

(3)	Current Occupancy is as of January 10, 2020.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Advance Auto Parts, Inc.(3)	Baa2 / BBB- / NR	248,790	100.0%	$11.27	$2,651,404	100.0%	8/31/2031

Occupied Collateral Total		248,790	100.0%	$11.27	$2,651,404	100.0%

Vacant Space		0	0.0%

Collateral Total		248,790	100.0%

(1)	Based on the underwritten rent roll dated January 10, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The Advance Auto Parts – Baton Rouge property has been dark since 2002. The Advance Auto Parts – Cut Off property has been dark since 2015. The leases for both properties will expire in August 2023. Each of these properties was underwritten as vacant. Base Rent PSF and Base Rent exclude the Advance Auto Parts – Baton Rouge and the Advance Auto Parts – Cut Off properties. Base Rent PSF and Base Rent exclude underwritten rent associated with the Advance Auto Parts – Baton Rouge property and the Advance Auto Parts – Cut Off property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Advance Auto Parts Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023(2)	2	13,454	5.4	0	0.0	13,454	5.4%	$0	0.0%
2024	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2025	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2026	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2027	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2028	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2029	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2030	0	0	0.0	0	0.0	13,454	5.4%	$0	0.0%
2031 & Beyond	33	235,336	94.6	2,651,404	100.0	248,790	100.0%	$2,651,404	100.0%
Total	35	248,790	100.0%	$2,651,404	100.0%
(1)	Based on the underwritten rent roll dated January 10, 2020.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring exclude rent associated with the Advance Auto Parts – Baton Rouge property and the Advance Auto Parts – Cut Off property.

(3)	The Number of Leases Expiring includes 13,454 square feet associated with the Advance Auto Parts – Baton Rouge property and the Advance Auto Parts – Cut Off property for which there are no underwritten cash flows.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,651,404	$10.66	98.1%
Gross Potential Rent	$2,651,404	$10.66	98.1%
Total Reimbursements	52,455	0.21	1.9
Net Rental Income	$2,703,859	$10.87	100.0%
(Vacancy/Credit Loss)	(81,116)	(0.33)	(3.0)
Other Income	0	0.00	0.0
Effective Gross Income	$2,622,743	$10.54	97.0%

Total Expenses	$52,455	$0.21	2.0%

Net Operating Income(4)	$2,570,288	$10.33	98.0%

Total TI/LC, Capex/RR	0	0.00	0.0

Net Cash Flow	$2,570,288	$10.33	98.0%
(1)	Historical operating history is unavailable for the Advance Auto Parts Portfolio Properties because certain mortgaged properties were subject to previous leases that reflected rents on a portfolio basis (which other portfolios were not the same as the Advance Auto Parts Portfolio) and not an individual property basis. The Advance Auto Parts Portfolio Mortgage Loan was underwritten based upon the new lease entered into between the borrower sponsor and Advance Auto Parts in 2019 (which lease reflects rent on an individual property basis).

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the underwritten rent roll and includes $85,516 of straight line rent averaged over the Advance Auto Parts Portfolio Mortgage Loan term.

(4)	The Advance Auto Parts – Cut Off property and the Advance Auto Parts – Baton Rouge property are each currently vacant and were attributed no underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Trinity Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,310,000	Title:	Fee
Cut-off Date Principal Balance:	$25,310,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	354
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Trinity Flood	Occupancy:	95.2%
Interest Rate:	4.16000%	Occupancy Date:	12/12/2019
Note Date:	1/8/2020	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	1/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(5):	$1,909,720 (12/31/2018)
Original Term:	120 months	Most Recent NOI (As of)(5):	$2,510,496 (TTM 11/30/2019)
Original Amortization:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,059,533
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,562,918
Lockbox / Cash Management:	Springing	UW NOI:	$2,496,616
Additional Debt:	No	UW NCF:	$2,408,116
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,450,000 / $97,316
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$71,497
Taxes:	$78,366	$19,591	N/A	Maturity Date Loan / Unit:	$60,497
Insurance:	$10,843	$10,843	N/A	Cut-off Date LTV:	73.5%
Replacement Reserves:	$354,000	Springing(2)	N/A	Maturity Date LTV:	62.2%
Other(3):	$12,484	$0	N/A	UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,310,000		73.5%	Purchase Price	$33,085,000	96.1%
Borrower Equity	9,113,002		26.5	Closing Costs	882,309	2.6
				Upfront Reserves	455,692	1.3
Total Sources	$34,423,002		100.0%	Total Uses	$34,423,002	100.0%

(1)	See “The Loan” below for more information.

(2)	Monthly replacement deposits of $7,375 are waived until the payment date on January 6, 2024.

(3)	Other escrows consists of deferred maintenance.

(4)	Historical financials are not available as the borrower sponsor acquired the Trinity Multifamily Portfolio properties in 2019.

(5)	The increase in Net Operating Income from 2018 to TTM was driven by the stabilization of the 7500 S Shore property. The prior owner acquired the 7500 S Shore Property in January 2018 and began renovating the property when it was 63.8% occupied in February 2018. Following the renovation, the occupancy has stabilized to its current occupancy of 94.6%.

The Loan. The Trinity Multifamily Portfolio mortgage loan (the “Trinity Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,310,000 and is secured by a first mortgage lien on the borrowers’ fee interests in a 354-unit multifamily portfolio located in Chicago, Illinois, Sierra Vista, Arizona and Valdosta, Georgia (the “Trinity Multifamily Portfolio”). The Trinity Multifamily Portfolio Mortgage Loan has a 10-year term and is interest-only for the first 24 months of the term followed by a 30-year amortization schedule. The borrowing entities for the Trinity Multifamily Portfolio Mortgage Loan are 1708 Springhill A, LLC, 1708 Springhill B, LLC, 210 Cranford A, LLC, 210 Cranford B, LLC, 200 Cranford A, LLC, 200 Cranford B, LLC, 800 Lenzner A, LLC, 800 Lenzner B, LLC, 7500 Shore A, LLC, 7500 Shore B, LLC, 6916 Clyde A, LLC, 6916 Clyde B, LLC, 7038 Chappel A, LLC and 7038 Chappel B, LLC, each a Wisconsin limited liability company and special purpose entity. The borrower sponsor and non-recourse carveout guarantor is Trinity Flood. Trinity Flood was the president and chief executive officer of Flood Homes Inc. and has overseen the ownership and management of approximately 10,000 mobile home sites, 300 apartment and single-family home rental sites and 500 self-storage units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Trinity Multifamily Portfolio

The Properties. The Trinity Multifamily Portfolio consists of seven multifamily garden properties totaling 354 units located in Chicago, Illinois, Sierra Vista, Arizona and Valdosta, Georgia.

Chicago Properties. Three of the Trinity Multifamily Portfolio properties are located in Chicago, Illinois (55.7% of the allocated loan amount, 58.8% of total units). Built in 1950 and most recently renovated in 2017, the 7500 S South Shore property has 130 studio and one-bedroom, one-bathroom units located in a four-story apartment building. Built in 1928 and most recently renovated in 2017, the South Clyde property contains 53 studio and one-bedroom, one-bathroom units in a four-story apartment building. Built in 1926 and renovated in 2017, the South Chappel property contains 25 two-bedroom, one-bathroom and three-bedroom, one-bathroom units located in a four-story apartment building. The 2017 renovations at the Chicago properties included new roofs, boilers, hot water heaters, windows, electric service and updated plumbing. Each of the Chicago properties is part of a Class 9 tax program, which provides reduced assessment levels for 10 years from the date of completion of a major rehabilitation with the possibility of 10-year renewal terms. To further qualify under the program, at least 35% of the building’s units must offer affordable housing. Some tenants at the Chicago properties receive Section 8 subsidies, including 109 of 130 units at the 7500 S South Shore property, 37 of 53 units at the South Clyde property and 22 of 25 units at the South Chappel property (168 of 208 overall units, 80.8% of units). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus.

Chicago Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
7500 S South Shore
Studio	1	0.5%	1	100.0%	525	$750	$1.43
1 Bedroom, 1 Bath	129	62.0%	122	94.6%	700	$994	$1.42
South Clyde
Studio	3	1.4%	3	100.0%	525	$592	$1.13
1 Bedroom, 1 Bath	50	24.0%	45	90.0%	700	$890	$1.27
South Chappel
2 Bedroom, 1 Bath	13	6.3%	12	92.3%	900	$1,092	$1.21
3 Bedroom, 1 Bath	12	5.8%	11	91.7%	1,150	$1,326	$1.15
Total/Wtd. Avg.	208	100.0%	194	93.3%	735	$987	$1.35
(1)	Based on the underwritten rent roll dated December 12, 2019.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Trinity Multifamily Portfolio

Valdosta Properties. Three of the Trinity Multifamily Portfolio properties are located in Valdosta, Georgia (30.9% of the allocated loan amount, 24.3% of the total units). The Heather Glenn property is a 30-unit townhome style apartment complex containing four two-story apartment buildings. The complex was built in 2006 and the floorplan of all the units consists of three bedrooms, 3.5 bathrooms and a single-car garage. The Woodlands property is a 38-unit garden style apartment complex featuring three two-story buildings and common amenities such as a pool, fitness center and laundry facility. The Woodlands property was built in 1977, extensively renovated in 2017 and offers one-bedroom, one-bathroom and two-bedroom, one- and two-bathroom units. The Timbers property is an 18-unit apartment complex containing four two-story apartment buildings. The property was constructed in 2013 and offers three-bedroom, 3.5 bathroom townhomes. The Valdosta properties are all located approximately one mile from Valdosta University, and approximately 50.0% of the units at the Valdosta properties are occupied by students (24 of 30 units at Heather Glenn, eight of 38 units at The Woodlands and 11 of 18 units at The Timbers). All student leases are 12-month leases with parental guarantees.

Valdosta Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Heather Glenn
3 Bedroom, 3.5 Bath	30	34.9%	30	100.0%	2,300	$1,260	$0.55
The Woodlands
1 Bedroom, 1 Bath	27	31.4%	27	100.0%	650	$828	$1.27
2 Bedroom, 1 Bath	1	1.2%	1	100.0%	1,041	$850	$0.82
2 Bedroom, 2 Bath	10	11.6%	10	100.0%	1,041	$1,200	$1.15
The Timbers
3 Bedroom, 3.5 Bath	18	20.9%	18	100.0%	2,000	$1,486	$0.74
Total/Wtd. Avg.	86	100.0%	86	100.0%	1,558	$1,160	$0.89
(1)	Based on the underwritten rent roll dated December 12, 2019.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

Sierra Antigua Property. The Sierra Antigua property is located in Sierra Vista in southern Arizona (13.4% of the allocated loan amount and 16.9% of the total units). The property contains 60 units with one-bedroom, one-bathroom, two-bedroom, one-bathroom and three-bedroom, two-bathroom floorplans. The Sierra Antigua property was built in 1973 and extensively renovated in 2018. All units feature stainless steel appliances, dishwashers and private patios/balconies and select units have backyards. Common amenities include a pool, playground, resident business center, laundry facilities and outdoor grilling area.

Sierra Antigua Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
1 Bedroom, 1 Bath	16	26.7%	16	100.0%	625	$693	$1.11
2 Bedroom, 1 Bath	28	46.7%	25	89.3%	850	$821	$0.97
3 Bedroom, 2 Bath	16	26.7%	16	100.0%	1,050	$906	$0.86
Total/Wtd. Avg.	60	100.0%	57	95.0%	$843	$809	$0.98
(1)	Based on the underwritten rent roll dated December 12, 2019.

(2)	Wtd. Avg. based on number of occupied units of each unit type.

The Markets.

Chicago Properties. The Chicago properties are located in Chicago, Illinois, approximately 20 minutes away from the Chicago central business district in South Shore. Demand drivers in the South Shore area include the University of Chicago (and its related medical system), South Shore Cultural Center and the Stony Island Arts Bank. Additionally, there are two major projects in development in South Shore, including the Tiger Woods Golf Course, a planned 18-hole course on the South Shore lake front, and The Obama Presidential Center, a $500 million planned development housing a presidential museum, library, forum and athletic center. Access to the Chicago properties is provided by numerous major thoroughfares, the Chicago Transit Authority, Chicago Metra Rail system and the PACE bus system.

According to a third party research report, the Chicago properties of the Trinity Multifamily Portfolio are located within the South Shore multifamily submarket. As of the third quarter of 2019, the South Shore submarket contained 41,760 units with a vacancy rate of 6.2% and average asking rent of $1,477 per unit ($1,034 for studios, $1,390 for one-bedroom units, $1,843 for two-bedroom units and $2,324 for three-bedroom units). In the third quarter of 2019, the South Shore submarket had the fastest rent growth in the Midwest region, eighth

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Trinity Multifamily Portfolio

most rapid in the nation and experienced the fastest rate of increase in ten quarters. The South Shore submarket accounted for 8.5% of the Chicago metro area’s multifamily units in the third quarter of 2019.

Valdosta Properties. The Valdosta properties are located in Valdosta, Georgia, located midway between Atlanta and Orlando. The Valdosta properties are less than two radial miles from the Valdosta central business district and approximately one mile from Valdosta State University. Valdosta State University has approximately 11,200 students, over 30 undergraduate majors and over 60 graduate programs. In addition to the university, major employers in the area include Moody Air Force Base, South Georgia Medical Center, the Lowndes County and Valdosta City School Systems and the City of Valdosta. The Heather Glenn property is located adjacent to Valdosta Mall, a 573,788 square-foot shopping center with 70 stores and dining options (The Timbers property and The Woodlands property are each located less than one mile away from Valdosta Mall). Access to the Valdosta properties is primarily provided by Interstate 75, a north-south route providing access to Atlanta and Florida.

According to the appraisal, the Valdosta properties in the Trinity Multifamily Portfolio are located within the Valdosta multifamily market. Given the market’s small size, there are no submarkets. As of the third quarter of 2019, the Valdosta market contained 8,487 units with a vacancy rate of 7.7% and asking rents of $825 per unit.

Sierra Antigua Property. The Sierra Antigua property is located in Sierra Vista in southern Arizona. The main demand driver in the area is Fort Huachuca, a United States Army post and military installation. Fort Huachuca houses approximately 6,500 active duty soldiers, 7,500 military family members and 7,000 civilian employees, making it one of the busiest Army installations in the United States. Fort Huachuca produces an economic impact of nearly $3 billion through its footprint of military personnel, civilian professionals and military families. Other prominent employers in the area include Aegis Communications, Canyon Vista Medical Center and the Sierra Vista Unified School District.

According to the appraisal, the Sierra Vista property is located within the Sierra Vista-Douglas multifamily submarket. As of the second quarter of 2019, the Sierra Vista-Douglas submarket contained 6,237 multifamily units with a vacancy rate of 7.3% and asking rent of $722 per unit.

Operating History and Underwritten Net Cash Flow
	2018(2)	TTM(1)(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,103,818	$3,789,984	$4,245,288	$11,992	96.2%
Other Income(4)	148,897	166,237	166,120	469	3.8
Gross Potential Rent	$3,252,716	$3,956,221	$4,411,408	$12,462	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$3,252,716	$3,956,221	$4,411,408	$12,462	100.0%
(Vacancy/Credit Loss)	0	0	(351,875)	(994)	(8.0)
Effective Gross Income	$3,252,716	$3,956,221	$4,059,533	$11,468	92.0%

Total Expenses	$1,342,996	$1,445,726	$1,562,918	$4,415	38.5%

Net Operating Income	$1,909,720	$2,510,496	$2,496,616	$7,053	61.5%

Total TI/LC, Capex/RR	9,960	3,736	88,500	250	2.2

Net Cash Flow	$1,899,760	$2,506,760	$2,408,116	$6,803	59.3%
(1)	TTM column represents the trailing 12 months ending November 2019.

(2)	The increase in Net Operating Income from 2018 to TTM was driven by the stabilization of the 7500 S Shore property. The prior owner acquired the 7500 S Shore Property in January 2018 and began renovating the property when it was 63.8% occupied in February 2018. Following the renovation, the occupancy has stabilized to its current occupancy of 94.6%.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(4)	Other Income is comprised of phone, washer and dryer, cable and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C6

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224
Daniel Schmidt Director	daniel.schmidt@barclays.com	(212) 528-7479
Sammy Hamididdin Director	sammy.hamididdin@barclays.com	(212) 526-4751

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung Director	david.kung@barclays.com	(212) 528-7374
Peter Taylor Vice President	peter.w.taylor@barclays.com	(212) 526-1528

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley Assistant Vice President	sean.foley@barclays.com	(212) 412-5780

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi Managing Director	adam.ansaldi@sgcib.com	(212) 278-6126
Jim Barnard Director	jim.barnard@sgcib.com	(212) 278-6263
Justin Cappuccino Vice President	justin.cappuccino@sgcib.com	(212) 278-6393

Societe Generale CMBS Trading
Contact	E-Mail	Phone Number
Philip Yenikomshian Director	philip.yenikomshian@sgcib.com	(212) 278-5515
Kevin Lu Associate	kevin.lu@sgcib.com	(212) 278-5692

Societe Generale Securitized Products Syndicate
Contact	E-Mail	Phone Number
Mark Lacerenza Managing Director	mark.lacerenza@sgcib.com	(212) 278-5243
David Rose Vice President	david.rose@sgcib.com	(212) 278-6957
Lisa Schexnayder Associate	lisa.schexnayder@sgcib.com	(212) 278-5240

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.